As filed with the Securities and Exchange Commission on  March 16, 2007

Registration No. 333-140414

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre Effective AMENDMENT NO. 1

FORM SB-2

REGISTRATION STATEMENT

Under
The Securities Act of 1933

CAPITAL EXCHANGE, LLC

(Exact name of Registrant as specified in its charter)

Delaware	6500	87-0771250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12600 Hesperia Road, Suite C
Victorville, CA 92395
(760) 245-2600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

George A. Lasko, Jr.
12600 Hesperia Road, Suite C
Victorville, CA 92395
(760) 245-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to
Hillel Cohn, Esq.
Ben Chung, Esq.
Tiffany Kwock, Esq.
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, CA 90013-1024
(213) 892-5200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Membership Interests	2,500,000	$10.00	$25,000,000	$2,675.00(1)

(1)    Previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED MARCH 16, 2007

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$12,500,000 of

Membership Interests of
Capital Exchange, LLC

This prospectus relates to the offer and sale of a minimum of 60,000 and a maximum of 1,250,000 units of membership interests of Capital Exchange, LLC, a Delaware limited liability company (the “Shares”). The purchase price is $10.00 per Share. Unless the context otherwise requires, the terms “Capital Exchange,” “Company,” “we,” “us” or “our” refer to Capital Exchange, LLC.

We were recently formed in May of 2006 to act as a qualified intermediary in connection with tax-deferred property exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended. We are a start-up company and have not generated any revenues as of the date of this prospectus. Investing in the Shares involves significant risks. See “Risk Factors” beginning on page 11 for a description of certain factors that you should consider before purchasing the Shares offered in this prospectus, including the following:

•       We are a developmental stage company that has not generated any revenues and, therefore, you will not have the benefit of reviewing our past performance prior to investing.

•       Your Shares will lack liquidity and marketability.

•       There are significant restrictions on your ability to withdraw your capital, including a two-year holding period and the requirement of the Manager’s consent.

•       Changes to tax laws and other regulations affecting our business could have an adverse affect on our business.

•       A decrease in real estate values may reduce the demand for our services.

The Shares are being sold in a self-underwritten offering through the Company’s officers. To participate in this offering, an investor must purchase a minimum of 250 shares for $2,500. Proceeds from investors will be placed with Chicago Title Company, who will act as the Escrow Agent and will hold the proceeds until we sell at least 60,000 shares.  If we do not meet this condition before the one year anniversary of the date of this Prospectus, we will return all funds received to the subscribers promptly, with interest and without penalty. There is no minimum amount of Shares that must be subscribed for before we can close this offering. Initially, we will offer the Shares only to investors residing or with their principal place of business in the State of California.

We may decide to offer the Shares in the future to residents of other states.

We will not pay any commission for sales made by our officers. Our sole manager is Capital Exchange Management Group, LLC, a new formed Delaware limited liability company (the “Manager”).

There is no public market for the Shares and no such market is expected to develop following the offering. This offering will terminate upon the earlier of the date we sell the maximum number of Shares being offered hereby or two years after the date of this prospectus, unless the offering is terminated earlier by the Manager in its sole discretion.

The date of this prospectus is [            ], 2007

SUBJECT TO COMPLETION, DATED MARCH 16, 2007

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [            ], 2007

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

i

INVESTOR SUITABILITY STANDARDS

We will offer the Shares only to investors who meet the following suitability requirements:

Each investor must be a bonafide resident of the State of California and must (i) have an annual gross income of at least $60.000 and a net worth (exclusive of home, home furnishings and automobiles) of a least $60,000; or (ii) have a net worth (determined with the same exclusions) of at least $225,000.

In addition, California investors may not invest in Shares in an amount in excess of 10% of the investor’s net worth, determined exclusive of the investor’s home, home furnishings and automobiles.

SUMMARY INFORMATION

The following summary is qualified in its entirety by the more detailed information, financial statements and other data appearing elsewhere in this prospectus. At various places in this prospectus, we may make reference to “Capital Exchange,” the “Company,” “us” or “we.” When we use those terms, unless the context otherwise requires, we mean Capital Exchange, LLC.

Our Business

We seek to serve as a full service qualified intermediary, or a “Qualified Intermediary,” in like-kind tax deferred property exchanges, or a “Qualified Exchange,” under Section 1031 of the Internal Revenue Code of 1986, as amended, or the “Code.” Generally, Section 1031 of the Code allows property owners of investment or business property to exchange their property, referred to in this prospectus as the “relinquished property,” without recognizing any federal income tax liability at the time of sale if “like kind” property, referred to in this prospectus as the “replacement property,” is acquired within 180 days following the sale of the relinquished property and other requirements are met. Many state jurisdictions correspondingly allow for tax deferral if requirements similar to those of Section 1031 of the Code are met. As discussed further under “Description of Business,” we plan to assist our customers in completing “delayed” exchanges, which we anticipate will constitute the majority of our business, and “reverse” and “improvement and construction” exchanges under Section 1031 of the Code.

One of the requirements for a valid delayed Qualified Exchange is that the taxpayer must not have actual or constructive receipt of the proceeds from the sale of the relinquished property prior to the time the taxpayer has acquired the replacement property. Under one of the safe harbors adopted by the Internal Revenue Service, or the “IRS,” a taxpayer can use a Qualified Intermediary to assist in avoiding actual or constructive receipt of exchange proceeds. As a Qualified Intermediary, in a typical “delayed” exchange, we hold the proceeds from the sale of the relinquished property in an account for the benefit of our customer while our customer seeks to find a replacement property. The replacement property must be identified and acquired within applicable IRS time limitations. At the closing of the exchange, we transfer the proceeds from the sale of the relinquished property directly from our account to the seller of the replacement property and the seller transfers title to the replacement property directly to our customer.

We will be governed by the provisions of a limited liability company agreement, or the “Operating Agreement,” to be entered into by the Company, the Manager and each member of the Company, or a “Member.” A summary of the material provisions of our Operating Agreement, qualified entirely by the form of the Operating Agreement attached hereto as Appendix A, is set forth under “Summary of Our Operating Agreement.”

Our Manager

Our sole manager is Capital Exchange Management Group, LLC, a Delaware limited liability company wholly-owned by our CEO (or the “Manager”) and our executive officers will have exclusive authority to manage the affairs and businesses of the Company, subject to the oversight of our board of directors as provided in our Operating Agreement. All of our executive officers are appointed by our Manager, and are employees or officers of our Manager. In their capacity as officers of our Company, these officers are expected to perform functions associated with their positions as our executive officers, including but not limited to the execution of contracts and filing reports with the Securities and Exchange Commission, or the “SEC,” and other regulatory agencies. As compensation for its management services, the Manager is entitled to an annual management fee of up to two percent of the aggregate capital contributions of the Members, payable in quarterly installments in arrears. The Manager also is entitled to share in any amounts distributed by us in accordance with the provisions of our Operating Agreement. In addition to the rights it has a manager of the Company, the Manager is entitled to exercise all rights it has in its capacity as a Member as provided in our Operating Agreement, including the right to vote all Shares held by the Manager in its capacity as a Member.

Our Business Strategy

We generate revenues by charging our customers a flat fee for a Qualified Exchange and by sharing in the interest earned on exchange funds while the replacement property is being located and acquired. We will seek to grow our revenues and business based on the following factors:

•       Leverage the experience and contacts of our management.   Our founder and CEO, George A. Lasko, Jr., has been engaged in the Qualified Intermediary business since 2003, when he joined Royal Accommodations, Inc., or “Royal Accommodations,” a firm established by his father and our CFO, George A. Lasko, in 1988 to serve as a Qualified Intermediary. As a result, Mr. Lasko and his father have developed a network of contacts in the real estate industry, and in particular in Southern California. We will endeavor to maintain these contacts as referral sources for Qualified Exchanges.

•       Build on our relationship with Escrow Junction.   Escrow Junction, Inc., or “Escrow Junction,” is an escrow agency in Victorville, California which is owned by our CEO and his family. Escrow Junction was founded in August 1986 and, during the past three years, acted as escrow agent on over 500 transactions involving Qualified Exchanges. We expect that Escrow Junction will be a source of referrals for our Qualified Intermediary business.

•       Incentivize potential referrals through the payment of referral fees.   We will pay a referral fee to real estate professionals who refer business to us. The referral fee will be payable if we serve as the Qualified Intermediary in the transaction referred to us for handling pursuant to the terms of a referral fee agreement.

•       Incentivize potential referrals through our Members.   We anticipate that real estate agents and brokers, accountants, lawyers and others who are professionally involved with commercial real estate transactions will acquire Shares in this offering. We believe that our Members will be incentivized to refer business to us in order to improve our operating results.

•       Generate favorable operating margins by expanding the volume of transactions which we handle.   We believe that the volume of transactions that can be handled by a Qualified Intermediary can grow at a faster rate than the expenses required to handle the increased volume. As a result, through the referral sources discussed above and, as may be appropriate, through acquisitions and direct marketing efforts to potential clients, we will seek to build the volume of transactions which we handle to a level that enables us to benefit from favorable operating margins.

The Company

Capital Exchange, LLC was organized in Delaware as a limited liability company on May 16, 2006. Our principal offices, and the principal offices of our Manager, are at 12600 Hesperia Road, Suite C, Victorville, California 92395. Our telephone number is (760) 245-2600. Our website is www.capex1031.com. Information on our website does not constitute part of this prospectus.

The Offering

Securities Offered

This prospectus relates to the offer and sale of Shares of Capital Exchange, LLC, a Delaware limited liability company. Each Share represents an ownership interest in our capital, profits, losses and distributions.

Offering Amount	We may sell a minimum of 60,000 and up to a maximum of 1,250,000 Shares.
Purchase Price	$10.00 per Share
Minimum Purchase	To participate in this offering, an investor must purchase at least 250 Shares for $2,500.
Eligible Investors	Currently, this offering is being made solely to investors residing or with their principal place of business in California who meet the following investor suitability requirements:

Each investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of a least $60,000; or (ii) have a net worth (determined with the same exclusions) of at least $225,000. In addition, California investors may not invest in Shares in an amount in excess of 10% of the investor’s net worth, determined exclusive of the investor’s home, home furnishings and automobiles.

How to Invest

After reading this prospectus, an eligible investor who is interested in acquiring Shares should complete and sign a subscription agreement in the form attached as Appendix B, or the “Subscription Agreement,” and comply with the instructions set forth therein.

Our Manager has complete discretion to reject any Subscription Agreement within thirty (30) days of its submission. Funds from a rejected subscriber will be returned without interest within fifteen (15) days after rejection. Subscriptions may be rejected for any reason, including an investor’s failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined by the Manager to be in our best interest.

Term of the Offering

This offering will commence on the date of this prospectus and will terminate upon the earlier of the date we sell the maximum number of Shares being offered hereby or two years after the date of this prospectus, unless the offering is terminated earlier by the Manager in its sole discretion.

Until the minimum amount of Shares has been subscribed, proceeds from accepted Subscription Agreements will be deposited with the Chicago Title Company, acting as the Escrow Agent.  If we do not meet the minimum amount within one year of the date of this prospectus, the Escrow Agent will return the proceeds to the accepted subscribers with interest and without penalty.

Risk Factors

The Shares offered hereby involve significant risk and their purchase should be considered only by persons who can afford to sustain a total loss of their investment. See “Risk Factors” beginning on page 11 for a description of certain factors that you should consider before purchasing the Shares offered in this prospectus, including the following:

• We are a developmental stage company that has not generated any revenues and, therefore, you will not have the benefit of reviewing our past performance prior to investing.
• Your Shares will lack liquidity and marketability.
• Our Operating Agreement imposes significant restrictions on your ability to withdraw your capital.
• Changes to tax laws and other regulations affecting our business could have an adverse affect on our business.
• Our business and financial condition could be adversely affected if we miss a deadline on completing a Qualified Exchange.

•  A significant decline in the real estate values could reduce the demand for property exchanges under Section 1031 of the Code, which, in turn, may adversely affect our revenues and the value of your Shares.

•  The exchange accommodation industry is currently unregulated. Malfeasance by unscrupulous Qualified Intermediaries may harm the industry’s reputation and lead to the adoption of governmental regulations that may be onerous and costly to implement.

• Our business and reputation would suffer if we fail to protect client funds and confidential information from security breaches.

Ownership Limitation

No Member may own more than five percent of Company Capital or Profits, unless this ownership limitation is waived by our Manager in its sole discretion. This limitation is intended to ensure that no “disqualified person,” as defined under applicable IRS regulations, owns more than a ten percent of our capital interest or profits interest in the Company. If any transfer of Shares would cause any Member to own Shares in excess of this ownership limitation, the minimum number of Shares that will bring such Member into compliance with the five percent ownership limit will automatically be transferred to a trust for the benefit of a charitable beneficiary. The ownership limitation does not apply to our Manager, as long as it is not deemed a “disqualified person,” which the Manager is not expected to be.

Plan of Distribution

The Shares are being offer through the Company’s officers. We will not pay any commission for sales made by our officers. We will reimburse our Manager for out-of-pocket expenses incurred by our Manager or its affiliates on our behalf in connection with this offering and the formation and organization of the Company by issuing to our Manager such number of Shares equal to the quotient of the aggregate amount of out-of-pocket expenses incurred by the Manager or its affiliates divided by the purchase price per Share. The amount of such expenses shall be deemed a capital contribution by the Manager.

No Public Market/Transfer Restrictions

There is no public trading market for the Shares, and you cannot freely sell or transfer your Shares or use them as collateral for a loan. In addition, our Operating Agreement restricts the transfer of Shares so that we may avoid being classified as a “publicly traded partnership” under the Code and generally prohibits any Member from owning more than five percent of the outstanding interests in either our capital or profits, unless this ownership limitation is waived by our Manager in its sole discretion. Further, you may not transfer your Shares without the prior written consent of our Manager, unless such transfer constitutes a transfer to a “permitted transferee,” defined under our Operating Agreement generally as any other Member, a spouse of said Member, a revocable trust established solely for the benefit of such Member or his or her parents, spouse or issue, or upon the death of such Member, to his or her estate or issue or devisees. All transfers of Shares, including transfers to a permitted transferee, must comply with the conditions and restrictions set forth in our Operating Agreement.

Legends on Certificates

The certificates representing the Shares will bear a legend referring to restrictions on ownership and transferability set forth in our Operating Agreement. The Shares will also bear any legends required under applicable state securities laws.

Non-Liquidating Distributions	The Manager may from time to time cause us to distribute net cash from operations to Members as follows:

•  First, distributions will be made among the Members pro rata until each Member has received total distributions in an amount sufficient to provide each member a six percent per annum, non-compounded preferred return on its unreturned capital contribution through the date of the distribution.

•  Thereafter, any remaining amounts are distributed (a) 20% to the Manager and (b) 80% to the Members (including the Manager), to be further divided among the Members pro rata based upon the respective number of Shares owned by each Member.

The Manager may from time to time cause us to distribute net cash from capital events to Members as follows:

•  First, distributions will be made among the Members pro rata until each Member has received total distributions in an amount sufficient to provide each member a six percent per annum, non-compounded preferred return on its unreturned capital contribution through the date of the distribution.

•  Next, distributions will be made among the Members in proportion to the Members’ respective unreturned capital contributions as of the date of the distribution, until each Member has received the return of all of its capital contributed to us.

•  Thereafter, any remaining amounts are distributed (a) 20% to the Manager and (b) 80% to the Members (including the Manager), to be further divided among the Members pro rata based upon the respective number of Shares owned by each Member.

In addition, the Manager also has discretion to make non-liquidating distributions to assist Members in paying their tax liabilities on their distributive shares of our taxable income.

Members will no longer earn the six percent per annum, non-compounded preferred return on their unreturned capital contribution after they have received the return of all of the capital they contributed to us. In general, however, based on our expected operations and cash flow, we do not expect that return of capital distributions will be made to Members prior to the liquidation of the Company.

Liquidating Distributions	Upon our liquidation, our liquidating distributions will be made to the Members pro rata in accordance with their respective capital account balances.

Withdrawal Rights

Under limited circumstances, a Member may withdraw its capital from the Company commencing two years after the Member’s investment date if it obtains the Manager’s prior written consent. The Manager will give its consent only if it determines, in its sole discretion, that no adverse tax or financial consequences could result from the withdrawal. The Manager will not permit withdrawals that will result in us being classified as a “publicly traded partnership” and will generally prohibit withdrawals that would cause any Member who is a “disqualified person” to own a more than ten percent interest in our capital or profits.

Compulsory Withdrawals

After the fifth anniversary of the date this Offering terminates, we will have an irrevocable right and option but not the obligation to compel all non-managing Members to sell their Shares back to us for an amount equal to such Members’ unreturned Capital Contribution balance. The Manager, in its sole discretion, may exercise this compulsory withdrawal right on our behalf by providing written notice to all non-managing Members no later than six months after the expiration of such five-year period.

Tax Matters

It is intended that we will be treated as a partnership (other than a publicly traded partnership) for federal income tax purposes, and that each Member will be treated as a partner therein. Each Member will be required to report on its federal tax return its distributive share of our income, losses, deductions and credits, if any, for each of our taxable years ending with or within the Member’s taxable year. Each item generally will have the same character it would have had had the Member received the item directly. Members must take these items into account for federal income tax purposes regardless of whether, or to what extent, the Members receive distributions from us during such taxable year. A Member’s tax liability relating to us for any year may exceed its share of any distributions made by us for such year. Tax-exempt investors may be required to report and pay tax on “unrelated business taxable income.” The federal and state taxation of partnership interests is extremely complex, and is subject to change over the life of the Company. Prospective investors are urged to consult their own tax advisors with respect to an investment in us.

Selling Agent

The Shares are being offered for sale through our officers on our behalf. Our officers will not receive any selling commission. We will reimburse our Manager for out-of-pocket expenses it may advance on our behalf in connection with the offer and sale of the Shares.

Use of Proceeds

We estimate net proceeds from this offering will be approximately $12,000,000, after deducting estimated offering expenses of approximately $500,000, if all of the Shares being offered hereby are sold.

We intend to use the net proceeds for working capital and general corporate purposes. In addition, if the opportunity arises, we may use a portion of the net proceeds from this offering to acquire or invest in companies that are complementary to our own subject to the prior approval of the Members by a Majority Vote. These companies may include other Qualified Intermediaries and other companies involved in the real estate industry. We currently have no agreements or commitments relating to such acquisitions. Pending their use, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. Government.

FORWARD-LOOKING STATEMENTS

Except for historical information, the information contained in this prospectus and in our reports filed with the Securities and Exchange Commission are “forward-looking” statements about our expected future business and financial performance within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve known and unknown risks, including, among others, risks resulting from economic and market conditions, the regulatory environment in which we operate, pricing pressures, accurately forecasting operating and capital expenditures and clinical trial costs, competitive activities, uncertainties of litigation and other business conditions, and are subject to uncertainties and assumptions contained elsewhere in this prospectus. We base our forward-looking statements on information currently available to us, and, in accordance with the requirements of federal securities laws, we will disclose to you material developments affecting such statements. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this prospectus due to certain risks and uncertainties. The risks described above in the section entitled “Risk Factors” specifically address some of the factors that may affect our future operating results and financial performance.

RISK FACTORS

The Shares being offered for sale are highly speculative and involve a high degree of risk. Only those persons able to lose their entire investment should purchase these Shares. Before purchasing any of these Shares, you should carefully consider the following factors relating to our business and prospects. You should also understand that this prospectus contains “forward-looking statements.” These statements appear throughout this prospectus and include statements as to our intent, belief or current expectations or projections with respect to our future operations, performance or position. Such forward-looking statements are not guarantees of future events and involve risks and uncertainties. Actual events and results, including the results of our operations, could differ materially from those anticipated by such forward-looking statements as a result of various factors, including those set forth below and elsewhere in this prospectus.

Risks Related To This Offering

You will not have the benefit of reviewing our past performance prior to investing.

We were recently organized as a Delaware limited liability company in May of 2006. We have not generated any revenues to date. We have no operating history upon which an evaluation of our future success or failure can be made. As a start-up company, we are confronted with the risks inherent in the initial challenges, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the exchange accommodation industry. We hope to minimize such risks by leveraging the experience and expertise that our founder and CEO, George A. Lasko, Jr., and his father and our CFO, George A. Lasko, have accumulated while owning and operating a Qualified Intermediary. There can be no assurance that their prior experience and expertise will result in our future success. Consequently, despite our efforts, we may never overcome the challenges of forming a new business and achieving and maintaining profitability and positive cash flow.

Your Shares will lack liquidity and marketability.

There will be no public trading market for your Shares, and you cannot freely sell or transfer your Shares or use them as collateral for a loan. We do not intend to list the Shares on any securities exchange. In addition, our Operating Agreement restricts the transfer of Shares so that we may avoid being classified as a “publicly traded partnership” under Section 7704 of the Code. If we were classified as a publicly traded partnership taxable as a corporation, the taxable income derived from our operations would be subject to the double tax system applicable to corporations and shareholders for federal income tax purposes (i.e., the taxable income would be subject to tax at the entity level at regular corporate tax rates and you would be subject to tax on taxable dividends to you or gain on the sale of your Shares). As a result of this entity level tax, cash available for distribution to our Members would be significantly reduced which in turn could result in a significant reduction in the value of your Shares. In order to attempt to avoid these adverse income tax consequences, you may not sell or assign your Shares and you will not be entitled to have your Shares redeemed without the consent of the Manager. The Manager will withhold its consent to any sale, assignment or redemption of Shares to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership.

In addition, our Operating Agreement further prohibits the transfer of Shares to a competitor or potential competitor or, absent a waiver by the Manager, to any person if it would result in such person beneficially owning more than a five percent interest in our capital or profits. Further the resale of Shares may be restricted by state securities laws.

For the foregoing reasons, you may not be able to obtain cash for your Shares in a timely manner and you should anticipate holding the Shares until the Company is dissolved. In general, we are not required to dissolve the Company until we sell or otherwise dispose of all or substantially all of our assets or upon the consent of the Manager, the affirmative vote or written consent of a majority of our board of directors, and the affirmative vote of our Members holding at least a majority of the Shares outstanding; provided, however, that if the Manager does not consent to our dissolution, the Company may be dissolved upon the affirmative vote or written consent of a majority of our board of directors and the affirmative vote or written consent of our Members holding at least 66 2/3% of the Shares outstanding.

Your ability to withdraw as a Member of the Company is restricted by the provisions of our Operating Agreement.

You have no right to withdraw as a Member during the first two years of your membership in the Company. After two years, you may withdraw as a Member under limited circumstances and only with the prior written consent of the Manager, and receive the lesser of your unreturned Capital Contribution balance or the amount then in your capital account. The Manager will provide its consent only if it determinates in its sole discretion that no adverse tax or financial consequences could result from your withdrawal. Any request to withdraw from the Company will be paid out only with cash available for distribution; the Manager is not required to establish a reserve fund, to use any other funds or to liquidate any of our assets to fund such payment. Consequently, your ability to withdraw from the Company is restricted and you may have to hold your Shares until we are dissolved.

You will have limited voting rights over certain fundamental matters and must rely on our Manager and officers to manage our business and affairs.

You will have voting rights limited to certain fundamental matters, such as the sale of all or substantially all of our assets, certain acquisitions or changes in our business model. You will have no control over our day to day management and operations. Our Manager and executive officers have complete authority to make decisions regarding our day-to-day operations and, subject to the oversight of our board of directors, to make all other decisions affecting our business and affairs. This authority includes the power to appoint officers to act on our behalf. While the Manager owes us a fiduciary duty to manage our operations in a manner it believes to be in our best interests, you will have no recourse against the Manager for exercising poor judgment in the management of our affairs. Consequently, our ability to carry out our business plan depends upon the Manager’s performance in its management and control of our business and affairs.

We are dependent upon George A. Lasko, Jr., our founder and CEO, and the loss of his services could have a detrimental affect upon the Partnership.

Our success depends upon the continued contributions of George A. Lasko, Jr., our founder and CEO, who would be difficult to replace because of his extensive experience in the field, extensive market contacts and familiarity with our activities. In particular, we will rely extensively on Mr. Lasko’s experience, expertise and reputation in the industry and his contacts and relationships with real estate professionals to develop our business, obtain referrals for Qualified Exchanges, and otherwise compete effectively in the exchange accommodation industry. We do not maintain “key man” life insurance on Mr. Lasko. If Mr. Lasko were to cease employment for any reason, our ability to continue in business would be jeopardized.

The offering price was arbitrarily determined and you may not be able to sell your Shares at the offering price or at any price.

The offering price for the Shares was arbitrarily determined by our Manager and does not have any direct relationship to our assets, earnings, book value, or other measurable criteria of value. We did not obtain an independent appraisal opinion on the valuation of the Shares. We make no representations, whether express or implied, as to the value of the Shares offered hereby. The Shares may have a value significantly less than the offering price and there is no guarantee that the Shares can be sold at either the offering price or any other price in the future.

If the maximum amount of Shares is not sold, we may not have sufficient capital to carry out our business plan.

We anticipate that, once we commence operations, the cash that we expect to generate from our operations together with the cash raised in connection with this offering will be sufficient to pay for our planned expenditures and carry out our plan of operations over the next twelve months without the need for additional financing.  However, the actual amount of capital we will need is dependent upon many factors, including the demand for our services, the success of our business strategy, our pursuit of strategic transactions and those other factors described under “Plan of Operation—Liquidity and Capital Resources.”  There is no assurance that we will generate sufficient cash from operations or that we will raise sufficient cash in this offering to fund fully our business operations.  If we do not raise the maximum amount provided by this Offering, we may be unable to carry out our plan of operations for the next twelve month period.

Our Manager and its affiliates may purchase the Shares offered by this prospectus, and this may give them greater ownership and control of us.

Our Manager and its affiliates may subscribe to purchase the Shares offered by this prospectus. Provided that our Manager is not a “disqualified person” under applicable IRS rules and regulations (which it is not expected to be), there is no limit on the number of Shares our Manager may subscribe for in this offering. Sales to our Manager and its affiliates may give them greater ownership and control of our company, which may reduce the amount of control other Members have over our business. This may make a change in control difficult to achieve and your Shares unattractive to prospective purchasers.

Any indemnification of our Manager, directors and officers by us will decrease the amount available for distribution to you.

Our Operating Agreement provides that, except in the case of fraud, deceit, intentional misconduct, or a knowing violation of law, our Manager, directors and officers will be excused from liability to us and the Members for damage or loss we or the Members may incur by virtue of their performance or service on our behalf. As a result, the Company and the Members may have a more limited right of action in certain cases against such persons than they might otherwise have. Additionally, except in the case of fraud, deceit, intentional misconduct or a knowing violation of law, in the event that a claim is made against our Manager, or a director, officer or Member of the Company, such persons may be entitled to be indemnified by us, in which case our assets would have to be used to indemnify such persons for amounts incurred in connection with such claim.

Risks Related to Our Business

A significant decline in the real estate values could reduce the demand for property exchanges under Section 1031 of the Code, which, in turn, may adversely affect our revenues and the value of your Shares.

A number of factors could have an adverse effect on the real estate industry, such as:

•       periods of economic slowdown or recession globally, in the United States or locally;

•       rising interest rates;

•       the cyclical nature of the real estate market and its affect on the prices, supply and demand for real properties in general, including the potential for a prolonged downturn in real estate prices that may follow the height of a real estate market cycle during which real estate prices may be overvalued or perceived as being overvalued;

•       decreasing flows of capital into or out of real estate investment in the United States or various regions of the United States;

•       rising rates of unemployment and decreasing wage and salary levels;

•       war, terrorist attacks and natural disasters; or

•       concerns about any of the foregoing.

These conditions, and other factors, may result in a significant decline in real estate values. A significant decline in real estate values, especially in Southern California, the area in which we anticipate generating most of our revenues, may result in more property owners having to sell their properties at a loss. Such owners will not benefit from a tax deferred exchange. Consequently, the demand for Qualified Exchanges may decrease, which may reduce our revenues and the value of your Shares.

Our business and financial condition could be adversely affected if we miss a deadline on completing a Qualified Exchange.

As discussed further under “Description of Business,” Section 1031 of the Code and the Treasury regulations under Section 1031 specify a strict set of rules that must be adhered to for a property exchange to qualify as a Qualified Exchange. In the case of a delayed exchange, these rules impose, among other requirements, strict timing limitations that require that the replacement property be identified within 45 calendar days following the date of the sale of the taxpayer’s relinquished property. The exchange must be completed within 180 calendar days from the date of the sale of the relinquished property or, if earlier, by the due date (including any extensions) for the taxpayer to file its federal tax return for the year of the relinquished property sale. The IRS requires strict compliance with these timing requirements. Failure to adhere to these and other conditions will result in a failed exchange.

We have included provisions under our standard form of exchange agreement that are intended to eliminate or limit our liability in the event that a transaction does not qualify as a Qualified Exchange as a result of missing a deadline or for other reasons. Specifically, among other things, the exchange agreement provides that we shall incur no liability to the taxpayer for the tax consequences of the Qualified Exchange and will not be liable for any action or default by our officers, employees, agents or any other person in connection with the exchange transaction, the retention of funds, or the purchase of replacement property. The exculpation provisions of our exchange agreement do not shield us from liability for the gross negligence of, or willful commission of a breach of trust by, our officers, agents, or employees in connection with an exchange transaction. Consequently, there is no guarantee that we will not be liable for missing a deadline. If we were to miss a deadline, and a claim is made against us, we may incur significant costs in defending against such claims. In addition, a claim against us also could harm our reputation and our business. Our business and financial condition would suffer further if we were found liable and must satisfy a judgment on the claim. Although we maintain errors & omissions insurance coverage with an aggregate limit in the amount of $1.0 million, insurance may not be available for certain claims and, even if available, the claims may exceed our coverage limit.

Changes to tax laws and other regulations affecting our business could have an adverse affect on our business.

We have obtained a private letter ruling from the IRS that our payment of referral fees to and ownership of our Shares by real estate professionals generally will not disqualify any taxpayer’s exchange. Although the IRS ordinarily cannot challenge us for positions taken in reliance of our private letter ruling, the IRS can revoke the ruling at any time and will not be bound with respect to transactions undertaken thereafter. Furthermore, strict IRS rules and regulations apply to obtain tax deferred treatment under Section 1031 of the Code for exchanges facilitated by a Qualified Intermediary. Changes to these tax rules and regulations or the imposition of additional rules and regulations could adversely affect our business, operations and financial condition. In particular, the IRS has proposed regulations that would require the taxpayer to pay taxes on either all interest earned on the funds held by a Qualified Intermediary if the taxpayer receives all the interest or a deemed amount of interest in all other cases. The proposed regulations may have the effect of forcing Qualified Intermediaries to pay all the interest earned on the escrowed funds to the exchange customer since the customer will be liable for the tax on the interest, whether the exchange customer receives it or not. We ordinarily keep a portion of the interest earned on deposited funds in addition to the flat fee we intend to charge. We believe that this practice is typical in the industry. If the proposed regulations are adopted, we anticipate changing our business model by increasing our flat-fee to offset the loss of revenue from the interest earned on deposited funds. Any increase in our fees could result in a loss of potential business, thereby harming our future performance. Qualified Intermediaries, such as us, that are not affiliated with banks may be at a competitive disadvantage if the proposed regulations are adopted, since bank affiliates may be better positioned to maintain their yield without having to raise their fees. If the proposed regulations are adopted, we cannot predict how the changes will affect the industry, in general, and the demand for our services, in particular.

In addition, the use of a Qualified Intermediary to facilitate a Qualified Exchange is one of the four safe harbors created by the IRS whose use will result in the determination that the taxpayer is not in actual or constructive receipt of money or other property for purposes of complying with Section 1031 of the Code. We believe that most Qualified Exchanges are consummated using the Qualified Intermediary safe harbor. If the IRS were to adopt changes in or additions to applicable regulations that permit Qualified Exchanges without the use of a Qualified Intermediary, the demand for our services would likely decrease, which would adversely affect our revenues and financial condition.

The exchange accommodation industry is currently unregulated, which may increase the risk of fraud or other malfeasance by unscrupulous Qualified Intermediaries that may result in harm to the industry’s reputation and the adoption of government regulations that may be onerous and costly to implement.

We are not aware of any state or federal regulations specifically applicable to the exchange industry nor are we are aware of any licensing requirements for a Qualified Intermediary. As a result, the exchange accommodation industry is unregulated. The lack of regulations may result in an increased risk of embezzlement, theft, misappropriation or other misuse of customer funds or personal data by unscrupulous Qualified Intermediaries. Such incidents may tarnish the reputation of the industry and create a loss of consumer confidence for the services of a Qualified Intermediary, which in turn may result in an industry-wide decline in the demand for such services. Incidents involving misuse of client funds or personal data also may result in government authorities enacting regulations and licensing requirements for Qualified Intermediaries. We cannot predict the exact nature and scope of the potential regulations and licensing requirements. If such regulations and licensing requirements are adopted, complying with them may cause us to change the way we do business and may reduce our revenues and adversely affect our operating results.

Our business and reputation would suffer if we fail to protect confidential information against security breaches.

We have taken measures to protect the integrity of our technology infrastructure and the privacy of our clients’ confidential information. Nonetheless, our technology infrastructure is potentially vulnerable to physical or electronic hacking, viruses or other security breaches. If a person or entity circumvents our security measures, they could jeopardize the security of confidential information stored on our systems, misappropriate proprietary information or cause interruptions in our operations. We may be required to make substantial additional investments and efforts to protect against or remedy security breaches. Security breaches that result in access to our clients’ confidential information could damage our reputation and expose us to legal claims. If there is a breach of our computer systems and files, and we know or suspect that unencrypted personal customer data has been stolen, we are required under California law to inform any clients whose data was stolen, which could harm our reputation and business.

Theft or embezzlement of client funds may adversely affect our business and financial condition.

Although we intend to implement appropriate safeguards, no policy will provide absolute protection against embezzlement by employees and agents. Consequently, we face the risk that our employees and agents may misuse confidential information to embezzle funds deposited with us as part of the exchange process. While we will maintain insurance coverage against misappropriation, the losses that we may incur may exceed our coverage limits. Consequently, theft or embezzlement could have a material adverse effect on our revenues and the financial condition of our business operations, and also may harm our reputation.

The failure to comply with federal and state regulations protecting the privacy of personal consumer information could harm our business and reputation.

In 2003, the California legislature enacted new sections of the Civil Code that require any company that does business in California and possesses computerized data, in unencrypted form, containing certain personal information about California residents to (i) provide prompt notice to such residents if that personal information was, or is reasonably believed to have been, obtained by an unauthorized person such as a computer hacker and (ii) implement and maintain reasonable security procedures and practices to protect that information from unauthorized access, destruction, use, modification or disclosure. The law defines personal information as an individual’s name together with one or more of that individual’s social security number, driver’s license number, California identification card number, credit card number, debit card number, or bank account information, including any necessary passwords or access codes. In 2004, the California legislature enacted another new section of the Civil Code that requires any company that owns or licenses personal information about California residents to implement and maintain “reasonable security procedures and practices” to protect that information from unauthorized access, destruction, use, modification or disclosure. The law also requires that any company that discloses personal information about California residents to a nonaffiliated third party must require by contract that that party also implement and maintain “reasonable security procedures and practices.” As our customers, including California residents, generally provide information to us that is covered by this definition of personal information, our business will be affected by these laws.

As a result, we will need to ensure that all computerized data containing the previously-described personal information is sufficiently encrypted or that we have implemented appropriate measures to protect the integrity and security of that information and to notify our California customers of any unauthorized access or misappropriation. Such measures will likely increase the costs of doing business and, if we fail to implement appropriate safeguards or we fail to detect and provide prompt notice of unauthorized access as required by the law, we could be subject to potential claims for damages and other remedies available to California residents whose information was improperly accessed or, under certain circumstances, the State of California could seek to enjoin our business operations until appropriate corrective actions have been taken. While we intend to comply fully with this law and other federal and state privacy rules and regulations, we cannot assure you that we will be successful in avoiding all potential liability or disruption of business resulting from these laws. If we were required to pay any significant amount of money in satisfaction of claims under applicable privacy laws, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully with any such law, our business, operating results and financial condition could be adversely affected.

We will depend on referrals for a significant source of our business.

We believe it is difficult and expensive to market our services directly to our customers effectively and, therefore, we anticipate that we will depend upon referrals from real estate agents and brokers, attorneys, title companies and others as a significant source of our business. Consequently, a significant part of our business strategy is to develop and maintain these referral sources. Our strategy includes creating an economic incentive, in the form of a referral fee, for our Members who are real estate professionals who refer a Qualified Exchange in which we served as the Qualified Intermediary. We also intend to market our Shares to these potential referral sources with the hope that those who do decide to become Members will be more inclined to refer business to us due to the potential for increased Share value as a result of increasing revenues from referrals. In addition, we hope to benefit from the extensive network of client and referral sources Mr. Lasko and his father have developed while operating a Qualified Intermediary. We plan on marketing the Capital Exchange name and Mr. Lasko’s affiliation with Capital Exchange as our founder and CEO to these sources. We also intend to conduct direct marketing efforts to other real estate professions to generate interest in Capital Exchange. Despite these efforts, there can be no assurance that our clients and contacts will refer any business to us. Our referral sources are not subject to our control or supervision and we cannot predict when and how many referrals we will receive at any given time. If we are unable to generate sufficient business through referrals, our revenues, financial condition and results of operations will be adversely affected.

We may incur liabilities as a result of taking title to property as part of a reverse exchange.

In a reverse exchange and an improvement and construction exchange, we ordinarily would form a special purpose entity to act as an exchange accommodator titleholder to take title to the replacement property while the taxpayer seeks a buyer for its relinquished property or while the replacement property is being improved. The use of a special purpose entity limits our exposure to liabilities that may arise from taking direct title to property. In addition, we require the taxpayer to obtain its own insurance for the property and further require the taxpayer to indemnify us and the exchange accommodator titleholder for any losses that we or the exchange accommodator titleholder may incur as a result of holding title to the property. Despite these safeguards, we may incur liabilities that arise from taking title to property. These potential liabilities include costs incurred in removing and remediating previously undetected environmentally hazardous conditions, uninsured or underinsured losses resulting from fire, earthquakes, terrorism and other catastrophic acts and injuries and losses sustained by property lessees and invitees. We could incur significant costs if we were not indemnified and had to defend against these claims, or if we were ultimately found liable for these claims. Such costs could materially affect our revenues and harm our business.

We may be unable to compete successfully with our current or future competitors.

The market to serve as a Qualified Intermediary in a tax deferred exchange is highly competitive with relatively limited barriers to entry. We compete against companies that vary in size from small businesses to large title insurance companies and banks. Some of our primary competitors operating within Southern California, our main market, include Investment Property Exchange Services, Asset Preservation, Inc. and Chicago Deferred Exchange. We believe that the competition for the Qualified Intermediary business is based primarily on the quality and timeliness of service, and the experience, reputation and expertise of the Qualified Intermediary. We believe we compete effectively with our competitors by providing quality service in a timely manner at competitive prices. We attempt to distinguish ourselves from some of our competitors by specializing in Qualified Exchanges with property values in the range of $50,000 to $5,000,000. We also believe that our business model is proprietary and we have filed a patent application to protect it. We intend to vigorously defend our intellectual property rights. Many of our competitors, however, have larger customer bases and significantly greater financial, technical, marketing, and public relations resources than us. In addition, we may not have enforceable intellectual property rights and our current or new competitors may adopt certain aspects of our business model, which could reduce our ability to differentiate our services. If we are unable to compete successfully against our competitors, then our business, operating results and financial condition will be adversely affected.

We will expend significant resources to implement information and control systems and other requirements associated with being a public company.

As a public company, we will be required to implement operational, financial and management information and control systems to comply with our public reporting requirements, including Section 404 of the Sarbanes-Oxley Act of 2002, which require management to evaluate and assess the effectiveness of our internal controls and our disclosure controls and procedures. None of our officers has experience related to public company management or as a principal accounting or principal financial officer of a public company. This inexperience may result in difficulties in developing, implementing and managing our public reporting requirements. If our systems, procedures or controls are not adequate to support our operations and reliable, accurate and timely financial and other reporting, we may not be able to successfully satisfy regulatory and investor scrutiny, offer our services and implement our business plan. The implementation of these new systems, procedures and controls, together with legal and accounting costs and other expenses associated with being a public company, will likely result in significant general and administrative costs. If we fail to effectively implement these new systems, procedures and controls, investors may choose not to invest in us, which could reduce the value of your Shares.

We may face a conflict of interest as to the allocation of business opportunities between us and Royal Accommodations.

Royal Accommodations is a Qualified Intermediary owned by our CEO, George A. Lasko, Jr. Royal Accommodations intends to continue in business, servicing its existing clients as well as new clients who may not be suitable for us. For example, IRS rules and regulations may prohibit us from acting as a Qualified Intermediary for Qualified Exchanges involving our Members. While Mr. Lasko will owe us a fiduciary duty of loyalty, his obligations under that duty may not be clear in all cases. We may lose future business opportunities should Mr. Lasko direct such opportunities to Royal Accommodations, or if potential clients express a preference for doing business with Royal Accommodations. Any such loss of new opportunities could adversely affect our future revenues and growth.

Our Manager and its affiliates may provide similar services to other businesses that may result in a conflict of interest in the allocation of their time and resources.

Our Operating Agreement does not prohibit the Manager and its affiliates from engaging in other businesses that are identical or similar to our business, including acting as a manager for other Qualified Intermediaries. As a result, the Manager and its affiliates may have conflicts of interest in allocating their time and resources between our business and those other activities. During times of intense activity in other ventures, the Manager and its key personnel will likely devote less time and resources to our business than they ordinarily would. In addition, our Operating Agreement does not specify a minimum amount of time and attention that the Manager and its key people are required to devote to us. If the Manager and its key people do not spend sufficient time managing our operations, we may not meet our investment objectives.

Federal Income Tax Risks

Your cash flow and distributions will be reduced if we are taxed as a corporation.

We intend to be classified as a partnership (other than a publicly traded partnership) for U.S. federal income tax purposes. However, we do not intend to obtain a ruling from the IRS regarding the tax treatment of us or our Members. If, contrary to expectations, we were classified as an association or a publicly traded partnership taxable as a corporation, we would pay federal income tax at corporate rates on our net income, and distributions to the Members in general would be dividends to the extent of our earnings and profits, with distributions in excess thereof being treated first as a return of capital and thereafter as capital gain. Such tax would result in a reduction in the amount of cash available for distribution to Members.

You may realize taxable income without cash distributions, and you may have to use funds from other sources to pay your tax liabilities.

As a Member, you will be required to report your allocable share of our taxable income on your income tax return irrespective of whether you have received any cash distributions from us. It is possible that from time to time Shares will be allocated taxable income in excess of your cash distributions. In such instances, you may have to use funds from other sources to satisfy your tax obligations.

An IRS audit of our information tax returns could result in an audit of your tax returns.

If we are audited by the IRS and it makes determinations adverse to us, including the disallowance of deductions we have taken, the IRS may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits unrelated to your investment in us, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

You may be subject to state and local taxation.

The state in which you reside may impose an income tax upon your share of our taxable income. Furthermore, states, such as California, in which we will own property generally impose income tax upon each partner’s share of a partnership’s taxable income considered allocable to such state, whether or not each partner resides in that state. As a result, a nonresident Member may be required to file a tax return in California and any other such state. Differences may exist between federal income tax laws and state and local income tax laws. We may be required to withhold state taxes from distributions to Members in certain instances. You are urged to consult with your own tax advisers with respect to state and local taxation.

We expect to generate unrelated business taxable income.

Tax-exempt investors (such as an employee pension benefit plan or an individual retirement account) may be subject to tax to the extent that our income is treated as unrelated business taxable income, or UBTI. We will receive income from services rendered in connection with assisting Qualified Exchanges, which will constitute UBTI. We also may borrow funds on a limited basis, which can cause a portion of our income to be treated as UBTI. Thus, we expect that a substantial portion of our income will be UBTI. Prospective investors that are tax-exempt entities are urged to consult their own tax advisors regarding the suitability of an investment in Shares. In particular, an investment in Shares may not be suitable for charitable remainder trusts.

ERISA Risks

Risks of Investment By Benefit Plan Investors and other Tax-Exempt Investors.

In considering an investment in the Company, if you are a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) (a tax-qualified plan), you should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); or (ii) whether the investment is prudent, since the transfer of Shares is subject to the discretion of the Manager and is limited under the terms of the Operating Agreement, and even if a transfer of Shares were permitted, there may not be a market created in which you can sell or otherwise dispose of the Shares. In addition if you are a tax-qualified Investor and the regulations thereunder, including a tax-qualified pension or profit-sharing plan or an IRA, you should consider (i) whether a distribution of Shares from a tax-qualified plan or IRA would be accepted by an IRA custodian as a rollover, and if not, the automatic 20% income tax withholding which you may need to satisfy out of other assets that you own; (ii) whether a required distribution from a tax-qualified plan or IRA commencing on the April1 following the calendar year in which you attain age 70 1/2 could cause you to become subject to income tax that you would need to satisfy out of other assets if you were not able to transfer the Shares for cash; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” for purposes of Section 3(42) of ERISA or Section 4975 of the Code that could cause certain transactions with the Company to constitute prohibited transactions. Finally, all tax-exempt investors, including tax-qualified pension and 401(k) plans and IRAs should consider (i) whether the investment will impair the liquidity of your plan or other entity; and (ii) whether the investment will create unrelated business taxable income for the plan or other entity (See “Federal Income Tax Risks” above). ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the Shares from year to year, since there will not be a market for those Shares. (See “ERISA CONSIDERATIONS” at page 50).

USE OF PROCEEDS

We estimate net proceeds from this offering will be approximately $12,000,000, after deducting estimated offering expenses of approximately $500,000, if all of the Shares being offered hereby are sold. We intend to use the net proceeds for working capital and general corporate purposes. In addition, if the opportunity arises, we may, subject to the prior approval of the Members by a Majority Vote, use a portion of the net proceeds from this offering to acquire or invest in businesses that are complementary to our own. These companies may include other Qualified Intermediaries and other companies involved in the real estate industry in general. We currently have no agreements or commitments relating to potential acquisitions.

We have not yet determined the amount of net proceeds to be used specifically for each of the foregoing purposes. Accordingly, our management will have significant flexibility in applying the net proceeds of the offering. The principal reasons for this offering are to raise working capital, improve our ability to access the capital markets in the future and for general corporate purposes. Pending their use as described above, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. Government

DESCRIPTION OF BUSINESS

Background

Capital Exchange was organized as a Delaware limited liability company on May 16, 2006. Our principal offices and the offices of our Manager are at 12600 Hesperia Road, Suite C, Victorville, CA 92395. Our telephone number is (760) 245-2600.

We seek to serve as a Qualified Intermediary in tax deferred property exchanges, referred to herein as a “Qualified Exchanges,” under Section 1031 of the Code. Although we currently have no plan to engage in other businesses, our Operating Agreement provides us with flexibility to expand our business to other real-estate related activities, such as, among other things, real estate consulting, brokerage, escrow, management and listing services, upon the prior approval of our board of directors, and to engage in any other business or activity as permitted under applicable law upon the prior approval of our Members holding a majority of the Shares outstanding.

Our sole manager is Capital Exchange Management Group, LLC, a Delaware limited liability company. The current sole member and manager of our Manager is Charcharadon Carcharias, LLC, a Delaware limited liability company wholly-owned by George A. Lasko, our founder and CEO. The Manager and our executive officers will have the exclusive authority and responsibility to manage all facets of our operations, subject to the oversight of our board of directors as provided in our Operating Agreement. All of our executive officers are appointed by, and are employees or officers of, our Manager. In their capacity as officers of our Company, these non-employee officers are expected to perform functions associated with their positions as our executive officers, including but not limited to the execution of contracts and filing reports with the SEC and other regulatory agencies.

We will be governed by the provisions of an Operating Agreement to be entered into by the Company, the Manager and each Member. A summary of the material provisions of the Operating Agreement is set forth under “Summary of Operating Agreement.”

Our Business Strategy

We seek to serve as a full service Qualified Intermediary to facilitate our customers’ Qualified Exchanges in a professional and timely manner. As further discussed below, Section 1031 of the Code allows property owners of investment or business property to exchange their property, referred to in this prospectus as the “relinquished property,” without recognizing any federal income tax liability at the time of sale if “like kind” property, referred to in this prospectus as the “replacement property,” is acquired within 180 days following the sale of the relinquished property and other requirements are met. Many state jurisdictions correspondingly allow for tax deferral if requirements similar to those of Section 1031 of the Code are met. We plan to assist our customers in completing “delayed” exchanges, which we anticipate will generate the majority of our revenues, and “reverse” and “improvement and construction” exchanges under Section 1031 of the Code. We anticipate that a majority of our business will derive from Qualified Exchanges with properties located in Southern California with values in the range of $50,000 to $5,000,000.

We generate revenues by charging a flat fee for our services and earning interest on the funds deposited with us while the replacement property is being located and acquired. Our customers may elect to receive a portion of the interest earned on the funds deposited with us. Customers who elect to receive interest will have their funds deposited into a separate account. We will share a portion of the interest earned on the accounts with the customers. The funds of customers who have elected not to receive interest on their funds generally are deposited into a single commingled account. We earn interest on the funds held in such account. In addition, we expect to receive additional interest income from banks with whom we maintain accounts, as incentive to us to maintain accounts with those banks.

We will seek to grow our revenues and business based on the following factors:

•       Leverage the experience and contacts of our management.   Our founder and CEO, George A. Lasko, Jr., has been engaged in the Qualified Intermediary business since 2003, when he joined Royal Accommodations, a firm established by his father and our CFO, George A. Lasko, in 1988 to serve as a Qualified Intermediary. As a result, Mr. Lasko and his father have developed a network of contacts in the real estate industry, and in particular in Southern California. We will endeavor to maintain these contacts as referral sources for Qualified Exchanges.

•       Build on our relationship with Escrow Junction.   Escrow Junction is an escrow agency in Victorville, California which is owned by our CEO and his family. Escrow Junction was founded in August 1986 and, during the past three years, acted as escrow agent on over 500 transactions involving Qualified Exchanges. We expect that Escrow Junction will be a source of referrals for our Qualified Intermediary business.

•       Incentivize potential referrals through the payment of referral fees.   We will pay a referral fee to real estate professionals who refer business to us. The referral fee will be payable if we serve as the Qualified Intermediary in the transaction referred to us for handling pursuant to the terms of a referral fee agreement.

•       Incentivize potential referrals through our Members.   We anticipate that real estate agents and brokers, accountants, lawyers and others who are professionally involved with commercial real estate transactions will acquire Shares in this offering. We believe that our Members will be incentivized to refer business to us in order to improve our operating results.

•       Generate favorable operating margins by expanding the volume of transactions which we handle.   We believe that the volume of transactions that can be handled by a Qualified Intermediary can grow at a faster rate than the expenses required to handle the increased volume. As a result, through the referral sources discussed above and, as may be appropriate, through acquisitions and direct marketing efforts to potential clients, we will seek to build the volume of transactions which we handle to a level that enables us to benefit from favorable operating margins.

The Use of Qualified Exchanges

Under current law, when individual taxpayers sell real property, they will ordinarily incur federal income tax at a current rate of 15% (or 25%, to the extent of prior depreciation deductions) and, for California property, California state income tax of up to 9.3% (or 10.3%, for those with taxable income in excess of $1 million dollars). Section 1031 of the Code allows property owners of investment or business property to exchange their property, referred to in this prospectus as the “relinquished property,” without recognizing any federal income tax liability at the time of sale when another replacement or “like kind” property, referred to in this prospectus as the “replacement property,” is acquired in exchange for the relinquished property. Many state jurisdictions similarly allow for tax deferral if requirements similar to those of Section 1031 of the Code are met.

Specifically, Section 1031 states that “No gain or loss shall be recognized on the exchange of property held for productive use in a trade or business or for investment if such property is exchanged solely for property of like kind which is to be held either for productive use in a trade or business or for investment.” Generally, Section 1031 imposes the following requirements to effect a valid exchange:

•       Qualifying Property:   Certain types of property are specifically excluded from Section 1031 treatment: property held primarily for sale; inventories; stocks, bonds or notes; other securities or evidences of indebtedness; interests in a partnership; certificates of trusts or beneficial interest; and choses in action. In general, if property is not specifically excluded, it can qualify for tax-deferred treatment.

•       Proper Purpose:   Both the relinquished property and replacement property must be held for productive use in a trade or business or for investment. Property acquired for immediate resale will not qualify. The taxpayer's personal residence will not qualify.

•       Like Kind:   Replacement property acquired in an exchange must be “like-kind” to the property being relinquished. Generally, all qualifying real property located in the United States is like-kind. Personal property that is relinquished must be either like-kind or like-class to the personal property which is acquired. Real property located outside the United States is not like-kind to real property located in the United States.

•       Exchange Requirement:   The relinquished property must be exchanged for other property, rather than sold for cash and using the proceeds to buy the replacement property. In this regard, the taxpayer must not have actual or constructive receipt of the proceeds from the sale of the relinquished property.

Section 1031 of the Code and related Treasury regulations also impose strict timing requirements on completing a delayed Qualified Exchange. Specifically, a taxpayer has 45 days after the date that the relinquished property is transferred to properly identify potential replacement properties. The exchange must be completed by the date that is 180 days after the transfer of the relinquished property, or the due date (as extended) of the taxpayer's federal income tax return for the year in which the relinquished property was transferred, whichever is earlier.

A Qualified Exchange may present taxpayers with the following opportunities and advantages:

•       Re-invest in higher-value properties:   Taxpayers may exchange a fully depreciated property for a higher value property to generate more depreciation and potentially yield more tax benefits or re-locate their investment by exchanging property from a declining or stagnant area and purchasing property in an area with faster appreciation, all without recognizing any taxes at the time of the exchange if the requirements of Section 1031 are satisfied.

•       Increase cash flow:   Taxpayers may exchange a low or non-income producing property for property that has rental income to create or increase cash flow.

•       Diversify and change their investment mix:   Taxpayers may shift their asset mix of properties, e.g., from residential apartments to commercial properties or vice versa.

•       Plan for retirement:   Taxpayers may exchange their property for property that they plan to retire in eventually, provided that the replacement property is rented out for a significant period of time following its acquisition in the exchange. Once the taxpayer has owned the new property for at least five years after the exchange date and used it as his or her primary residence for at least two of those five years, he or she will also be eligible to sell it with the usual, current residential capital-gains tax exemption on up to $500,000 of profit ($250,000 for single people). In addition, it is possible for taxpayers to exchange their property for property with a higher annual rental income for retirement.

•       Accumulate wealth:   Upon death, the tax basis of property bequeathed by a taxpayer generally is stepped-up to fair market value and the property recipient can sell it without being taxed on the property’s appreciation, if any, that was built-in as of the date of the taxpayer’s death. This basis step-up is currently scheduled to be eliminated in 2010, in connection with the currently scheduled repeal of the estate tax.

The Role of a Qualified Intermediary

One of the requirements for a valid Qualified Exchange is that the taxpayer must not have actual or constructive receipt of the proceeds from the sale of the relinquished property prior to the acquisition of the replacement property. Similarly, in the case of a reverse exchange, the taxpayer must not have actual or constructive receipt of the replacement property prior to the disposition of the relinquished property. The IRS has adopted regulations that create four separate safe harbors whose use will result in the determination that the taxpayer is not in actual or constructive receipt of money or other property for purposes of Section 1031. One of these safe harbors is the use of a Qualified Intermediary to facilitate the Qualified Exchange.

A Qualified Intermediary is defined by the IRS as a person who:

(i)    is not the taxpayer or a “disqualified person” and

(ii)   enters into a written agreement with the taxpayer, referred to generally as an “exchange agreement,” and, as required by the exchange agreement, acquires the relinquished property from the taxpayer, transfers the relinquished property, acquires the replacement property, and transfers the replacement property to the taxpayer.

A “disqualified person” is defined under IRS regulations generally as a person who has an agency relationship with the taxpayer in the previous two years, including any related party (i.e., brother, sister, spouse, ancestor or lineal descendant, or an entity bearing any of many listed affiliations) or any company or individual that has acted as the taxpayer’s accountant, attorney, real estate agent/broker or financial/investment advisor. Thus, the Qualified Intermediary must be an independent party unrelated to the taxpayer and cannot render legal or tax advice to the taxpayer.

In addition, we would be deemed a “disqualified person” under IRS regulations if any “disqualified person” owns more than ten percent of our capital or profit interests. We intend to market and issue Shares to persons who may be agents of our customers and may therefore be deemed “disqualified persons” under applicable IRS regulations. We hope that a “disqualified person” who becomes a Member may be more likely to refer business to us because of its ownership interests in the Company. To prevent the Company from being classified as a “disqualified person,” we have included ownership and transfer restrictions in our Operating Agreement that would prohibit any person, including a “disqualified person,” from owning more than five percent of our capital or profit interests without the consent of our Manager. These ownership restrictions will not apply to our Manager while, as is expected, our Manager is not a “disqualified person” as to customers for whom we facilitate Qualified Exchanges.

We anticipate that we will handle the following types of Qualified Exchanges:

•       Delayed Exchange;

•       Reverse Exchange; and

•       Improvement and Construction Exchange.

We have obtained a private letter ruling from the IRS that, based upon the terms of our Operating Agreement and our expected method of operation, we will not be classified as a “disqualified person” merely because “disqualified persons” own our Shares and receive our referral fee. The IRS generally cannot challenge us for positions taken in reliance of our private letter ruling.

The discussion that follows briefly summarizes the processes of completing these exchanges and our roles in facilitating our customers in obtaining tax deferred treatment for the exchanges.

Delayed or Forward Exchanges

We anticipate that serving as a Qualified Intermediary in delayed exchanges will be the primary source of our revenues once we commence operations. In a delayed exchange, the taxpayer sells one or more qualified pieces of property and assigns his interest in the relinquished property and sales contract to the Company in its capacity as the Qualified Intermediary. The Qualified Intermediary accepts the proceeds from the sale of the property and deposits the proceeds into an interest bearing account on behalf of the taxpayer. These accounts are insured by us through a fidelity bond in the amount of $1.0 million. When the taxpayer purchases a replacement property, the taxpayer assigns his interest in the purchase contract to the Company, the Company, as a Qualified Intermediary, pays the seller of the replacement property the deposited funds to complete the purchase and the seller directly deeds the replacement property to the taxpayer. As discussed above, the taxpayer generally is allowed a 180-day time period between the sale of his or her “relinquished property” and the purchase of the “replacement property.” A taxpayer may elect to receive a portion of the interest earned on the sale proceeds, in which case we will share the interest earned on the sale proceeds with the taxpayer. Alternatively, the taxpayer may elect to have the Company invest the sale proceeds, in which case the returns on the investment may be shared between the Company and the taxpayer. Occasionally, the proceeds from the sale of the taxpayer’s property are paid by a promissory note. In such a case, the Company holds the note for a fixed fee, and may share the interest on the note with the taxpayer.

Reverse Exchange

In a reverse exchange, a taxpayer locates a replacement property and wants to purchase it before he or she sells his or her current property. The Company intends to establish a special purpose entity, for a fixed fee, to act as an exchange accommodator titleholder to take title to the new property until the taxpayer is able to sell the old property. Even though the Company has title to the replacement property through the special purpose entity, the Company ordinarily has no economic interest in the property, and the taxpayer is required to obtain his or her own insurance for the property. The use of the special purpose entity limits the Company’s exposure to liabilities from taking title to the replacement property.

In 2000, the IRS released Revenue Procedure 2000-37, which created a “safe harbor” for reverse exchanges. The guidelines established a procedure for effecting reverse exchanges under the safe harbor. The safe harbor also requires that the taxpayer generally complete the exchange within 180 days. However, while more traditional reverse exchanges were required to be “arm’s-length” transactions, under safe harbor guidelines, the taxpayer is allowed to play a more active role in the exchange, including supervising construction of the replacement property, guarantying loans, entering into a lease with the exchange accommodator titleholder and managing the property. The Company intends to assist taxpayers with “reverse exchanges,” regardless of whether they meet the safe harbor set forth in Revenue Procedure 2000-37.

Improvement and Construction Exchange

The taxpayer may want to exchange his or her property for a replacement property that requires renovation or improvements. The Company intends to set up a special purpose entity, for a fixed fee, to take title to the replacement property during the period that construction or improvements are made to the replacement property. All improvement or construction costs are paid for by the taxpayer. The improvements or construction costs are then added to the cost of the replacement property and the replacement property is deeded to the taxpayer in a Qualified Exchange when the renovation or improvements are completed. Again, the use of the special purpose entity limits the Company’s exposure to liabilities from taking title to the replacement property.

Government Regulation

The IRS imposes strict timing and other requirements on taxpayers seeking to take advantage of tax-deferred treatment upon the exchange of like-kind property pursuant to Section 1031 of the Code. As a Qualified Intermediary, we seek to assist our customers in complying with these rules and regulations. Changes to these rules and regulations may impact our business, operating results and financial condition.

In particular, in February 2006, the IRS proposed new regulations that would affect the taxation and reporting of income earned on certain funds, trusts and escrow accounts, including funds held by us to be used in Qualified Exchanges. Specifically, the proposed regulations seek to tax the taxpayer on either all the interest earnings on these accounts if the taxpayer receives all of the interest or a deemed amount of interest in all other cases. If adopted, we believe the proposed regulations may have the effect of forcing Qualified Intermediaries to pay all the interest earned on the escrowed funds to the exchange customer since the customer will be liable for the tax on either all interest actually earned on the account or a deemed amount of interest. We ordinarily keep a portion of the interest earned on deposited funds to help offset the relatively low flat-fee we charge for each exchange. We believe that this practice is typical in the industry. If the proposed regulations are issued in final or temporary form, we anticipate changing our revenue model by charging a higher fixed fee to our customers to compensate for the loss of revenues from sharing the interest earned on the sales proceeds with the customer. Qualified Intermediaries, such as us, that are not affiliated with banks may be at a competitive disadvantage if the proposed regulations are adopted, since bank affiliates may be better positioned to maintain their yield without having to raise their fees. If the proposed regulations are adopted, we cannot predict how the changes will affect the industry, in general, and the demand for our services, in particular.

We are not aware of any federal or state licensing requirements that currently apply to the exchange accommodation business that affect our proposed business or operations. If federal or state authorities should decide to enact licensing or other requirements governing the exchange accommodation business, we may incur significant costs in order to comply with such requirements.

Industry and Competition

The exchange accommodation industry consists of companies that vary in size from large companies, some of which are subsidiaries of even larger financial institutions, to small, independently-owned companies with few employees. The industry is represented by the Federation of Exchange Accommodators, or FEA, a trade organization formed in 1989 to, among other things, establish and promote ethical standard of conducts for Qualified Intermediaries and to promote the discussion of ideas and innovations in the industry. There are currently over 300 members in FEA.

We anticipate that we will become a FEA member once we commence operations. FEA has adopted a Code of Ethics designed to ensure that a Qualified Intermediary upholds the standards of its profession and maintain a client’s confidence in its ability to perform a Qualified Exchange in a timely and competent manner. As a member of FEA, we will strive to observe the letter and spirit of the Code of Ethics and conduct our business in accordance with it.

In part due to the relatively low barriers to entry, the Qualified Intermediary business is highly competitive. We compete against companies that vary in size from small businesses with a limited number of employees to large title insurance companies and banks. However, we believe large commercial banks and title companies generally provide Qualified Intermediary services for larger transactions while our focus will be on transactions with a value of less than $5 million dollars. Some of our principal competitors operating within Southern California and serving the market for Qualified Exchange transactions with values of less than $5 million include Investment Property Exchange Services, Asset Preservation, Inc., and Chicago Deferred Exchange.

We believe that competition for the Qualified Intermediary business is based primarily on the quality and timeliness of service and the experience, reputation and competency of the Qualified Intermediary. Parties to real estate transactions involving a Qualified Exchange are often concerned with complying with strict IRS tax rules and regulations implementing specific time schedules for the completion of a Qualified Exchange, and the potential costs associated with delays in closing transactions. In addition, we believe the cost of completing a Qualified Exchange is also an important competitive factor. We believe that we provide quality service in a timely manner at competitive prices.

In order to enhance our competitive position, we will seek to implement the following policies:

•       Benefit from Our Experience and Reputation:   Our founder and CEO, George A. Lasko, Jr., and his father and our CFO, George A. Lasko, collectively have accumulated more than 18 years of experience in Qualified Exchanges. We hope to use their reputation, knowledge and experience to develop our business and assist our customers in completing Qualified Exchanges in a manner that complies with applicable IRS rules and regulations.

•       Develop Strategies for Referrals:   We believe that referrals from real estate professions and others in the industry will constitute a significant source of our business. Accordingly, as discussed previously, a significant part of our business strategy is to develop and maintain these referral sources. We believe that our strategies for obtaining referrals, including allowing real estate professionals and others in the industry to become a Member as part of this offering and paying a referral fee to our Members who are real estate professionals who have referred a Qualified Exchange in which we serve as the Qualified Intermediary, distinguish us from some of our competitors. We are not aware of any other Qualified Intermediary that is seeking to take its company public and offering real estate professionals and others an opportunity to become equity holders of the public company. If successful, we believe our business strategies may provide us with a competitive advantage.

•       Develop Economies of Scale:   We intend to exploit our strategies for referrals and other growth strategies, including the acquisition of complementary companies, to benefit from our economies of scale.

•       Maintain a Competitive Fee Structure:   We charge a flat fee to complete a Qualified Exchange and share with our customers any interest or investment income that may be earned on sale proceeds deposited with us as part of the exchange process. We believe that this fee structure is competitive with our competitors.

•       Provide Security of Funds:   We have taken certain measures that are intended to enhance the security of our customers’ funds, including maintaining a $1.0 million fidelity bond to secure the proceeds that are deposited with us, and an errors and omissions policy with a $1.0 million limit. In addition, we keep the funds of those customers who desire to share in the interest earned on such funds in separate bank accounts. We believe that these security measures may distinguish us from other similarly-sized competitors.

Legal Proceedings

We are not a party to any pending legal proceedings.

Employees

At the time we commence operations, we will have two full-time employees.

Description of Property

We occupy leased office space of approximately 1,350 square feet in Victorville, California, which serve as our corporate headquarters. We lease the office from George A. Lasko and Rhonda R. Lasko, the parents of our CEO, George A. Lasko, Jr. The current base rent is $2,000 per month. The term of the lease does not commence until the Company has commenced business operations. The lease expires two years after commencement.

PLAN OF OPERATION

Capital Exchange was organized in May of 2006 as a Delaware limited liability company. We are a developmental stage company that has not generated any revenues from operations as of the date of this prospectus. We intend to act as a Qualified Intermediary to facilitate Qualified Exchanges. We will commence operations in early 2007.

Plan of Operations

Our primary plan of operations for the next twelve months is to accelerate our start-up by leveraging the experience, expertise, reputation and relationships that our management team have accumulated and developed in the exchange accommodation industry. To facilitate our start-up, during the next 12 months we will seek to complete the following objectives:

•       We will seek to generate business by executing our strategies for generating referrals as discussed under “Description of Business—Our Business Strategy” and by marketing our services directly to potential clients through marketing calls, targeted mailings and other marketing efforts to create awareness and recognition of the “Capital Exchange” name.

•       We will concentrate our business activities and marketing efforts primarily in Southern California.

•       We will have two employees at the time we commence operations, one of whom will be our CEO. We hope that the prior experience our CEO has accumulated in the exchange industry will allow us to develop and adopt business strategies, practices and processes that will allow us to gain traction quickly and begin generating revenues without significant delay.

•       We will continue to raise capital through this offering during the next 12 months to provide additional financing that may be used to acquire or invest in companies that are complementary to our own and, to the extent that cash flow from our operations are insufficient, to meet our cash requirements, including the payment of general and administrative expenses for the year, which will consist primarily of salaries, accounting, audit fees, legal and general office expenses. We currently have no agreements or commitments to acquire or invest in any company.

We anticipate incurring the following expenses over the next 12 months to implement our plan of operations:

Expenses	Amount
Salaries and Benefits	$72,000
Rent	$24,000
Computer and Communications Equipment, Software and Systems	$6,000
Furniture and Fixtures	$5,000
FEA Membership Dues	$850
Legal Expenses	$100,000
Marketing, Advertising and Promotional Expenses	$15,000
Insurance/Bond	$8,000
Accounting Fees	$25,000
Travel	$7,500
Other Miscellaneous Expenses	$7,000
Total	$270,350

The foregoing represents our current good faith estimate of our expenditures over the next 12 months and is subject to change based on changing circumstances and differing needs of the Company as they may exist in the future.

Liquidity and Capital Resources

As summarized above, we anticipate that our planned expenditures over the next 12 months will total approximately $250,000. We further anticipate that, once we commence operations, the cash that we expect to generate from our operations together with cash raised in connection with this offering will be sufficient to pay for our planned expenditures and carry out our plan of operations over the next twelve months without the need for additional financing. However, it is possible that we may need or elect to raise additional funds to fund our activities beyond the next year or to consummate acquisitions of other businesses. We could raise such funds by selling more Shares to the public or to selected investors, or by borrowing money. In addition, even though we may not need additional funds, we may still elect to sell additional equity securities or obtain credit facilities for other reasons. We cannot assure you that we will be able to obtain additional funds on commercially favorable terms, or at all. If we raise additional funds by issuing additional equity or convertible debt securities, the ownership percentages of existing shareholders would be reduced. In addition, the equity or debt securities that we issue may have rights, preferences or privileges senior to those of the holders of Shares

Although we believe we have sufficient capital to fund our activities for at least the next twelve months, our future capital requirements may vary materially from those now planned. The amount of capital that we will need in the future will depend on many factors, including:

•       the demand for Qualified Exchanges in general and for our services as a Qualified Intermediary in particular, and the amount of revenues that we generate from serving as a Qualified Intermediary;

•       the success of our business strategy and our ability to execute such strategy;

•       our pursuit of strategic transactions, including acquisitions and capital investments;

•       the levels of marketing and promotional activities that will be required to execute our business strategy;

•       any increased expenditures for capital improvements, sales, marketing, and general and administrative expenses as we seek to grow our business and enter into new markets; and

•       our ability to compete effectively with our competitors.

In addition to the foregoing, the amount of capital we will need in the future will depend upon our pursuit of strategic transactions, including acquisitions and capital investments. A portion of the proceeds from this offering may be used to acquire companies, businesses and assets that may complement, enhance or expand our current business and markets in which we are active. Prospective acquisition targets may be selected for their profitability, cash flow, market base and position, customer base, management teams and other factors. The selection of a business opportunity in which to participate is complex and involves numerous risks, including the following:

•       difficulties in integrating operations, services and personnel;

•       exposure to unknown liabilities of the acquired asset or business;

•       diversion of financial and managerial resources from existing operations;

•       risk of entering new markets;

•       potential write-offs of acquired assets or investments;

•       potential loss of key employees;

•       additional acquisition costs and unanticipated expenses; and

•       inability to generate sufficient revenue to offset acquisition or investment costs or to pay off any debt incurred therewith.

Any acquisition by us may not produce the revenue, earnings or business synergies that we anticipated, and an acquired business might not perform as expected. Prior to completing an acquisition, it is difficult to determine if such benefits can actually be realized. The process of integrating companies into our business or integrating our company into another business may also result in unforeseen difficulties.

Unforeseen operating difficulties may absorb significant management attention, which we might otherwise devote to our existing business. We currently have no agreements or commitments relating to an acquisition or strategic transaction, and there can be no assurance that we will be able to identify and consummate an acquisition or strategic transaction. If we pursue an acquisition or strategic transaction, our management could spend a significant amount of time and effort identifying and completing the acquisition or strategic transaction. If we make a future acquisition, we could incur substantial debt, assume contingent liabilities, incur a one-time charge or issue additional equity securities which could dilute our existing Members’ percentage ownership.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages and positions of each of our directors and executive officers.

Name	Age	Position
George A. Lasko, Jr.	38	Chief Executive Officer, President, Director
George A. Lasko	59	Chief Financial Officer, Director
Bahram Shahbandi	53	Director
Paul Steven Messner	47	Director
Anthony Dean Smith	40	Director
Michael Coburn	38	Director
Robert A. Tarango	35	Director, Secretary

George A. Lasko, Jr., our founder, has served as our Chief Executive Officer and President and a director since our inception in May 2006. Since July 2003, Mr. Lasko is also the President and Chief Executive Officer of Royal Accommodations, Inc., a Qualified Intermediary founded in 1988 by our Chief Financial Officer and Mr. Lasko’s father, George A. Lasko. Since July 2003, Mr. Lasko also has served as an escrow officer for Escrow Junction, Inc., an escrow agency located in Victorville, California and owned by Mr. Lasko and his family. Mr. Lasko received his Juris Doctor degree from Harvard Law School and his Bachelor of Arts degree in economics and business from the University of California, Los Angeles. Mr. Lasko is the son of George A. Lasko, our Chief Financial Officer and a director.

George A. Lasko has served as our Chief Financial Officer and a director since November 2006. Mr. Lasko has over 18 years of experience acting as a Qualified Intermediary. In 1988, he founded Royal Accommodations, Inc., a Qualified Intermediary located in Victorville, California. He is currently a director of Royal Accommodations, Inc. and is a Vice President and director of Escrow Junction, Inc. Mr. Lasko received his Master of Business Administration degree from Golden Gate University in San Francisco, California, and his Bachelor of Arts degree in economics from the California State College in Pennsylnania. Mr. Lasko is the father of our President and Chief Executive Officer, George A. Lasko, Jr.

Bahram Shahbandi joined Capital Exchange as a director in November 2006. Since 1984, Mr. Shahbandi has served as the President of Chavante, an import/export business dealing primarily in precious metals. Since 2003, Mr. Shahbandi has served as the President and as a real estate broker for California Capital Alliance, Inc., a real estate brokerage firm. Mr. Shahbandi received his Bachelor of Arts degree in economics from the National University of Tehran, and has studied biology at the California State University, at Fullerton, California.

Paul Steven Messner joined Capital Exchange as a director in November 2006 and is a member of our Audit Committee. Since 1993 Mr. Messner has been a Partner of Messner & Hadley, LLP located in

Victorville, California. Mr. Messner is a Certified Public Accountant. Mr. Messner received his Bachelors in Business Administration from California State University, Long Beach.

Anthony Dean Smith joined Capital Exchange as a director in November 2006 and is a member of our Audit Committee. Since December 1989, Mr. Smith has been a realtor for Century 21 Fairway Realty, Inc., a real estate brokerage firm located in San Bernardino County, California. Mr. Smith is a licensed realtor and a member of the National Association of Realtors. Mr. Smith studied accounting at Montana State University.

Michael Coburn joined Capital Exchange as a director in November 2006 and is a member of our Audit Committee. Since December 2005, Mr. Coburn has served as President of Smiths Aerospace, Engine Systems. Between August 2003 and December 2005, Mr. Coburn served as General Manager of HR Textron. Prior to HR Textron, Mr. Coburn served as Vice President of Operations for Eaton Aerospace between April 2001 and August 2003. Mr. Coburn is a graduate of San Diego State University, where he received his Bachelor of Science in Aerospace Engineering, and Pepperdine University, where he received his Master in Business Administration.

Robert A. Tarango joined Capital Exchange as a director in November 2006. Since February 1997, Mr. Tarango has served as a Sales Representative for Chicago Title, an escrow and title company. Mr. Tarango is a son-in-law of our Chief Financial Officer, George A. Lasko, and is a brother-in-law of our Chief Executive Officer, George A. Lasko, Jr.

Election of Directors and Officers

Our board of directors consists of seven members, four of whom have been deemed “independent” under the Nasdaq listing standards definition of independence. The independent directors are: Michael Coburn, Bahram Shahbandi, Anthony Dean Smith and Paul Steven Messner. We are not required to have, or maintain, a board with a majority of independent directors, but have decided to comply voluntarily with the Nasdaq listing standard on board independence.

Members are entitled to one (1) vote for each Share held on all matters submitted to a vote of the Members, including the election of directors. Our Operating Agreement does not provide for the cumulative voting of directors. The board of directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose. Each director shall hold office until the next annual meeting of shareholders and until the director’s successor is elected and qualified. If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, then the Members may fill the vacancy at the next annual meeting or at a special meeting called for the purpose, or the board of directors may fill such vacancy.

Our officers are appointed by our Manager, each of whom shall act on our behalf in the capacity and with such powers and duties as the Manager may determine in its sole discretion. Each officer shall hold office until his or her successor is appointed or until his or her earlier displacement from office by resignation, removal or otherwise. Any officer may resign by written notice to us and may be removed for cause or without cause by the Manager. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Manager.

Audit Committee and Financial Expert

The Audit Committee of the Board of Directors will oversee the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee intends to perform several functions. The Audit Committee will evaluate the performance of and assess the qualifications of the independent auditors; determine and approve the engagement of the independent auditors; determine whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

review and approve the retention of the independent auditors to perform any proposed permissible non-audit services; monitor the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; confer with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; review the financial statements to be included in the Company’s Annual Report on Form 10-KSB; and discuss with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. Three directors comprise the Audit Committee: Michael Colburn, Anthony Smith and Paul Steven Messner.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 10A-3 of the Exchange Act of 1934). The Board of Directors has determined that Paul Steven Messner qualifies as “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Messner’s level of knowledge and experience based on a number of factors, including his formal education and experience as a financial expert and his prior experience as a certified public accountant.

Other Committees

The Board of Directors may form other board committees including Compensation and Nominating and Governance Committees. If formed, the Compensation Committee will be charged with recommending to the Board of Directors the compensation for our executives and administering any stock incentive and benefit plans that we adopt in the future. The Nominating and Governance Committee will be charged with assisting the Board of Directors in its selection of individuals as nominees for election to the Board at annual meetings of our Members and to fill any vacancies or newly created directorships on the Board.

Code of Business Conduct and Ethics

We intend to adopt a Code of Business Conduct and Ethics applicable to our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer and controller) and employees. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments or waivers from any provision of the Company’s Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller by either filing a Form 8-K or posting this information on our website within five days business days following the date of amendment or waiver.

EXECUTIVE COMPENSATION

Executive Compensation

We are a startup company recently organized in Delaware in May of 2006.  Currently, none of our officers or directors is being compensated for their services during the development stage of our business operations. The compensation of our executive officers and directors for services rendered on our behalf will be paid by our Manager but reimbursed by us.

Compensation of Directors

We do not currently compensate our directors in cash for their service as members of our board of directors. We reimburse our directors for reasonable expenses in connection with attendance at board of directors and committee meetings. In addition, all of our directors, except George A. Lasko, Jr., will be entitled to receive an initial grant of 500 Shares upon his or her election as a director, and annual grants following the initial year of service of 500 Shares for each additional year of service as a director. Our Audit Committee Chairperson will receive an additional 500 Shares upon his or her appointment as an Audit Committee Chairperson, and annual grants following the initial year of such service of 500 additional Shares for each additional year of service as an Audit Committee Chairperson. The Shares granted to our directors will be forfeitable on a pro rata basis if such director fails to serve in his or her capacity as our director for a full year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 16, 2007, certain information as to shares of our common stock owned by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and executive officers named in our summary compensation table, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, the address of each named beneficial owner is the same as that of our principal executive offices located at 12600 Hesperia Road, Suite C, Victorville, California 92395.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Class Beneficially Owned
Capital Exchange Management Group, LLC		100.00%

(1)          Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the Commission, shares of common stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. Applicable percentages are based on                      shares outstanding on January 16, 2007, adjusted as required by rules promulgated by the SEC.

(2)          Unless otherwise noted, all Shares listed are owned of record and the record owner has sole voting and investment power, subject to community property laws where applicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We will be dependent upon our Manager and its key personnel for most of the services required for our operations. The Manager and its affiliates are not required to devote all of their time and resources to our business and may engage in other businesses and activities, including those that may compete against us. This creates a number of conflicts of interest, including the following:

Lack of Arm’s-Length Negotiations with Management.   Our Manager will receive substantial reimbursements for the cost of providing services to us and may realize income from us during our operations and upon our liquidation. Our agreements and arrangements with the Manager and with its affiliates, including those relating to compensation, were not negotiated at arm’s-length. Consistent with its fiduciary obligations, the Manager believes that its interest in cash flow provides an incentive not to overcharge us, and the Manager intends to make decisions regarding allocation of services in our best interest.

Conflicts Relating to Royal Accommodations.   Royal Accommodations is a Qualified Intermediary owned by our CEO, George A. Lasko, Jr. Royal Accommodations intends to continue in business,

servicing its existing clients as well as new clients who may not be suitable for us. For example, IRS rules and regulations may prohibit us from acting as a Qualified Intermediary for Qualified Exchanges involving our Members. While Mr. Lasko will owe us a fiduciary duty of loyalty, his obligations under that duty may not be clear in all cases. We may lose future business opportunities should Mr. Lasko direct such opportunities to Royal Accommodations, or if potential clients express a preference for doing business with Royal Accommodations. Any such loss of new opportunities could adversely affect our future revenues and growth.

Other Activities of the Manager and Its Affiliates.   The Manager and its affiliates may undertake other activities that may compete or otherwise conflict with our business. We will not have independent management but will rely upon the Manager and its affiliates for our operations. The Manager will devote only so much of its time to our business as, in its judgment, is reasonably required and is not required to devote any minimum amount of time to our operations. The allocation by the Manager of its time, services and functions among our business and future businesses and activities it might manage, as well as other business ventures in which it may be involved, may create conflicts of interest. The Manager believes that it has, or can retain directly or through affiliates, sufficient staff to be capable of discharging its responsibilities to all businesses with which it is affiliated.

The Manager’s Representation of Us in Audit Proceedings.   The Manager will act as the “tax matters partner” pursuant to Section 6231 of the Code. This grants the Manager discretion and authority regarding extensions of time for assessment of additional tax against the investors related to our income, deductions or credits and for settlement or litigation of controversies involving such items. The positions taken by the Manager on tax matters may have differing effects on the Manager and our investors. It is possible that in some disputes the interests of the Manager will actually be adverse to the interests of our investors. Any decisions made by the Manager with respect to these matters will be made in good faith consistent with its fiduciary duties to us and our investors. The Manager, to the extent its actions as tax matters partner are in good faith and reasonably intended to be in our best interests and subject to the indemnification and exculpation language contained in our Operating Agreement, may be entitled to indemnity for liability incurred as a result of its actions on tax matters.

Lack of Separate Representation.   The Company, the Manager and our investors are not represented by separate counsel. The Manager’s counsel will provide services to the Manager relating to us. The attorneys and accountants who perform services on behalf of the Manager also perform services for us and other affiliates of the Manager. Without independent legal representation, you might not receive legal advice regarding matters that might be in your interest but contrary to the interest of the Manager and their affiliates. Should a dispute arise between us and the Manager or its affiliates—or should negotiations or agreements between us and the Manager, other than those existing or contemplated on the effective date of this prospectus, be necessary—the Manager will cause us to retain separate counsel. In accordance with the provisions of the Operating Agreement, any agreement between the Manager or its affiliates and the Company will provide that it may be terminated at the option of the Company upon sixty (60) days’ notice without penalty to the Company.

Conflicts Relating to Escrow Junction.   Escrow Junction, Inc., or “Escrow Junction,” is an escrow agency in Victorville, California which is owned by our CEO and his family. Escrow Junction conducts numerous transactions involving Qualified Exchanges. The Company expects to receive referrals from Escrow Junction for our Qualified Intermediary Business. The Company, however, may have material relationships with companies which may conflict with Escrow Junction.

Real Property Lease with Related Persons.   We occupy leased office space of approximately 1,350 square feet in Victorville, California, which serve as our corporate headquarters.  We lease the office from George A. Lasko and Rhonda R. Lasko, the parents of our CEO, George A. Lasko, Jr. The current base rent through September 2008 is approximately $2,000 per month. The lease expires in September 2008.

SUMMARY OF THE OPERATING AGREEMENT AND DESCRIPTION OF SHARES

The Operating Agreement is the governing instrument establishing our right under the laws of the State of Delaware to operate as a limited liability company, and contains the rules under which we will be operated. The Operating Agreement may be executed on behalf of each subscriber upon his admission as a Member by the Manager acting pursuant to the power of attorney contained in the Subscription Agreement.

The following is a brief description of the Shares and a summary of the material provisions of the Operating Agreement. It is a summary only and it is recommended that each prospective investor review the Operating Agreement carefully in its entirety. This summary is qualified entirely by the provisions of the Operating Agreement, a copy of which is included in this prospectus as Appendix A.

Permitted Businesses

We seek to serve as a Qualified Intermediary in Qualified Exchanges under Section 1031 of the Code. Although we currently have no plan to engage in other businesses, our Operating Agreement provides us with flexibility to expand our business to other real-estate related activities, such as, among other things, real estate consulting, brokerage, escrow, management and listing services, upon the prior receipt of an affirmative Majority Vote (defined in the Operating Agreement, attached here to as Appendix A, as affirmative vote or consent of the Members of record owning more than fifty percent (50%) of the outstanding Shares of the Company in the aggregate), and to engage in any other business or activity as permitted under applicable law upon the prior approval of our a Supermajority Vote of the Members (defined in the Operating Agreement, attached here to as Appendix A, as the affirmative vote or consent of the Members of record owning more than sixty six and two-thirds percent (66 2/3%) of the outstanding Shares of the Company in the aggregate).

Description of the Shares

Ownership rights in us are evidenced by Shares in our Company. There is one class of Shares in Capital Exchange, LLC. Each Share represents an ownership interest in our capital, profits, losses and distributions. We will issue share certificates to evidence and represent the Shares upon the admission of a Member or upon the additional capital contribution of any Member. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each Member.

Capital Contributions and Capital Accounts

Members other than the Manager will contribute capital as part of this offering or as part of any future offering of Shares that we may conduct from time to time. No Member shall be required to make any additional capital contribution.

Our Manager may contribute such amount of capital to the Company as it deems appropriate; provided, however, that our Manager shall be deemed to have contributed to our capital an amount equal to the out-of-pocket expenses of the Company incurred by our Manager or its affiliates in connection with this offering and in other efforts relating to preparing the Company to commence operations, to the extent such out-of-pocket expenses are paid by our Manager or its affiliates to non-affiliated parties. Taking into account that deemed contribution, the Manager expects to contribute at least 1% of the aggregate capital contributions of all of the Members.

Members are not entitled to withdraw or receive any return of, or interest on, any capital contribution or on any balance in such Member’s capital account. In addition, if we are required to return capital, Members will not have the right to receive any property other than cash. We will establish and maintain a capital account for each Member.

Ownership Restrictions on the Shares

Our Operating Agreement includes restrictions on the ownership and transfer of our Shares. Specifically, our Manager may refuse to recognize any transfer of any Shares, or to honor any request by a Member to redeem Shares, if, in the Manager’s sole discretion, the transfer or redemption could result in adverse tax consequences to us, including presenting a material risk of our being classified as a “publicly traded partnership” for federal income tax purposes.

In addition, under our Operating Agreement, until the Manager determines that is no longer in our best interest to continue to serve as a Qualified Intermediary, no Member may own more than five percent of the outstanding interests in either our capital or profits unless the Manager waives this restriction. This provision is intended to ensure that a “disqualified person,” as defined under IRS regulations, does not own more than ten percent of the outstanding interests in either our capital or profits, and Manager is not permitted to waive this restriction if it would enable a “disqualified person” to own more than ten percent of our capital or profits..

Our Operating Agreement includes provisions to enforce this ownership limitation. Specifically, if any transfer of direct, indirect or constructive ownership of Shares would cause any Member, including any disqualified person, to own Shares representing in excess of five percent of the outstanding interests in either our capital or profits, the minimum number of Shares that will bring such Member into compliance with the five percent ownership limit will automatically be transferred to a trust for the benefit of a charitable beneficiary, effective as of the date the ownership limit would otherwise have been exceeded. From that date forward, such Member will have no interest in the Shares transferred to the trust, except that if the trustee eventually disposes of the Shares, such Member may be entitled to a portion of the sales proceeds that corresponds to the amount, if any, that such Member paid to acquire the transferred Shares. All voting and other rights, such as a right to share in distributions from us, will automatically reside in the trustee on behalf of the trust and the charitable beneficiary.

In the event an automatic transfer to a trust is not effective to prevent a violation of the five percent ownership limit established by our Operating Agreement, the transfer of the minimum number of Shares necessary to prevent the violation will automatically be voided from the outset, without the requirement of further action on the part of us or the Manager.

Our Manager, in its sole discretion, may waive the five percent ownership limit if the Manager determines that such waiver will not cause any “disqualified person” to own more than ten percent of the outstanding interests in either our capital or profits. In making such waiver, our Manager may request from the Member seeking such waiver certain representations and undertakings and an agreement to transfer to a trust for the benefit of a charitable beneficiary any Shares that may have been transferred in violation of the ownership limit imposed on “disqualified persons.” Our Manager also may request a legal opinion or an IRS ruling to determine or ensure that the waiver of the ownership limit will not cause us to be treated as a “disqualified person.” The above restrictions will not apply to our Manager as long as the Manager is not a “disqualified person,” which it is not expected to be.

Transfers of Shares

Except for transfers to a “permitted transferee,” a Member may not transfer his Shares without obtaining the prior written consent of our Manager, which consent may be withheld in our Manager’s sole discretion. A “permitted transferee” is defined under our Operating Agreement generally as any other Member, a spouse of said Member, a revocable trust established solely for the benefit of such Member or his or her parents, spouse or issue, or upon the death of such Member, to his or her estate or issue or devisees. All transfers, including transfers to a permitted transferee, must comply with the conditions set forth in the Operating Agreement. Such conditions include written notice of such transfer to the Manager and the execution and delivery by the assignee of an agreement pursuant to which the assignee agrees to be bound by the provisions of our Operating Agreement and to assume the obligations of the assignor. In no event will the Manager permit a transfer that would result in (i) a violation of applicable state or federal securities law, (ii) an event of default under any debt agreement to which the Company is a party, (iii) a transfer to an individual who is not legally competent under California and Delaware law, (iv) the risk, in the sole discretion of the Manager, of the Company being classified as a publicly traded partnership or otherwise resulting in adverse tax consequences to the Company or remaining Members, (v) a transfer to our competitors or a potential competitor, (vi) a “disqualified person” owning Shares representing a greater than ten percent interest in our capital or profits, or (vii) the termination of the Company under Section 708 of the Code. In addition, the transferring Member or assignee shall pay us any costs incurred by us in connection with the transfer. Without limiting the generality of the foregoing, such costs shall include any out-of-pocket expenses (including without limitation accounting fees) reasonably incurred by the Company and/or the Manager as a result of any elective or mandatory adjustments to the basis of Company property as a result of the application of Section 743 of the Code as it relates to such transfer.

Restrictive Legend on Membership Certificate

We will place restrictive legends on your membership certificate or any other document evidencing ownership of our Shares. The language of the legend will be similar to the following:

Restriction on Ownership and Transfer

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF COMPLYING WITH REQUIREMENTS UNDER SECTION 1031 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND TREASURY REGULATIONS THEREUNDER. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE OPERATING AGREEMENT OF THE COMPANY, NO PERSON MAY BENEFICIALLY OWN SHARES REPRESENTING IN EXCESS OF 5% OF THE CAPITAL INTERESTS OR PROFITS INTERESTS IN THE COMPANY. ANY PERSON WHO BENEFICIALLY OWNS OR ATTEMPTS TO BENEFICIALLY OWN SHARES IN VIOLATION OF THE ABOVE LIMITATION MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IS VIOLATED, THE SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE MANAGER IN ITS SOLE DISCRETION IF THE MANAGER DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTION DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE OPERATING AGREEMENT OF THE COMPANY SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE OPERATING AGREEMENT OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE

Further, we will also include such additional legends as may be required under applicable federal or state securities law.

Distributions

Non-Liquidating Distributions

Subject to applicable laws and the limitations imposed under our Operating Agreement, the Manager may from time to time cause us to distribute net cash from operations to Members as follows:

•       First, distributions will be made among the Members pro rata until each Member has received total distributions in an amount sufficient to provide each member its Preferred Return on its Unreturned Capital Contributions through the date of the distribution. For this purpose, the “Preferred Return” means, for each Member contributing capital to the Company, during any period, a cumulative amount equal to six percent (6%) per annum multiplied by such Member’s Unreturned Capital Contribution during such period. “Unreturned Capital Contribution” means, with respect to each Member, as of any date, an amount (but not less than zero) equal to (i) the aggregate amount of such Member’s or such Member’s predecessor-in-interest, as the case may be, capital contributions made before such date, reduced by (ii) the aggregate amount of distributions of net cash from capital events to the Member, to the extent such distributions are made to reduce the unreturned capital balance, plus tax distributions to the Member or such Member’s predecessor-in-interest, as the case may be, to the extent such tax distributions should be considered a return of capital as reasonably determined by the Manager.

•       Thereafter, any remaining amounts are distributed (a) 20% to the Manager and (b) 80% to the Members (including the Manager), to be further divided among the Members pro rata based upon the respective number of Shares owned by each Member.

Subject to applicable laws and the limitations imposed under our Operating Agreement, the Manager may from time to time cause us to distribute net cash from capital events to Members as follows:

•       First, distributions will be made among the Members pro rata until each Member has received total distributions in an amount sufficient to provide each Member its Preferred Return on its Unreturned Capital Contributions through the date of the distribution.

•       Next, distributions will be made among the Members in proportion to the Members’ respective Unreturned Capital Contributions as of the date of the distribution, until each Member’s Unreturned Capital Contribution balance has been reduced to zero.

•       Thereafter, any remaining amounts are distributed (a) 20% to the Manager and (b) 80% to the Members (including the Manager), to be further divided among the Members pro rata based upon the respective number of Shares owned by each Member.

Members will no longer earn the Preferred Return after they have received the return of all of the capital they contributed to us. In general, however, based on our expected operations and cash flow, we do not expect that return of capital distributions will be made to Members prior to the liquidation of the Company.

The Manager also has discretion to make non-liquidating distributions to assist Members in paying their tax liabilities on their distributive shares of our taxable income. If the Company makes tax distributions to the Members, the Manager shall, as soon as possible, adjust subsequent distributions among the Members to the extent necessary to preserve the intended economic relationship among the Members as set forth above.

In addition, we will pay a referral fee to each Member who refers a customer to us and we act as the Qualified Intermediary in connection with such customer’s Qualified Exchange pursuant to the terms and subject to the conditions set forth in a Finders’ Fee Agreement to be entered into by such Member and the Company.

Liquidating Distribution

Upon our liquidation, our liquidating distributions will be made to the Members pro rata in accordance with their respective capital account balances. Although no Member is under any obligation to make up or restore a deficit balance in its capital account upon our liquidation, the provisions of the Operating Agreement are intended to ensure that no Member will have a deficit balance at such time.

Our Board of Directors and Manager

Duties of the Board of Directors and Manager

Our board of directors shall have the authority, power and discretion to oversee the Manager to ensure that the Manager manages the Company in accordance with the provisions of our Operating Agreement and exercise such other rights, power and authority as granted to the board of directors pursuant to our Operating Agreement.

Capital Exchange Management Group, LLC, our Manager, shall have the exclusive authority to manage our day-to-day operations and, subject to the oversight of our board of directors as provided in our Operating Agreement, shall have the authority and discretion to manage and control all other aspects of our business and affairs and to make decisions affecting our business and affairs and to take all such actions as may it deems necessary or appropriate to accomplish our business purpose and objectives, including, without limitations the authority

•       to bind, act or purport act on our behalf;

•       accept subscription of any persons to the Shares;

•       employ from time to time, at our expense, employees, independent contractors, agents and other persons, including the Manager or its affiliates, to act on our behalf;

•       appoint and supervise our executive officers, who are also employees or officers of our Manager, to perform functions associated with their positions as our executive officers;

•       borrow money on our behalf;

•       acquire assets, including real properties, and businesses that are similar or complementary to our business;

•       execute and enter into, on our behalf, checks, drafts, negotiable instruments, mortgages, security agreements, contracts, leases, partnership agreements, operating agreements of other limited liability companies, and any other instruments, documents or agreements necessary, in the Manager’s opinion, to conduct our business; and

•       take any other actions as may be necessary or appropriate to conduct our business.

In performing their respective duties, the Manager and each director owe the Company and its Members a fiduciary duty to act in good faith, consistent with our Operating Agreement, in a manner they reasonably believe to be in our best interests, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

Our Manager and directors are not required to devote all of their time to the affairs of the Company and each director and the Manager and its affiliates may engage for their own account and for the account of others in any other business ventures, including those that may be similar, identical or competitive to our business. The Company and Members will have no rights to such business ventures or any income or profits derived therefrom. In addition, our directors and the Manager and its affiliates are not obligated to present to us any particular business opportunity, even if we can benefit from such opportunity.

Director Compensation

Directors that are not employed by us or our Manager will be entitled to receive an initial grant of 500 Shares upon his or her election as a director, and annual grants following the initial year of service of 500 Shares for each additional year of service as a director. Our Audit Committee Chairperson will receive an additional 500 Shares upon his or her appointment as an Audit Committee Chairperson, and annual grants following the initial year of such service of 500 additional Shares for each additional year of service as an Audit Committee Chairperson. The Shares granted to our independent directors will be forfeitable on a pro rata basis if such director fails to serve in his or her capacity as our director for a full year.

Management Fee

We will pay the Manager an annual management fee of up to two percent of the aggregate capital contributions of our Members for management services rendered on our behalf. The management fee will be payable quarterly in arrears, that is, for services rendered by our Manager in the prior quarter. The quarterly installments will be computed using a weighted average of the capital contribution of the Members equal to the sum of the total dollar value of the outstanding capital contributions for each day over the relevant period of the computation divided by the total number of days in the relevant period. Such compensation may not be modified without the affirmative vote or written consent of both our board of directors and the Members holding at least a majority of the outstanding Shares. Such vote or written consent by the Members is referred to in this prospectus as the “Majority Vote of the Members.” The Manager or its affiliates shall be entitled to reimbursement from us of all out-of-pocket expenses of the Company reasonably incurred and paid by the Manager of its affiliates on our behalf. In addition, the Manager shall be deemed to have contributed to our capital the amount of out-of-pocket expenses paid by the Manager or its affiliates to third parties and incurred in the organization of the Company and in other efforts relating to preparing the Company to commence operations, and will be issued Shares in exchange therefor.

Conflicts of Interest

Notwithstanding that it may constitute a conflict of interest, the Manager and each director may directly or indirectly engage in any transaction with the Company, including lending money, rendering any service outside the scope of our Operating Agreement or establishing any salary or other compensation if the transaction is not prohibited by our Operating Agreement and terms and conditions of such transaction is fair and reasonable to us.

Exculpation and Indemnification of the Manager and Directors

The Manager and each director shall not be liable to us or to any Member for any loss or damage sustained by us or any Member, unless the loss or damage is the result of fraud, deceit, intentional misconduct, a breach of the Operating Agreement, embezzlement or a knowing violation of law by the Manager or director. In addition, as permitted by Section 18-108 of the Delaware Limited Liability Company Act, our Operating Agreement requires us to indemnify our Manager and each director, officer, and Member to the fullest extent permitted by the Delaware law arising out of or in connection with the business or the operation of the Company or his or her status as a Manager, director, officer or Member unless there was fraud, deceit, intentional misconduct, or a knowing violation of law by such person.

Election and Removal of Directors

Our directors shall be elected by the Majority Vote of the Members at an annual or special meeting of Members held for such purpose. Directors shall hold office for a term of one year and thereafter until their respective successors are duly elected or appointed. A director may resign at any time by giving written notice to our president or secretary, and may be removed from office, with or without cause, by the Majority Vote of the Members. Vacancies created by the death, removal or resignation of any director shall be filled by the Majority Vote of the Members or by the vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

Resignation and Removal of the Manager

The Manager may resign at any time by giving written notice to all Members. In addition, the Manager may be removed for “cause” by the affirmative vote or written consent of a majority of the independent directors and the affirmative Disinterested Supermajority Vote of the Members only if such vote is obtained within ninety (90) days following a final finding by any court or governmental body of competent jurisdiction in a final non-appealable judgment of:

(i)    fraud or intentional misconduct by the Manager in the performance of its duties to the Members under the terms of the Operating Agreement that causes a material injury or loss to the interests of the Members in the Company; or

(ii)   the commission of a felony by the Manager arising under any securities law or otherwise involving fraud or moral turpitude.

The Manager shall provide the Members with a copy of any such finding by a court or governmental body within ten (10) days following its receipt thereof. “Disinterested Supermajority Vote” means the affirmative vote or consent of the Members of record owning more than 66 2/3% of the outstanding Shares in the aggregate. Shares held by the Manager and its affiliates shall not be counted in such vote or consent, and shall not be included in determining the number of Shares outstanding.

A vacancy is created upon the resignation, removal, withdrawal, dissolution or bankruptcy of the Manager. In such event, if no successor is designated by the Manager, Members may designate a new manager by the affirmative vote or written consent of a majority of our board of directors and the Majority Vote of the Members. If no successor is designated by the Manager, and a new manager is not elected within 90 days after the date of the manager vacancy, then we shall cease to take on new business and will commence liquidation proceedings.

Our Members

Voting Rights of Members

Each Member is entitled to one vote per Share owned. Members (including our Manager, who is the initial Member) may vote Shares in person or by proxy at a meeting of the Members, on all matters coming before a Member vote. Members do not have cumulative voting or pre-emptive rights. Members may only vote on certain fundamental matters affecting the Company, such as the dissolution, liquidation, merger, consolidation or reorganization of the Company, the sale of all or substantially all of our assets other than in the ordinary course of business, or the taking of any action that would cause a bankruptcy of the Company or that is in contravention of our Operating Agreement or the purpose of the Company. Members will not be able to vote on, or otherwise participate in, most other matters of the Company, including matters pertaining to the management and operations of the Company, which our Manager will have the power and authority to act on our behalf, subject to the oversight of our board of directors. See “Duties of the Board of Directors and the Manager” above.

Members’ Meetings

Annual Members’ meetings will be held at such date and time as may be designated from time to time by our Manager or board of directors. In addition, Members owning an aggregate of 33 1/3% of the Shares may demand in writing that the Manager or board of directors call a special meeting of Members for the purpose of addressing appropriate Member business. The Manager or board of directors may also call a special meeting of Members at any time. Members of record will be given notice of Member meeting neither more than 60 days nor less than 10 days in advance of such meetings.

In order to take action at a meeting, Members holding at least a majority of the outstanding Shares must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by our directors. Assuming a quorum is present, Members take action by the affirmative vote or written consent of the majority of the Shares represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion of Shares is otherwise required by our Operating Agreement.

Books of Account and Records

The Manager is responsible for keeping our books of account and records reflecting, among other things, the financial position and results of our operations. Among other items, such records will include the following:

(i)    A current list of the full name and last known business or residence address of each Member together with the Capital Contributions and Shares held of record by each Member;

(ii)   A copy of the certificate of formation and all amendments;

(iii) Copies of our federal, state and local income tax returns and reports, if any, for the five most recent taxable years;

(iv)  Copies of the original of the Operating Agreement and all amendments;

(v)   Financial statements of the Company for the five most recent fiscal years; and

(vi)  Written minutes of any meeting of the Members and any written consents of the Members for actions taken without a meeting.

Such books of account and records will be kept at the principal place of business of the Company, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Company. Upon the request of a Member, the Manager shall promptly deliver to such Member at our expense a copy of the information described in (i) and (iii) above.

In addition, the Manager shall cause us to deliver to each Member, within 90 days after the end of each fiscal year, all information necessary for the preparation of such Member’s federal and state income tax returns, and shall cause to be prepared and timely filed with and/or delivered to appropriate federal and state regulatory and administrative bodies and/or the Members applicable, all reports required to be filed with or delivered to those entities or Members under applicable law.

Withdrawal Rights of Members

No Member may withdraw from the Company until the second anniversary of the date of such Member’s purchase of the Shares. Thereafter, to withdraw from the Company, a Member must give written notice to the Manager, and obtain the Manager’s written consent. The Manager will give its consent only if the Manager determines in its sole discretion that no adverse tax or financial consequences could result from the withdrawal. A withdrawing Member will be entitled to receive a return, in cash, of the lesser of (i) such Member’s unreturned capital contribution balance or (ii) his or her capital account, equal to the book value of such capital account on the basis of the most recent audited financial statements of the Company. Any cash payment to fund a withdrawal shall be made by us only from such Member’s capital account and the Manager shall not be required to create a reserve fund, use any other sources, or liquidate any assets to fund the withdrawal payment. Withdrawal requests will be considered in the order in which they are received by the Manager. Notwithstanding the foregoing, the Manager may, in its sole discretion, modify, eliminate or waive any limitation on the withdrawal rights described above provided that such modification, elimination or waiver does not adversely affect the rights of other Members as a whole, cause any Member who is a “disqualified persons” to own more than ten percent interest in our capital or profits or adversely affect the classification of the Company as a partnership that is not a “publicly traded partnership” for purposes of the Code.

Compulsory Withdrawal

After the fifth anniversary of the date this Offering terminates, we will have an irrevocable right and option but not the obligation to compel all non-managing Members to sell their Shares back to us for an amount equal to such Members’ unreturned Capital Contribution balance. The Manager, in its sole discretion, may exercise this compulsory withdrawal right on our behalf by providing written notice to all non-managing Members no later than six months after the expiration of such five-year period.

Dissolution

We will dissolve only upon the occurrence of a “dissolution event,” defined in our Operating Agreement generally as (i) the sale of all or substantially all of our assets other than in the ordinary course of business, (ii) upon the consent of the Manager, the affirmative vote or written consent of a majority of our directors and the Majority Vote of the Members; provided, however, if the Manager does not consent to such dissolution, the Company may be dissolved upon the affirmative vote or written consent of a majority of our directors and the affirmative vote or written consent of the Members owning at least 66 2/3 % of the outstanding Shares, (iii) the removal of the Manager without the timely election of a successor, or (iv) the final decree of a court of competent jurisdiction that such dissolution is required under applicable law. Upon the occurrence of a dissolution event, the Manager has the authority, in its sole discretion, to sell our assets and distribute them in kind. Assets will be distributed first to repay our debts and liabilities, then to establish a reserve for any contingent liabilities, then to repay any outstanding loans from a Member or the Manager to us, and, finally, the balance shall be distributed to the Members (including the Manager).

Amendments to Our Operating Agreement

In general, any amendments to our Operating Agreement must be in writing and approved by the Manager and the affirmative vote or written consent of a majority of the board of directors. Moreover, amendments that may adversely affect our Members, including amendments to the provisions setting forth the rights of our Members with respect to voting, withdrawal, indemnification and other rights, and the taxes, allocation and distribution provisions of the Operating Agreement, will also require the Majority Vote of the Members. In addition, the Operating Agreement permits the Manager to make certain amendments unilaterally. For example, if the Manager causes the Company to adopt a plan permitting Members to elect whether to receive nonliquidating distributions in cash on a current basis or to automatically reinvest such distributions in the Company, the Manager would be expressly authorized to amend the Operating Agreement to reflect the adoption of such plan.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax considerations that may be relevant to a prospective Member who purchases Shares. It applies only to Members who hold their Shares as capital assets. The discussion below is based upon the Code, existing judicial decisions, and administrative regulations and published rulings. Future legislative or administrative changes or court decisions could significantly change the conclusions expressed herein, and any such changes or decisions could have a retroactive effect with respect to the transactions contemplated herein. This discussion is for general information only and addresses only the material U.S. federal income tax consequences of general application to Members with respect to the purchase, ownership and disposition of Shares. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular Members in light of their particular circumstances or to certain types of Members (such as dealers in real estate or securities, insurance companies, financial institutions, or those subject to the alternative minimum tax) who may be subject to special treatment under the U.S. federal income tax laws. In addition, except as expressly indicated below, this discussion does not address the tax consequences to foreign corporations, trusts or estates and individuals who are not citizens or residents of the United States.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Shares, the U.S. federal income tax consequences to a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of Shares that is a partnership and the partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the Company.

For purposes of this discussion, the term “U.S. Member” means a beneficial owner of Shares that is any of the following:

•       a U.S. citizen or resident or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•       a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•       an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

•       a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust;

•       a trust that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

•       a person that is otherwise subject to U.S. federal income taxation on all of its net income.

The term “Non-U.S. Member” means a beneficial owner of Shares that is not a U.S. Member. As described in “Non-U.S. Members” below, the tax consequences to a Non-U.S. Member may differ substantially from the tax consequences to a U.S. Member.

We will not request any ruling from the Internal Revenue Service (“IRS”) regarding the tax consequences described below. The IRS or a court might reach a contrary conclusion with respect to the issues addressed herein if the matter were contested. THE INCOME TAX LAWS APPLICABLE TO PARTNERSHIPS AND TO INVESTORS THEREIN ARE EXTREMELY COMPLEX, AND THE FOLLOWING SUMMARY IS NOT EXHAUSTIVE AND DOES NOT CONSTITUTE TAX ADVICE. A PERSON OR INSTITUTION CONSIDERING INVESTING IN THE COMPANY SHOULD CONSULT ITS LEGAL, TAX AND FINANCIAL ADVISERS IN ORDER FULLY TO UNDERSTAND THE FEDERAL, STATE, LOCAL AND/OR FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN ITS PARTICULAR SITUATION. NO REPRESENTATION IS MADE AS TO THE TAX CONSEQUENCES OF THE OPERATION OF THE COMPANY. NON-U.S. MEMBERS SHOULD CONSULT LOCAL TAX ADVISERS WITH RESPECT TO THE NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

Classification of the Company

Partnership Status.   The U.S. federal income tax consequences of acquiring and owning Shares will depend in large part upon whether we are classified as a partnership (other than a publicly traded partnership) or as an association taxable as a corporation for U.S. federal income tax purposes. We intend to be classified as a partnership (other than a publicly traded partnership) for U.S. federal income tax purposes. If, contrary to expectations, we were classified as an association or a publicly traded partnership taxable as a corporation, we would pay federal income tax at corporate rates on our net income, and distributions to the Members in general would be taxable dividends to the extent of our earnings and profits, with distributions in excess thereof being treated first as a return of capital and thereafter as capital gain. Such tax would result in a reduction in the amount of cash available for distribution to Members.

Publicly Traded Partnerships.   A “publicly traded partnership” for federal tax purposes is generally any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Applicable Treasury regulations (the “Section 7704 regulations”) provide guidance with respect to such classification standards, and create certain safe harbor standards which, if satisfied, generally preclude classification as a publicly traded partnership. Failure to satisfy a safe harbor provision under the regulations will not cause a partnership to be treated as a publicly traded partnership if, taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

The Manager does not believe that Shares should be considered traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 regulations. The Manager will not take any affirmative action on our behalf to intentionally establish a market for the Shares. In addition, the Manager expects to use its discretion under the Operating Agreement to limit transfers, including redemptions and withdrawals, to the extent necessary to prevent us from being classified as a publicly traded partnership.

The remainder of this discussion assumes that we are classified as a partnership (other than a publicly traded partnership) for U.S. federal income tax purposes.

Taxation of Our Operations

As a partnership, the Company itself will not be subject to federal income tax, but each Member will be taxed on the Member’s allocable share of our tax items which will “flow through” us to the Members. Although the Company itself will not be subject to federal income tax, we will file federal partnership information tax returns for each taxable year under the accrual method of accounting. Under the accrual method, we will be required to include items in income as and when earned, whether or not received. Thus, we may be required to recognize income sooner than would be the case under the cash receipts and disbursements method of accounting. Our taxable year will be the calendar year, unless otherwise required by the Code. Each Member will be required to report, on its own federal income tax returns, its allocable share of our various categories of income, gain, loss, deduction, and credit for the taxable year of the Company ending with or within the Member’s taxable year, regardless of whether the Member has received or will receive any distribution of cash or property from us or the amount thereof. Generally, each Member must file his, her or its tax return consistently with the information provided on our information tax return or must notify the IRS of any inconsistency.

It is possible that Members may incur tax liabilities attributable to us that exceed the amount of cash distributions made to them. The taxable income allocable to a Member for a particular taxable year may exceed the amount distributable to such Member during such year for a variety of reasons, including that we may retain earnings for the purpose of reinvestment, to cover or create reserves for expenses, or to repay debt. Thus, the tax liability associated with an investment in us may exceed (and perhaps to a substantial extent) the cash distributed to that Member during a taxable year.

Allocations of Tax Items and Allocations to Capital Accounts

In general, the Members’ respective shares of our income, gain, loss, deductions and credits for federal income tax purposes will be determined based on the allocation of the corresponding items to the Members’ capital accounts under the Operating Agreement. The Operating Agreement is intended to produce capital account allocations that will have “substantial economic effect” within the meaning of Section 704(b) of the Code. If the IRS were to determine that the allocations provided in the Operating Agreement with respect to one or more items did not have substantial economic effect, the Members’ allocable shares of that item would be determined in accordance with the Members’ respective interests in us, taking into account all of the facts and circumstances. Any resulting change in the allocation of such item could cause a Member to recognize greater or lesser amounts of taxable income or loss than originally reported, and/or to recognize taxable income or loss at different times than would result under the allocation scheme set forth in the Operating Agreement.

Distributions

During Operations.   A Member generally will not recognize gain or loss on the receipt of a distribution of property from us. However, a Member will recognize gain on the receipt of a distribution of money from us (including any constructive distribution of money resulting from a reduction in the Member’s share of our liabilities) to the extent such cash distribution exceeds such Member’s adjusted tax basis in its Shares. (For this purpose, certain “marketable securities” will be treated as cash.) A Member’s tax basis in its Shares initially will be the amount paid for such Shares, plus the Member’s share (as determined for federal income tax purposes) of any of our liabilities and will thereafter be adjusted as required under the Code to give effect on an ongoing basis to the Member’s share of our tax items, distributions and liabilities. The rules governing adjustments to the tax basis of partnership interests and the taxation of partnership distributions are quite complex, and potential investors are urged to consult with their own tax advisors concerning these rules.

Upon Liquidation of an Interest.   A Member generally will recognize gain on the complete liquidation of its interest in us. Gain will be recognized to the extent that the amount of money received (including any constructive distribution of money resulting from a reduction in the Member’s share of our liabilities) exceeds the Member’s adjusted tax basis in its Shares. A Member will recognize a loss only if the only distribution made to the Member consists solely of cash or of unrealized receivables or inventory (both as specially defined in the Code for this purpose), and then only if (and to the extent that) the Member’s adjusted tax basis in its Shares exceeds the sum of the cash distributed and our adjusted tax basis for the unrealized receivables and inventory distributed to such Member.

Character.   Any gain recognized by a Member on the receipt of a distribution from us, either prior to or upon the liquidation of its Shares, may include both capital gain and ordinary income components.

Limitations on the Deductibility of Losses and Deductions

If we have deductions in excess of income in a taxable year resulting in a loss, a number of provisions of the Code could limit a Member’s ability to deduct its allocable share of our losses. These rules include the basis limitation set forth in Section 704(d) of the Code, which would prevent a Member from claiming a loss in excess of the Member’s adjusted tax basis in its Shares, as well as, for Members who are individuals, estates, trusts, personal service corporations or certain closely held corporations, the “at risk” rules set forth in Section 465 of the Code and the “passive loss” rules set forth in Section 469 of the Code.

In the case of non-corporate Members, the ability to utilize certain specific items of deduction attributable to our investment activities (as opposed to its activities that represent a trade or business for federal income tax purposes) may be limited by, among other things, the “investment interest” limitation under Section 163(d) of the Code and the 2% floor on miscellaneous itemized deductions (including investment expenses) in Section 67 of the Code. The investment interest limitations may also apply to limit a Member’s deductions for interest on indebtedness incurred to finance the Member’s investment in the Shares.

We will pay the Manager the Management Fee. We intend to deduct the Management Fee to the extent permitted by law. It is possible that the IRS may challenge the deductibility of all or a portion of the Management Fee on the theory that the services being provided produce a long-term benefit or for other reasons. If such a challenge by the IRS were successful, the claimed deductions would be reduced or eliminated.

Fees for the syndication of the Company must be permanently capitalized. Company organization fees must be capitalized and may be amortized over a period of not fewer than 180 months. Other Company start-up expenditures must be capitalized and may be amortized over a period of 180 months, beginning with the date on which the business begins. The Manager will determine, in its sole discretion, what, if any, elections we will make concerning amortization of expenses.

Sale or Transfer of Shares

Upon a sale of Shares, a Member will recognize gain or loss equal to the difference between (a) the proceeds of such sale (including any reduction in the Member’s share of our liabilities) and (b) such Member’s adjusted tax basis in the Shares (or portion thereof) transferred. Gain or loss recognized on a sale of Shares by a Member who does not hold the Shares as a “dealer’’ and who has held the Shares for more than one year, will generally be long-term capital gain or loss, as the case may be. However, a Member will recognize ordinary income on the sale of Shares to the extent (a) the portion of the amount realized attributable to certain of the ordinary income items of the Company exceeds (b) the portion of the Member’s adjusted tax basis allocable to those items. A Member will be required to recognize the full amount of any such ordinary income even if that amount exceeds the overall gain on the sale and even if the Member recognizes an overall loss on the sale.

Tax-Exempt Investors

Certain entities are generally exempt from federal income tax except to the extent that they realize unrelated business taxable income (“UBTI”). UBTI is defined generally as any gross income derived by a tax-exempt entity from an unrelated trade or business regularly carried on by the exempt entity (or by a partnership in which the exempt entity is a partner), less deductions directly connected with that trade or business. An unrelated trade or business consists of any trade or business the conduct of which is not substantially related to the organization’s exempt purpose or function. Interest, dividends, certain rents from real property, gain from the sale of property that is not held for sale to customers in the ordinary course of business and certain other types of income generally are not treated as UBTI. However, Section 514 of the Code provides that UBTI includes a percentage of any gross income not otherwise treated as UBTI (less the same percentage of applicable deductions) that is derived from any property that is subject to ‘‘acquisition indebtedness.’’ Acquisition indebtedness includes the amount of any mortgage or lien to which property is subject at the time of its acquisition and debt incurred after the acquisition for improvement of any property if the debt would not have been incurred but for such acquisition or improvement and the incurrence of the debt was reasonably foreseeable at the time of the acquisition or improvement.

We expect to recognize UBTI in the form of services income from our activities of facilitating Qualified Exchanges. In addition, our Operating Agreement authorizes us to incur debt in the course of our operations, and any such debt financing could generate additional UBTI under the acquisition indebtedness rules discussed above. In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Fund’s income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI. However, a charitable remainder trust will be subject to a 100% excise tax on UBTI, and an investment in Shares therefore may not be suitable for such trusts. Each potential investor that is tax-exempt is urged to consult its own tax adviser with respect to the tax consequences to it of an investment in Shares.

Non-U.S. Members

In general, Non-U.S. Members will be subject to regular U.S. federal income tax with respect to their investment in Shares (and foreign corporations may also be subject to a branch profits tax) because such investment is deemed to be “effectively connected” with the Non-U.S. Members’ conduct of a trade or business in the United States. We expect substantially all of our income to be treated as “effectively connected” with a U.S. trade or business. We generally will be required to withhold tax (generally ranging, for 2006, from 30% to 35% depending upon the type of payment and the type of Non-U.S. Member) and to pay such tax over to the IRS on behalf of each Non-U.S. Member. Non-U.S. Members generally will be required to file U.S. federal income tax returns with respect to “effectively connected” income resulting from their investment in Shares, without regard to whether we have withheld tax with respect to such income. Any amount so withheld by us would be creditable against such Non-U.S. Member’s U.S. federal income tax liability, and in certain circumstances would be refundable to the extent that such withholding exceeded such tax liability. Sales of Shares by a Non-U.S. Member also may be subject to U.S. taxation and withholding in whole or in part. A non-United States person considering investing in Shares should consult its own tax advisers with respect to the specific tax consequences to such person of such an investment under U.S. federal, state and local income tax laws, and with respect to the treatment of income and gain from such investment under the tax laws of any non-U.S. jurisdictions in which such person is subject to tax.

Tax Matters Partner; Audits

The Manager will serve as our ‘‘tax matters partner,” will be responsible for representing us in connection with any federal income tax audits of us, and will perform the duties required of a tax matters partner under the Code. The tax treatment of our income and deductions generally will be determined at the Company level in a single proceeding, rather than by individual audits or judicial proceedings involving the Members separately. An audit of us may result in changes to the treatment of our tax items and may result in the Members’ being required to pay additional tax, interest and possibly penalties. An audit of a return filed by us could lead to an audit of a Member’s separate tax returns and to adjustments to items that are not related to an investment in us. We will not be responsible for paying any expenses incurred by a Member in connection with an audit of its return, a Member’s participation in an audit of a return filed by us or in any subsequent judicial proceeding.

Election under Section 754

Pursuant to Section 754 of the Code, a partnership may make an election to adjust the tax basis of its assets in the event of a sale by a partner of its interest or certain other events. Depending upon the particular facts at the time of any such event, such an election could increase or decrease the value of the interest to the transferee, because the election would increase or decrease the tax basis of our assets for the purpose of computing the transferee’s distributive share of our income, gains, deductions and losses. The Operating Agreement authorizes the Manager to make such an election. However, because the election, once made, cannot be revoked without obtaining the consent of the IRS, and because of the accounting complexities that can result from having such an election in effect, there can be no assurance that the Manager will make this election. The transferor and transferee of Shares at a time when the Company has elected (or is deemed to have elected, as described in the next paragraph) under Section 754 will be jointly and severally liable for any Section 754-related expenses incurred by the Company as a result of such transfer.

The American Jobs Creation Act of 2004 generally requires that partnerships adjust the tax basis of their assets in connection with a transfer of an interest in the partnership if the partnership has a substantial built-in loss immediately after the transfer. A substantial built-in loss exists if the partnership’s adjusted tax basis in its property exceeds the fair market value of the property by more than $250,000. If such basis adjustments are required in connection with the transfer of an interest in us, they could impose significant accounting costs and complexities on us.

Reportable Transactions Regulations

Treasury regulations impose special reporting rules for “reportable transactions.” A reportable transaction includes, among other things, a transaction in which an advisor limits the disclosure of the tax treatment or tax structure of the transaction and receives a fee in excess of certain thresholds. The Manager intends to take the position that an investment in us does not constitute a reportable transaction. If it were determined that an investment in us does constitute a reportable transaction, each U.S. Member would be required to complete and file IRS Form 8886 with such U.S. Member’s tax return for the tax year that includes the date that such U.S. Member acquired an interest in us. The Manager reserves the right to disclose certain information about the Members and us to the IRS on Form 8886, including the Members’ capital commitments, tax identification numbers (if any), and dates of admission to us, to facilitate compliance with the reportable transaction rules if necessary. In addition, we may engage in certain transactions which themselves constitute reportable transactions and with respect to which both we and certain Members may be required to file Form 8886. It is possible that a Member’s disposition of his, her or its Shares at a loss could be a reportable transaction. Further, the American Bar Association Tax Section and others have proposed that patented tax strategies be treated as reportable transactions. If such a proposal is adopted and we receive a patent on our business method, we may be required to complete and file IRS Form 8886. Our customers also might be required to treat their Qualified Exchanges as reportable transactions which may cause them to use our competitors instead of us for their exchanges. Certain states have similar reporting requirements and may impose penalties for failure to report. Members should consult their tax advisors for advice concerning compliance with the reportable transaction regulations.

State and Local Taxes

In addition to the U.S. federal income tax consequences described above, we, as well as our Members, may be subject to various state and local taxes in the United States, the rules of which may be similar to or different from those described above. Accordingly, each prospective Member is urged to consult its own tax adviser regarding particular state and local tax consequences associated with the acquisition and ownership of Shares. PROSPECTIVE MEMBERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE SHARES.

MATERIAL ERISA CONSIDERATIONS

General

The law governing retirement plan investment in the Company is ERISA and the Code. Persons or organizations that exercise discretion or control over assets in plans, such as tax-qualified pension or 401(k) plans, that are subject to ERISA are deemed to be fiduciaries under ERISA. Section 404 of ERISA provides that a fiduciary is subject to a series of specific responsibilities and prohibitions and is required to manage plan assets “solely in the interest of plan participants.” Section 404 of ERISA requires that plan fiduciaries discharge their duty with care, skill, prudence and diligence (the so-called “prudent man rule”) and that the fiduciary diversify the investments of the plan unless under the circumstances it is clearly not prudent to do so. Regulations issued by the Department of Labor under these statutory provisions require that in making investments, the fiduciary consider numerous factors, including the current return of the portfolio relative to the anticipated cash flow requirements of the plan, and the projected return of the portfolio relative to the funding objectives of the plan. In addition, before the enactment of ERISA, the Internal Revenue Service, proceeding under a statutory mandate that all tax-qualified plans be for the exclusive benefit of participants and beneficiaries, issued a similar set of investment considerations for plan fiduciaries. That IRS position has not been modified since ERISA. Consequently, a “Tax-Exempt Investor,” which is defined as a qualified profit-sharing, pension or retirement trust, an HR-10 (Keogh) Plan, or an Individual Retirement Account (IRA), should, in general, purchase Shares only when, considering all assets held by such plans, those prudence, liquidity and diversification requirements are satisfied.

Fiduciaries Under ERISA

A fiduciary of a tax-qualified plan, such as a pension or 401(k) plan, is subject to certain requirements under ERISA, including the duty to discharge responsibilities solely in the interest of, and for the benefit of the tax-qualified plan’s participants and beneficiaries. A fiduciary is required to (a) perform its duties with the skill, prudence and diligence of a prudent man acting in like capacity, (b) diversify investments so as to minimize the risk of large losses and (c) act in accordance with the tax-qualified plan’s governing documents.

Fiduciaries with respect to a tax-qualified plan include any persons who exercise or possess any discretionary power of control, management or disposition over the funds or other property of the tax-qualified plan. For example, any person who is responsible for choosing a tax-qualified plan’s investments, or who is a member of a committee that is responsible for choosing a tax-qualified plan’s investments, is a fiduciary of the tax-qualified plan. Also, an investment professional whose advice will serve as one of the primary basis for a tax-qualified plan’s investment decisions may be a fiduciary of the tax-qualified plan, as may any other person with special knowledge or influence with respect to a tax-qualified plan’s investment or administrative activities.

While IRAs generally are not subject to ERISA’s fiduciary duty rules, the beneficiary “owner” or “account holder” of an IRA is generally treated as a fiduciary of the IRA under the Code. Where a participant in a tax-qualified plan exercises control over such participant’s individual account in the tax-qualified plan in a “self-directed investment” arrangement that meets the requirements of Section 404(c) of ERISA, such participant (rather than the person who would otherwise be a fiduciary of such tax-qualified plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor.

A person subject to ERISA’s fiduciary rules with respect to a tax-qualified plan should consider those rules in the context of the particular circumstances of the tax-qualified plan before authorizing an investment of a portion of the tax-qualified plan’s assets in Shares.

Prohibited Transactions Under ERISA and the Code

Section 4975 of the Code (which applies to all tax-qualified plans and IRAs) and Section 406 of ERISA (which generally does not apply to IRAs) prohibit tax-qualified plans and IRAs from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” under the Code or “parties in interest” under ERISA (“disqualified persons” and “parties in interest” are hereafter referred to as “disqualified persons”). Disqualified persons include fiduciaries of the tax-qualified plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the tax-qualified plan and natural persons and legal entities sharing certain family or ownership relationships with other disqualified persons.

“Prohibited transactions” include any direct or indirect transfer or use of a tax-qualified plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a tax-qualified plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a tax-qualified plan or IRA in connection with a transaction involving the assets of the tax-qualified plan or the IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and for any losses sustained by the tax-qualified plan. In addition, ERISA authorizes additional penalties and further relief from such transaction.

Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a tax-qualified plan or IRA.

In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, Shares may not be purchased by a tax-qualified plan or IRA with respect to which the Company or any of its affiliates is a sponsor or fiduciary or from assets as to which the Manager or any of its affiliates is a fiduciary. Additionally, fiduciaries of, and other disqualified persons with respect to, tax-qualified plans and IRAs should be alert to the potential for prohibited transactions that may occur in the context of a particular tax-qualified plan’s or IRA’s decision to purchase Shares.

Plan Assets

If the Company’s assets were determined under ERISA or the Code to be “plan assets” of tax-qualified plans and/or IRAs holding Shares, fiduciaries and other “parties in interest” or “disqualified persons” of such tax-qualified plans and IRAs might under certain circumstances be subject to liability for actions taken by the Manager or its affiliates. In addition, certain of the transactions described in this prospectus in which the Company might engage, including certain transactions with affiliates, might constitute prohibited transactions under the Code or ERISA with respect to such tax-qualified plans and IRAs, even if their acquisition of Shares did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to tax-qualified plans (other than IRAs) might be deemed to have improperly delegated their fiduciary responsibilities to the Manager in violation of ERISA.

Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a “look-through” rule under which the assets of an entity in which a tax-qualified plan or IRA has made an equity investment may generally constitute “plan assets,” the applicable regulations except investments in “operating companies” from the application of the “look-through” principle.

In order to qualify as an “operating company” under Department of Labor regulations, the Company must be an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. While we believe that the Company should qualify as an “operating company” under Department of Labor regulations, very little official guidance on this issue is available, and as a result, the Department of Labor or a court could reach the opposite conclusion.

Potential Consequences of Treatment as Plan Assets

In the event that the Company does not constitute an “operating company,” under Department of Labor Regulations, an investment in any Shares by a Benefit Plan Investor, such as a tax-qualified pension or 401(k) plan or an IRA could cause an undivided interest in each of the underlying assets of the Company to be considered “plan assets” subject to the fiduciary provisions of ERISA and to the prohibited transaction provisions of ERISA and Section 4975 of the Code. If the Company’s underlying assets are deemed to be plan assets, the Company may be required to take steps which could affect Members who are subject to income tax, as well as tax-qualified plans which may invest in the Company. In such event, the fiduciary duties, including compliance with the exclusive benefit rule and the diversification and prudence requirements, must be considered with respect to the investment in the Company. Each Member of the Company who has authority or control with respect to the management or disposition of the assets of the Company, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of the Company would be treated as a fiduciary and therefore could be personally liable for any losses to a tax-qualified plan which invests in the Company resulting from a breach of fiduciary duty.

The prohibited transaction restrictions would apply to any transactions in which the Company engages involving the assets of the Company and a party-in-interest or a disqualified person. Such restrictions could, for example, require that the Company and the Members avoid transactions with entities that are affiliated with the Company or the Members or that tax-qualified plan investors be given the opportunity to withdraw from the Company. Also, the Members who participate in a prohibited transaction may be subject to an excise tax. Finally, entering into a prohibited transaction may result in loss of the tax-qualified plan’s or an IRA’s tax-exempt status.

Annual Valuation

Fiduciaries of Benefit Plan Investors, such as tax-qualified pension or 401(k) plans or IRAs are required to determine annually the fair market value of the assets of such retirement plans, typically, as of the close of a plan’s fiscal year. To enable the fiduciaries of Benefit Plan Investors subject to the annual reporting requirements of ERISA or the Code to prepare reports relating to an investment in the Company, the Manager will furnish an annual statement of estimated Share value to the investors. The Manager will value the Shares in its discretion, and may base such valuation on the book value of the Shares as determined in accordance with the most recent audited financial statements of the Company.  No independent appraisals will be obtained, and the Manager’s valuation of Shares may not satisfy the requirements imposed upon fiduciaries under ERISA for all Benefit Plan Investors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

As permitted by Section 18-108 of the Delaware Limited Liability Company Act, our Operating Agreement requires us to indemnify our Manager and each director, officer and Member to the fullest extent permitted by the Delaware law arising out of or in connection with the business or the operation of the Company or his or her status as a Manager, director, officer or Member unless there was fraud, deceit, intentional misconduct, or a knowing violation of law by such person.

Our Operating Agreement also provides that the Company may pay the expenses incurred by the Manager, director, officer or Member in defending any claim, demand, suit or proceeding in advance of the final disposition of such claim, demand, suit or proceeding upon an undertaking by or on behalf of such Manager, director, officer or Member to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Manager, directors, officers or Members pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. We believe that our Operating Agreement provisions are necessary to attract and retain qualified persons as our Manager, directors and officers.

PLAN OF DISTRIBUTION

The Offering

We are offering, on a best efforts basis, up to 1,250,000 Shares at a purchase price of $10.00 per Share. Proceeds from investors will be placed with Chicago Title Company, who will act as the Escrow Agent and will hold the proceeds until we sell at least 60,000 shares.  If we do not meet this condition before the one year anniversary of the date of this Prospectus, we will return all funds received to the subscribers promptly, with interest and without penalty. You must purchase a minimum of 250 Shares to participate in the offering. You may purchase any number of additional Shares. Our Manager determined the offering price for the Shares arbitrarily, without any consultation with third parties. The offering price of the Shares is not, therefore, based on customary valuation or pricing techniques for new issuances.

This offering will continue until the earlier of the date we sell the maximum number of Shares being offered hereby or two years after the date of this prospectus, unless the offering is terminated earlier by the Manager in its sole discretion. After the offering, there will be 1,250,000 Shares outstanding if we sell the maximum amount, not including, however, the Shares issued to the Manager as the initial Member of the Company and any additional Shares that may be issued to the Manager to reimburse the Manager for all costs and out-of-pocket expenses incurred by the Manager and its affiliates on our behalf in connection with this offering (including but not limited to costs and out-of-pocket expenses incurred in connection with the formation of the Company, and other similar costs and out-of-pocket expenses incurred in connection with organizing the Company and preparing it to commence business). We are expecting to incur offering expenses in the amount of approximately $500,000 to complete this offering.

Initially, we intend to offer and sell our Shares only to those persons residing or having their principal place of business in California. We may also offer or sell our Shares in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than in California. The Manager may determine on our behalf to register this offering, and offer for sale the Shares in other states.

Selling Arrangements

We anticipate our officers will sell the Shares in this offering without the use of an underwriter. We will not pay any commissions to our officers and employees for these sales. Our Manager and its affiliates may advance legal fees and other costs related to this offering. We will reimburse our Manager and its affiliates for such costs incurred on our behalf in the form of Shares issued in an amount equal to the total reimbursement amount divided by $10.00, the purchase price of the Shares. Our officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our Manager has complete discretion to reject any Subscription Agreement within thirty (30) days of its submission. Funds from a rejected subscriber will be returned within fifteen (15) days after rejection. Subscriptions may be rejected for any reason, including an investor’s failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined by our Manager to be in our best interest.

From time to time, the Manager may elect to engage the services of one or more persons to serve as selling agent to assist in the offer and sale of the Shares and, in connection therewith, pay them reasonable compensation or other consideration. As of the date of this prospectus, no such arrangement is currently in place.

Our Manager, directors and affiliates will be allowed to purchase the Shares that are being offered. Shares purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this prospectus and our Operating Agreement, and will, therefore, be purchased for investment, rather than resale.

Escrow Account

Proceeds from accepted subscription agreements will be placed with the Chicago Title Company, acting as Escrow Agent.  The Escrow Agent will hold such proceeds in an escrow account until we sell at least 60,000 shares.  Once this minimum amount is subscribed, the Escrow Agent will disburse the funds in the escrow account to the Company.  If we do not meet the minimum amount within one year of the date of this prospectus, the Escrow Agent will return to each accepted subscriber their proportional share of the proceeds with interest and without penalty.  A copy of the escrow agreement is provided as an exhibit to this prospectus.

How to Subscribe

To invest, you will be required to accept and adopt the provisions of the Operating Agreement attached to this prospectus as Appendix A and to complete and sign the Subscription Agreement attached as Appendix B. At the time you submit a Subscription Agreement, you must wire transfer or submit a check for $10.00 for each Share you are purchasing. Checks should be made payable to “Capital Exchange.” We will sell Shares to you only if you represent in writing that, at the time you sign the Subscription Agreement, you meet the suitability requirements described in the Subscription Agreement above. Once an investor has subscribed for the purchase of Shares, and we have accepted such subscription, the investor shall have no right to withdraw the subscription unless the offering is terminated hereunder by us.

LEGAL MATTERS

The validity of the Shares offered by this prospectus has been passed upon for us by Morrison & Foerster LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements as of and for the period From May 16, 2006 through November 30, 2006 included in this prospectus have been audited by Rose, Synder & Jacobs, independent registered public accounting firm, as stated in their report dated January 5, 2007, which is also included in this prospectus. Such financial statements have been so included in reliance upon the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, any interest, direct or indirect, in our company or any of our subsidiaries. Nor was any such person connected with us, or any of our subsidiaries, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, relating to the Shares being offered by this prospectus. For further information pertaining to the Shares being offering by this prospectus, reference is made to such registration statement. This prospectus constitutes the prospectus we filed as a part of the registration statement and it does not contain all information in the registration statement, certain portions of which have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance with such requirements, we file reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters.

Reports and proxy and information statements filed under Section 14(a) and 14(c) of the Securities Exchange Act of 1934 and other information filed with the Securities and Exchange Commission as well as copies of the registration statement can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1.800.SEC.0330 for further information on the operation of the public reference room. Such material may also be obtained electronically by visiting the SEC’s web site on the Internet at http://www.sec.gov.

Copies of our filings with the Securities and Exchange Commission are also available, free of charge, on our corporate website at http://www.capex1031.com. The information found on our website is not incorporated by reference into this prospectus.

Transfer Agent and Registrar

We will act as the transfer agent and registrar for our Shares.

Report of Independent Registered Public Accounting Firm

To the Audit Committee

Capital Exchange, LLC

We have audited the accompanying balance sheet of Capital Exchange, LLC (a limited liability company in the development stage) (the “Company”) as of November 30, 2006 and the related statement of operations, members’ deficit and cash flows for the period from May 16, 2006 (date of inception) through November 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Exchange, LLC as of November 30, 2006 and the results of its operations and cash flows for the period from May 16, 2006 (date of inception) through November 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a start-up company, and has sustained operating losses since its inception and has negative working capital and an accumulated deficit during the period ended November 30, 2006. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California
January 5, 2007

CAPITAL EXCHANGE, LLC
BALANCE SHEET
NOVEMBER 30, 2006

ASSETS
CURRENT ASSETS
Cash	$300
TOTAL ASSETS	$300
LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Related party payable	$85,435
Accrued expenses	169,138
TOTAL CURRENT LIABILITIES	$254,573
LONG-TERM LIABILITIES	—
TOTAL LIABILITIES	254,573
MEMBERS’ DEFICIT
Membership interests	—
Deficit accumulated during the development stage	(254,273)
TOTAL MEMBERS’ DEFICIT	(254,273)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$300

See report of independent registered public accounting firm
and notes to financial statements.

CAPITAL EXCHANGE, LLC
STATEMENT OF OPERATIONS AND MEMBERS’ DEFICIT
FOR THE PERIOD FROM MAY 16, 2006 (DATE OF INCEPTION)
THROUGH NOVEMBER 30, 2006

REVENUES	$—
OPERATING EXPENSES
Professional fees and licenses	254,273
OPERATING LOSS	(254,273)
NET LOSS	(254,273)
MEMBERS’ EQUITY AT MAY 16, 2006	—
MEMBERS’ DEFICIT AT NOVEMBER 30, 2006	$ (254,273)

See report of independent registered public accounting firm
and notes to financial statements.

CAPITAL EXCHANGE, LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MAY 16, 2006 (DATE OF INCEPTION)

THROUGH NOVEMBER 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(254,273)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accured expenses	$254,273
NET CASH PROVIDED BY OPERATING ACTIVITIES	—
CASH FLOWS FROM INVESTING ACTIVITIES	—
CASH FLOWS FROM FINANCING ACTIVITIES
Advance from related party	300
NET INCREASE IN CASH	300
CASH AT BEGINNING OF PERIOD	—
CASH AT END OF PERIOD	$300
SUPPLEMENTARY INFORMATION
Expenses paid by related party	$85,135

See report of independent registered public accounting firm
and notes to financial statements.

1.                 ORGANIZATION AND BUSINESS OPERATION; GOING CONCERN CONSIDERATION

Organization and Business Operations

Capital Exchange, LLC (the “Company”) was organized in the state of Delaware on May 16, 2006 to act as a qualified intermediary in connection with tax-deferred property exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended. The attached financial statements are those of a development state company. All activity through November 30, 2006 relates to the Company’s formation and the registration described below. The Company has selected December 31 as its fiscal year end.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The company is a start-up entity and has not commenced operations or generated revenues. The Company’s losses, negative cash flows from operations and the working capital deficiency raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using going concern basis is dependent upon, among other things, additional cash infusion. Management is planning raising capital by offering shares for public sale. The Company intends to use the net proceeds from that offering for working capital and general corporate purposes. In addition, if the opportunity arises, the Company may use a portion of the net proceeds from the offering to acquire or invest in companies that are complementary to it. The Company believes the proceeds from this offering will provide the additional cash needed to meet the Company’s obligations as they become due, and will allow the development of its core business. However, there is no assurance that the Company will be successful in its goal of serving as a qualified intermediary in real estate transactions, or that it will be successful in raising and investing proceeds by the offering of the shares of the Company. The financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern.

2.                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies of the Company is presented to assist in understanding its financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Company’s Activities

The Company has not started its operations. The primary purpose will be to act as a qualified intermediary in connection with tax-deferred property exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended.

Cash and Cash Equivalents

The Company considers all marketable debt securities with original maturities of three months or less to be cash equivalents.

See report of independent registered public accounting firm.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liability and disclosure of contingent assets and liability at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.                 RELATED PARTY TRANSACTIONS

Operating Lease

The Company currently occupies leased office space of approximately 1,350 square feet in Victorville, California, which serves as the Company’s corporate headquarters. The office space is leased from George A. Lasko, the Chief Financial Officer and a member if the Board of Directors of the Company. The current base rent is $2,000 per month. The term of the lease does not commence until the Company has commenced business operations. The lease expires two years after commencement.

Start-up Costs

All start-up costs of the Company have been paid by the CEO or a company owned by the CEO. The total start-up costs as of November 30,2006 amounted to $85,135. In addition, the CEO put in $300 to open up company bank accounts during the period ended November 30, 2006.

See report of independent registered public accounting firm.

Appendix A

LIMITED LIABILITY COMPANY
AGREEMENT FOR CAPITAL EXCHANGE, LLC

This Limited Liability Company Agreement is made and entered into as of                     , 2007 (“Effective Date”) by and among Capital Exchange, LLC, a Delaware limited liability company (the “Company”), Capital Exchange Management Group, LLC, a Delaware limited liability company (the “Manager” and, in his capacity as a member of the Company, the “Initial Member”), and Persons specified in Exhibit B, who may become members of the Company from time to time in accordance herewith (collectively with the Initial Member, the “Members”).

ARTICLE I

IN GENERAL

Section 1.1   Name.

The name of the Company is Capital Exchange, LLC.

Section 1.2   Formation of Limited Liability Company.

The Company was duly formed upon the filing of a certificate of formation of the Company with the Secretary of State of the State of Delaware on May 16, 2006, which set forth the information required by Section 18-201 of the Delaware Limited Liability Company Act (“Certificate of Formation”).

Section 1.3   Agreement; Inconsistencies with Act.

This Agreement will govern the relationship of the Members, except to the extent a provision of this Agreement is expressly prohibited or ineffective under the Act (as hereinafter defined) or under the Certificate of Formation. If any provision of this Agreement is prohibited or ineffective under the Act or the Certificate of Formation, this Agreement will be considered amended to the smallest degree possible in order to make such provision effective under the Act or such Certificate.

Section 1.4   Principal Place of Business.

The principal place of business of the Company within the State of California shall be in Victorville, California; and the mailing address of the Company shall be 12600 Hesperia Road, Suite C, Victorville, California 92395. The Company may locate its place of business and registered office at any other place or places as the Manager may from time to time deem advisable.

Section 1.5   Registered Office and Registered Agent.

The Company’s initial registered office shall be at the office of its registered agent at 615 South Dupont Highway, in the City of Dover, County of Kent, and the name of its initial registered agent at such address shall be National Corporate Research, Ltd. The registered office and registered agent may be changed by the Manager from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.

Section 1.6   Term.

The existence of the Company (“Term”) shall continue until terminated, dissolved or liquidated in accordance with this Agreement and the Act.

Section 1.7   Permitted Businesses.

The business of the Company initially shall be to serve as a qualified intermediary in exchanges (including reverse exchanges) of property by taxpayers (“Taxpayers”) intended to qualify for non-recognition of gain or loss under Section 1031 of the Code (“Qualified Exchange”), and to engage in any and all activities necessary, incidental or ancillary to the foregoing.  Subject to the prior receipt of an affirmative Majority Vote, the Company may also engage in any of the following activities related to the real estate industry:  real estate consulting, real estate brokerage, provision of escrow services for real estate transactions, real estate management and provision of a real estate listing service (together with acting as a qualified intermediary, referred to collectively hereinafter as “Real Estate Services”).  Subject to the foregoing sentence, the Company may invest in or acquire other entities engaged in providing Real Estate Services, provided that, if the amount of the investment or the acquisition price to be paid in any such acquisition exceeds 10% of the Company's assets, determined as of the end of its most recent fiscal quarter, then any such investment or acquisition shall be subject to the prior approval of the Members by a Majority Vote.  For purposes of the foregoing, the amount of an investment or acquisition price shall include the fair market value of any securities to be issued or property to be contributed in connection with such transaction.  In addition, the Company may engage in any other lawful act or activity for which limited liability companies may be formed under the Act, provided that the Company first obtains the affirmative Supermajority Vote of the Members.

Section 1.8   Defined Terms.

Capitalized terms used in this Agreement but not defined in this Agreement will have the meanings indicated on Exhibit A attached hereto and made a part hereof.

ARTICLE II

MEMBERS; MEMBERSHIP INTERESTS; SHARES

Section 2.1   One Class of Members.

All Members of the Company shall be all of one class.

Section 2.2   Initial Members of the Company.

Immediately prior to the adoption and execution of this Agreement the Initial Member of this Company was Capital Exchange Management Group, LLC. The name and address and initial Membership Interests in the Company (“Shares”) of the Initial Member shall be set forth in Exhibit B. Additional Members may be admitted to the Company pursuant to Article X hereof.

Section 2.3   Capital Contributions and Capital Accounts.

(a)        Initial Capital Contributions.   The Manager (in its capacity as the Initial Member) shall contribute to the capital of the Company such amount as it deems appropriate; provided that the Manager shall be deemed to have contributed to the capital of the Company an amount equal to expenses of the Company incurred in connection with the Offering (including but not limited to expenses incurred in connection with the formation of the Company and other similar expenses incurred in connection with organizing the Company and preparing it to commence business) to the extent such expenses are paid by the Manager or its Affiliates to non-affiliated parties.

(b)        Additional Capital Contributions.   Members other than the Manager shall acquire Shares in accordance with the terms of the Subscription Agreement or any future subscription materials approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager. The Manager shall update the schedule to reflect the then-current ownership of Shares without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. No Member shall be required to make any additional Capital Contributions.

(c)        No Right to Return of Contribution; No Interest on Capital.   Except as provided in this Agreement, no Member will have the right to withdraw or receive any return of, or interest on, any Capital Contribution or on any balance in such Member’s Capital Account. If the Company is required to return any Capital Contribution to a Member, the Member shall not have the right to receive any property other than cash.

(d)        Capital Accounts.   The Company will establish and maintain an individual Capital Account for each Member.

Section 2.4   Shares.

The Company shall issue share certificates in such form, and signed by the President and Secretary of the Company, to evidence and represent the Shares as follows:

(a)        The Company shall be authorized to issue up to five million (5,000,000) Shares with a par value of $.0001 per Share.

(b)        The Company has issued Shares to the Initial Member as set forth in Exhibit B.

(c)        Upon the admission of any Additional Member or upon the additional Capital Contribution of any Member, the Company shall issue additional Shares to such Member provided that no Person who may be a disqualified person as to Taxpayers, within the meaning of Section 1.1031(k)-1(k) of the Treasury Regulations (“Disqualified Person”) may Beneficially Own Shares representing a greater than ten percent (10%) of the capital interest or the profits interest in the Company, within the meaning of Sections 267(b) and 707(b) of the Code (“Company Capital or Profts”).

(d)        The number of Shares issued to any Member shall not be adjusted for any increase or decrease in the Capital Account of such Member at any time.

(e)        Any Transfer of Shares by a Member shall be deemed to be the Transfer of the Membership Interest of the Member represented and evidenced by such Shares for all purposes; and no Transfer of the Membership Interest separate and apart from a Transfer of Shares shall be required or permitted for any purpose.

Section 2.5   Voting; Meetings of Members.

(a)        Voting.   Each outstanding Share shall be entitled to one vote on each matter submitted to a vote of the Members (“Voting Rights”). Any holders of Shares entitled to vote on any matter may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but, if the Member fails to specify the number of Shares such Member is voting affirmatively, it will be conclusively presumed that the Member’s approving vote is with respect to all Shares such Member is entitled to vote.

(b)        Proxies.   Every Member entitled to vote or to execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the Company at or before the meeting at which it is to be used. Said proxy so appointed need not be a Member. No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

(c)        Meetings of Members.

(i)         Time and Place.   Meetings of Members may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner determined by the Manager or the Board of Directors from time to time, including but not limited to by means of remote communication as herein provided.

(ii)       Annual Meetings.   Annual meetings of the Members of the Company, for the purpose of election of Directors and for such business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

(iii)      Special Meetings   Special meetings of the Members of the Company may be called, for any purpose or purposes, by the Board of Directors or the Manager at any time, or upon written request of any Member or Members then holding in the aggregate at least thirty three and one-third percent (33 1/3%) of the outstanding Shares of the Company.

(iv)       Notice to Members.   Notice of each meeting of the Members, specifying the place, if any, date and hour and the general purpose or purposes of the meeting, and the means of remote communication, if any, by which Members and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each Member entitled to vote thereat, directed to his or her address as it appears upon the books of the Company. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which Members and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. Notice of the time, place and purpose of any meeting of Members may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by any Member by his or her attendance thereat, in person or by proxy. Any Member so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(v)        Quorum.   At all meetings of Members, except where otherwise provided by law or the Certificate of Formation, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding Shares entitled to vote shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. In the absence of a quorum, any meeting of Members may be adjourned, from time to time, by vote of the holders of a majority of the Shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. The Members present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Members to leave less than a quorum.

(vi)       Actions of the Members.   Unless otherwise provided in this Agreement, all actions of the Members shall be by the affirmative vote of the holders of a majority of the Shares represented at any meeting of Members at which a quorum is present.

(d)        Record Date.

(i) The Board of Directors may fix a time in the future as a record date for the determination of the Members entitled to notice of and to vote at any meeting of Members or entitled to give consent to action of the Company in writing without a meeting, to receive any report, to receive any distribution, or allotment of any rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of such meeting, nor more than ten (10) days prior to any other action. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting. When a record date is so fixed, only Members of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books and records of the Company after the record date.

(ii)       If no record date is fixed, (1) the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day preceding the day on which the meeting is held; and (2) the record date for determining Members entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

(iii)      The record date for determining Members for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the tenth (10th) day prior to the date of such other action, whichever is later.

(e)        Action Without A Meeting.   Any action that may be taken at a meeting of the Members may be taken without a meeting and without prior notice (including but not limited to election or removal of Directors), if a consent in writing, setting forth the action so taken, is signed by Members holding Shares representing a Majority Vote of the Members.

Section 2.6   Members as Creditors.

Any Member may lend money to and transact other business with the Company as a creditor and, subject to applicable law, any Member has the same rights and obligations with respect thereto as a person who is not a Member.

Section 2.7   Effect of Death or Legal Incompetency of a Member on the Company.

The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

Section 2.8   Withdrawal of Members Other than Manager.

(a)        The Manager may, within its sole discretion, modify, eliminate or waive any limitation on the withdrawal rights of a Member as set forth below, on a case by case basis or by class so long as the modifying, waiving, or elimination of the limitation does not:

(i)         adversely affect rights of the other Members as a whole;

(ii)       cause any Member who or that is a Disqualified Person to Beneficially Own Shares representing a greater than ten percent (10%) of Company Capital or Profits; or

(iii)      adversely affect the classification of the Company as a partnership that is not a “publicly traded partnership” for purposes of the Code.

(b)        No notice of withdrawal shall be honored and no withdrawal made of or for any Shares until the expiration of at least two (2) years from the date of purchase of those Shares in the Offering. Thereafter, to withdraw from the Company, a Member must give written notice thereof to the Manager, and obtain the Manager’s written consent, such consent to be given only if the Manager determines in its sole discretion that no adverse tax or financial consequences could result from the withdrawal. Upon the written consent of the Manager, the Member may obtain the return, in cash, of the lesser of (i) such Member’s Unreturned Capital Contribution balance, or (ii) his Capital Account, or a portion thereof. The effective date of such Member’s withdrawal from the Company (the “Withdrawal Effective Date”) shall be the last day of the fiscal quarter ending not less than sixty-one (61) days after the Manager consents to such withdrawal. The withdrawing Member’s Capital Account shall be valued as of the Withdrawal Effective Date and the Company shall pay the withdrawing Member not more than thirty-one (31) days following the Withdrawal Effective Date, provided, that the Manager shall have the discretion, but not the obligation, to treat the value of a Member’s Capital Account as of the Withdrawal Effective Date as equal to the book value of such Capital Account on the bassis of the most recent audited financial statments of the Company, as determined by the Manager in its reasonable discretion. .

(c)        Notwithstanding the foregoing, all withdrawal requests shall be subject to the following limitations:

The Manager shall not be required to establish a reserve fund for the purpose of funding the payments; the Manager shall not be required to use any other sources of Company funds other than those set forth in Section 2.8(c)(i) hereof; the Manager shall not be required to sell or otherwise liquidate any portion of the Company’s assets in order to make any withdrawal payment under this Section 2.8.

(d)        Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount determined in accordance with this Section 2.8, notwithstanding that the amount may be greater or lesser than the Member’s proportionate share of the current fair market value of the Company’s net assets.

(e)        Requests by Members for withdrawal will be considered in the order in which they are received by the Manager. If any request may not be honored, due to any limitations imposed by this Section 2.8, the Manager will so notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed, if ever.

(f)         Except as provided in this Section 2.8, the withdrawing or resigning Member shall not be entitled to any return or repayment of its Capital Contribution or other distribution or transfer in the event of withdrawal or resignation. The foregoing provisions are exclusive and no Member shall be entitled to claim any distribution or transfer upon withdrawal or resignation under Section 18-604 of the Act or otherwise.

Section 2.9   Limited Liability.

Except as expressly set forth in this Agreement or required by law, no Member will (a) be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Member of the Company, or (b) have any obligation to make up or restore any deficit or negative balance in the Capital Account of such Member.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1   Election of Directors.

(a)        Board of Directors.   The Board of Directors shall have full and complete authority, power and discretion to oversee the Manager to ensure that the Manager shall manage the Company in accordance with this Agreement and all the rights and powers that may be possessed by a manager under the Act. Unless otherwise provided in this Agreement or by any non-waivable provision of the Act, all actions of the Directors shall be by the affirmative vote or written consent of a majority of the Directors.

(b)        Elections of Directors.   Directors shall be elected by the Members at an annual or special meeting of Members held for such purpose.

(c)        Number and Terms of Directors.   The number of Directors shall not be less than five (5) nor more than nine (9) until changed by amendment to this Section 3.1 duly adopted by the affirmative vote or written consent of a majority of the Board of Directors. The exact number of Directors shall be fixed from time to time, within the limits specified in this Section 3.1 or amendment thereof, duly adopted by the affirmative vote or written consent of a majority of the Board of Directors. Subject to the foregoing provisions for changing the number of Directors, the number of Directors of the Company has been fixed at seven (7). Directors shall hold office for a term of one (1) year and thereafter until their respective successors are elected, or until his or her earlier death or resignation or removal in accordance with this Article III. Directors need not be Members of the Company.

(d)        Election of Initial Directors.   Effective as of the Effective Date hereof, each of the following persons are hereby elected as the initial Directors of the Company, to serve as Directors pursuant to the terms hereof:

George A. Lasko, Jr.
Goerge A. Lasko
Robert A. Tarango
Paul Steven Messner
Bahram Shahbandi
Anthony Dean Smith
Michael Coburn

Section 3.2   Certain Powers of Directors.

(a)        Without limiting the generality of Section 3.1 hereof, the Board of Directors shall have all the rights, power and authority granted to them pursuant to this Agreement, provided that the Manager shall have the exclusive power and authority to manage the day-to-day operations of the Company. In addition, the Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such committees as may be permitted by law. The committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have such powers or authority which are expressly reserved for the Manager under this Agreement.

(b)        The expression of any power or authority of the Directors in this Agreement shall not in any way limit or exclude any other power or authority of the Directors that is not specifically or expressly set forth in this Agreement, except for such power or authority which is expressly reserved for the Manager under this Agreement.

(c)        No Director in his or her individual capacity as a Director and acting separate and apart from the Board of Directors shall have any power or authority to bind, act or purport to act on behalf of the Company in any manner or to pledge its credit or to render it liable pecuniarily for any purpose.

Section 3.3   Restrictions on Authority of the Directors.

(a)        The Board of Directors shall not have the authority to, and covenants and agrees that it shall not, do any of the following acts without the approval of the Manager and without the affirmative Majority Vote of the Members (or if herein provided, the affirmative Supermajority Vote of the Members):

(i)         Cause or permit the Company to engage in any activity that is not permitted by Section 1.7;

(ii)       Knowingly do any act in contravention of the Certificate of Formation or this Agreement;

(iii)      Knowingly do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in the Agreement;

(iv)       Cause the Company to voluntarily take any action that would cause a Bankruptcy of the Company;

(v)        Cause a significant change in the nature of the Company’s business that is not consistent with the business of the Company to serve as a qualified intermediary in Qualified Exchanges or engage in any and all activities necessary, incidental or ancillary to the real estate industry;

(vi)       Cause a dissolution, liquidation, merger, consolidation, or reorganization of the Company, which shall require the consent of the Manager and the affirmative Majority Vote of the Members, provided, however, that if the Manager does not consent to the dissolution of the Company, the Supermajority Vote of the Members will be required; and

(vii)     Sell, exchange or otherwise dispose of all or substantially all of the Company’s assets, other than in the ordinary course of the Company’s business.

Section 3.4   Limited Liability of Directors.

Except as expressly set forth in this Agreement or as required by law, no Director will be personally liable for any debt, obligation or liability of the Company whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Director of the Company.

Section 3.5   Fiduciary Duties of Directors.

Each Director shall perform the duties as Director in good faith, consistent with the terms of this Agreement, in a manner the Director reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Director who so performs the duties as Director shall not have any personal liability for any obligation of the Company by reason of being or having been a Director of the Company. Directors do not, in any manner, guarantee the return of the Members’ Capital Contributions or a profit for the Members from the operations of the Company. Directors shall not be liable to the Company, the Manager or any other Member for any loss or damage sustained by the Company, the Manager or any other Member, unless the loss or damage shall have been the result of fraud, deceit, reckless or intentional misconduct, breach of this Agreement, a wrongful taking, or a knowing violation of law by such Director.

Section 3.6   Directors Have No Exclusive Duty to Company.

No Director shall be required to manage the Company as its sole and exclusive function and any Director may have other business interests and may engage in other activities in addition to those relating to the Company; provided however that a Director may not engage in activities in competition with the Company or take an opportunity that properly belongs to the Company without first offering such opportunity to the Company for approval or rejection by the disinterested Directors or Members.

Section 3.7   Transactions between the Company and an Interested Director.

Notwithstanding that it may constitute a conflict of interest, a Director may directly or indirectly engage in any transaction (including without limitation the purchase, sale, lease, or exchange of any property, or the lending of funds, or the rendering of any service, or the establishment of any salary, other compensation, or other terms of employment) with the Company; provided however that in each case (a) such transaction is not expressly prohibited by this Agreement, (b) the terms and conditions of such transaction on an overall basis are fair and reasonable to the Company, and (c) the transaction has been approved by the vote of a majority of the remaining Directors then in office excluding the interested Director, although less than a quorum, or by a sole remaining director if not the interested Director; or in lieu thereof by the affirmative Majority Vote of the Members.

Section 3.8   Resignation and Removal.

(a)        Resignation.   Any Director of the Company may resign at any time by giving written notice to the manager of the Company. The resignation of any Director shall take effect upon receipt of notice thereof or at such other time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Director who is also a Member shall not affect the Director’s rights as a Member.

(b)        Removal.   At a special meeting of the Members called for the purpose or by written consent in the manner herein provided, the Board of Directors or any individual director may be removed from office, with or without cause. The removal of a Director who is a Member shall not affect the Director’s rights as a Member.

Section 3.9   Vacancies.

A vacancy in the Board of Directors shall be deemed to exist under this Agreement in the case of the death, removal or resignation of any Director, or if the Members fail at any meeting of Members at which Directors are to be elected to elect the number of Directors then constituting the whole Board. In such event:

(a)        Vacancies created by removal of a Director shall be filled by the affirmative Majority Vote of the Members; or in lieu thereof, by the vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

(b)        All other vacancies and newly created directorships resulting from any increase in the authorized number of Directors shall be filled by the vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director; or in lieu thereof by the affirmative Majority Vote of the Members.

(c)        Each Director elected to fill a vacancy shall hold office for the unexpired portion of the term of the Director whose place shall be vacant and until his or her successor shall have been duly elected and qualified.

Section 3.10   Reimbursement of Expenses.

The Directors shall be entitled to reimbursement from the Company of all expenses of the Company reasonably incurred and paid by such Director on behalf of the Company.

Section 3.11   Director Compensation.

No Member who is not a Director is entitled to compensation for acting for the Company, other than with respect to the entitlement of Members winding up the affairs of the Company. Directors that are not employed by the Company or the Manager will be entitled to receive an initial grant of 500 Shares upon his or her election as a Director, and annual grants following the initial year of service of 500 Shares for each additional year of service as a Director. The Company’s Audit Committee Chairperson will receive an additional 500 Shares upon his or her appointment as an Audit Committee Chairperson, and annual grants following the initial year of such service of 500 additional Shares for each additional year of service as an Audit Committee Chairperson. The Shares granted to our independent Directors will be forfeitable on a pro rata basis if such Director fails to serve in his or her capacity as our Director for a full year.

ARTICLE IV

MANAGEMENT AND CONTROL OF BUSINESS

Section 4.1   Management Vested in the Manager

(a)        Control in Manager.   The Initial Member shall be the Manager of the Company and, in such capacity shall manage the Company under the oversight of the Board of Directors in accordance with this Agreement. The Manager shall have all the rights and powers that may be possessed by a manager under the Act. The Manager is an agent of the Company, and the actions of the Manager taken in such capacity and in accordance with this Agreement shall bind the Company. Subject to the limitations and Member approval requirements of Section 1.7, the Manager shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Manager shall be the sole person or entity with the power to bind the Company, except and to the extent that such power is expressly delegated to any other person or entity by the Manager, and such delegation shall not cause the Manager to cease to be the Member or the Manager.

(b)        Members.   Except as otherwise expressly provided in this Agreement, the Members shall have no power to participate in the management of the Company. No Member in such capacity shall have any power or authority to bind, act or purport to act on behalf of the Company in any manner or to pledge its credit or to render it liable pecuniarily for any purpose.

Section 4.2   Certain Powers of the Manager.

(a)        The Manager shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts deemed by the Manager to be necessary or appropriate to effectuate the business, purposes and objectives of the Company, at the expense of the Company. Without limiting the generality of Section 4.1 hereof, the Manager shall have the power and authority, on behalf of the Company:

(i)         To determine in its sole discretion whether to accept the subscription of any Persons to the Shares, and whether it is in the best interests of the Company and its Members to consent to the withdrawal of a Member’s Shares upon such Member’s exercise of his or her withdrawal right under Section 2.8 hereof;

(ii)       To appoint the executive officers of the Company, including without limitations, a president, chief financial officer, corporate secretary and such other officers as the Manager may deem necessary or appropriate for the operation of the Company, each of whom shall act on behalf of the Company in the capacity and with such powers and duties as the Manager may determine in its sole discretion. Each officer of the Company shall hold office until his successor is appointed or until his earlier displacement from office by resignation, removal or otherwise. Any officer may resign by written notice to the Company and may be removed for cause or without cause by the Manager, provided, that any such removal shall be without prejudice to the rights, if any, of the officer so removed under any employment contract or other agreement with the Company. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Manager;

(iii)      To employ from time to time, at the expense of the Company, Persons, including the Manager or its Affiliates, required for the operation of the Company’s business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with Persons on terms and for compensation that the Manager determines to be reasonable; and to give receipts, releases, and discharges for all of the foregoing and any matters incident thereto as the Manager may deem advisable or appropriate; provided, however, that any agreement or contract between the Company and the Manager or between the Company and an Affiliate of the Manager shall contain a provision that the agreement or contract may be terminated by the Company without penalty on sixty (60) days’ written notice and without advance notice if the Manager or Affiliate who is a party to the contract or agreement resigns or is removed under the terms of this Agreement;

(iv)       To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

(v)        To borrow money for the Company from banks, other lending institutions or Members on such terms as the Manager deems appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Manager, or by agents or employees of the Company expressly authorized by the Manager to contract such debt or incur such liability;

(vi)       To purchase liability and other insurance to protect the Company’s property and business and to protect the assets of the Members and the Manager;

(vii)     Subject to Subsection (ix) below, to acquire, hold and dispose of any Company real and/or personal properties;

(viii)    To invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

(ix)       Upon receipt of an affirmative vote or written consent of a majority of the Directors and the affirmative Majority Vote of the Members, to sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan, provided, however, that the affirmative vote or written consent of the Directors and the affirmative vote of the Members shall not be required with respect to any sale or disposition of the Company’s assets in the ordinary course of the Company’s business;

(x)        Subject to the limitations set forth in Section 1.7, to acquire or invest in businesses that are similar or complementary to the business of the Company;

(xi)       To execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company’s property; assignments; bills of sale; leases; contracts; partnership agreements, operating agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Manager, to conduct the business of the Company;

(xii)     To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds;

(xiii)    To enter into any and all other agreements on behalf of the Company, with any other Person for any purpose, in such forms as the Manager may approve; and

(xiv)     To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business.

(b)        The expression of any power or authority of the Manager in this Agreement shall not in any way limit or exclude any other power or authority of the Manager that is not specifically or expressly set forth in this Agreement.

Section 4.3   Restrictions on Authority of the Manager.

The Manager shall not have the authority to, and covenants and agrees that it shall not, do any of the following acts without the affirmative vote or written consent of a majority of the Directors and the affirmative Majority Vote of the Members (or if herein provided, the affirmative Supermajority Vote of the Members):

(a)        Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.7 hereof, provided that the Company may engage in any and all activities necessary, incidental or ancillary to the real estate industry with the affirmative vote or written consent of a majority of the Members and the Company may engage in any other lawful act or activity for which limited liability companies may be formed under the Act, provided that the Company obtains the affirmative Supermajority Vote of the Members.

(b)        Knowingly do any act in contravention of the Certificate of Formation or this Agreement;

(c)        Knowingly do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in the Agreement;

(d)        Cause the Company to voluntarily take any action that would cause a Bankruptcy of the Company;

(e)        Cause a dissolution, liquidation, merger, consolidation, or reorganization of the Company, without the affirmative vote or written consent of a majority of the Board of Directors and the affirmative Majority Vote of the Members, provided, however, that if the Manager does not consent to the dissolution of the Company, the Supermajority Vote of the Members will be required; or

(f)         Sell, exchange or otherwise dispose of all or substantially all of the Company’s assets, other than in the ordinary course of the Company’s business, without the approval of an affirmative majority of the Directors and the affirmative Majority Vote of the Members.

Section 4.4   Limited Liability of the Manager.

Except as expressly set forth in this Agreement or as required by law, the Manager will not be personally liable for any debt, obligation or liability of the Company whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager of the Company.

Section 4.5   Fiduciary Duties of the Manager.

The Manager shall perform its duties in good faith, consistent with the terms of this Agreement, in a manner the Manager reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager which so performs the duties as Manager shall not have any personal liability for any obligation of the Company by reason of being or having been a Manager of the Company. The Manager does not, in any manner, guarantee the return of the Members’ Capital Contributions or a profit for the Members from the operations of the Company. The Manager shall not be liable to the Company or any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, intentional misconduct, breach of this Agreement, embezzlement of Company funds, or a knowing violation of law by such Manager.

Section 4.6   The Manager Has No Exclusive Duty to Company.

The Manager shall devote the portion of its time to the business of the Company as it determines, in good faith, to be reasonably necessary to conduct the Company’s business. The Manager shall not be bound to devote all of its business time to the affairs of the Company, and the Manager and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including forming, operating and managing companies having a business similar or identical or competitive with the business of the Company. The Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. The Manager or any Affiliate thereof shall not be obligated to present any particular business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and the Manager or Affiliate thereof shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular business opportunity.

Section 4.7   Transactions between the Company and the Manager.

Notwithstanding that it may constitute a conflict of interest, the Manager may directly or indirectly engage in any transaction (including without limitation the lending of funds, or the rendering of any service outside the scope of this Agreement, or the establishment of any salary, other compensation, or other terms of employment) with the Company; provided however that in each case (a) such transaction is not expressly prohibited by this Agreement and (b) the terms and conditions of such transaction on an overall basis are fair and reasonable to the Company.

Section 4.8   Bank Accounts.

The Manager may from time to time open bank accounts in the name of the Company, and designate the sole signatories thereon.

Section 4.9   Resignation and Removal.

(a)        Resignation.   The Manager may resign at any time by giving written notice of the same to all Members. The resignation of the Manager shall take effect upon receipt of notice thereof or at such other time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager’s rights as a Member. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal.

(b)        Removal.   The Manager may be removed for “cause” by the affirmative vote or written consent of a majority of the Disinterested Directors and the affirmative Disinterested Supermajority Vote of the Members only if such vote is obtained within ninety (90) days following a final finding by any court or governmental body of competent jurisdiction in a final non-appealable judgment of:

(i)         fraud or intentional misconduct by the Manager in the performance of its duties to the Members under the terms of this Agreement that causes a material injury or loss to the interests of the Members in the Company; or

(ii)       the commission of a felony by the Manager arising under any securities law or otherwise involving fraud or moral turpitude.

The Manager shall provide the Members with a copy of any such finding by a court or governmental body within ten (10) days following its receipt thereof. Except as set forth in this Section 4.9(b), the Board of Directors and the Members shall not have the power to remove the Manager.

(c)        Vacancies.   A management vacancy shall be deemed to exist under this Agreement in the case of the withdrawal, removal, dissolution, or bankruptcy of the Manager. In such event, if a successor is not designated by the Manager, vacancies shall be filled by the affirmative vote or written consent of a majority of the Board of Directors and the affirmative Majority Vote of the Members. If no successor is designated by the Manager, and the Directors and the Members fail to elect a new Manager within ninety (90) days of the date of the management vacancy, the Company shall cease to take on new business and will commence the liquidation process pursuant to Article XI hereof.

(d)        Payment to Terminated Manager.   If the business of the Company is continued as provided elsewhere in this Agreement upon the withdrawal, removal, dissolution, or bankruptcy of the Manager, then the Company shall pay to the Manager a sum equal to all amounts then accrued and owing to the Manager. The Company shall be permitted to terminate the Manager’s Membership Interest by paying the Manager an amount equal to the book value of such Manager’s Membership Interest on the basis of the most recent audited financial statements of the Company. In the event the Manager and the Company cannot mutually agree upon the then-present fair market value of the Manager’s Membership Interest within ninety (90) days following such withdrawal, removal, dissolution or bankruptcy, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by the Manager and one by the Company, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Los Angeles, California and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by the terminated Manager and the Company. If the business of the Company is not so continued, then the Manager shall receive from the Company the sums it would have received in the course of dissolving the Company and winding up its affairs, as provided in Section 11.2 below.

The method of payment to any terminated Manager must be fair and must protect the solvency and liquidity of the Company. The method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the terminated Manager otherwise would have received under this Agreement had the Manager not terminated.

Section 4.10   Reimbursement of Expenses.

(a)        The Manager or its Affiliates shall pay all expenses incurred in the organization of the Company and expenses incurred in connection with the Offering (including but not limited to expenses incurred in connection with the formation of the Company and other similar expenses incurred in connection with organizing the Company and preparing it to commence business) to the extent such expenses are paid by the Manager or its Affiliates to non-affiliated parties. The Manager shall be deemed to have made a Capital Contribution to the Company an amount equal to the expenses incurred by the Manager or its Affiliates pursuant to this Section 4.10(a) and receive Shares in exchange therefor.

(b)        Except as provided in Section 4.10(a) above, the Manager or its Affiliates shall be entitled to reimbursement from the Company of all other expenses of the Company reasonably incurred and paid by the Manager or its Affiliates on behalf of the Company, including the salaries of the executive officers and directors of the Company and the actual cost of goods and materials used for or by the Company and obtained from entities unaffiliated with the Manager. The Manager may be reimbursed for the administrative services necessary to the prudent operation of the Company provided that the reimbursement shall be at the lower of the Manager’s actual cost or the amount the Company would be required to pay to independent parties for comparable administrative services in the same geographic location. No reimbursement shall be permitted for services for which the Manager is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement (except those as set forth in the Prospectus and in this Agreement) shall be:

(i)         Rent or depreciation of the Manager, utilities, capital equipment, other administrative items relating to the operation of the Manager; and

(ii)       Salaries, fringe benefits, and other administrative items incurred or allocated to any Controlling Persons of the Manager or its Affiliates.

Section 4.11   Manager Compensation.

(a)        Management Fee.   The Company shall pay the Manager an annual management fee in quarterly installments of up to two percent (2%) of the aggregate Capital Contributions of the Members for the management of the Company. The quarterly installments will be computed using a weighted average of the Capital Contribution of the Members equal to the sum of the total dollar value of the outstanding Capital Contributions for each day over the relevant period of the computation divided by the total number of days in the relevant period. The management fee does not include expenses incurred in connection with a Qualified Exchange or other Company expenses, which will be paid for by the Company.

(b)        Amendment to Manager Compensation.   Any amendment to this Agreement modifying the Manager’s compensation or distribution to which the Manager is entitled shall require the affirmative vote or written consent of a majority of the Directors and the affirmative Majority Vote of the Members.

ARTICLE V

TAXES, ALLOCATIONS AND DISTRIBUTIONS

Section 5.1   Allocations and Tax Provisions.

Rules governing allocations of income, gains, losses and deductions, certain tax matters and related items are set forth in Exhibit C attached hereto and made a part hereof.

Section 5.2   Non-Liquidating Distributions.

(a)        Referral Fee.   The Company shall pay a commission to each Member who refers a Taxpayer to the Company in connection with such Taxpayer’s like-kind exchange of property under Section 1031 of the Code pursuant to a Finders’ Fee Agreement, to be entered into by such Member and the Company. Such commission shall be treated as a “guaranteed payment” described in Section 707(c) of the Code.

(b)        Net Cash From Operations.   Subject to applicable law and any limitations contained elsewhere in this Agreement, the Manager may from time to time cause the Company to distribute Net Cash From Operations to Members in the following order and priority:

(i)         First, to the Members until each Member has received total distributions under this Section 5.2(b)(i) and Section 5.2(c)(i) in an amount sufficient to provide each Member its Preferred Return on its Unreturned Capital Contributions through the date of distribution under this Section 5.2(b)(i); provided that if the Company does not have sufficient Net Cash From Operations to provide each Member its Preferred Return, distributions pursuant to this Section 5.2(b)(i) shall be made pro rata to the Members in accordance with the amount otherwise due each Member under this Section 5.2(b)(i); and

(ii)       Thereafter, (x) twenty percent (20%) to the Manager and (y) eighty percent (80%) to the Members, including the Manager, to be distributed among the Members in proportion to the number of Shares held by each such Member.

(c)        Net Cash From Capital Events.   Subject to applicable law and any limitations contained elsewhere in this Agreement, the Manager may from time to time cause the Company to distribute Net Cash From Capital Events to Members in the following order and priority:

(i)         First, to the Members until each Member has received total distributions under this Section 5.2(c)(i) and Section 5.2(b)(i) in an amount sufficient to provide each Member its Preferred Return on its Unreturned Capital Contributions through the date of distribution under this Section 5.2(c)(i); provided that if the Company does not have sufficient Net Cash From Capital Events to provide each Member its Preferred Return, distributions pursuant to this Section 5.2(c)(i) shall be made pro rata to the Members in accordance with the amount otherwise due each Member under this Section 5.2(c)(i);

(ii)       Second, to the Members, in proportion to their respective Unreturned Capital Contributions, until the Unreturned Capital Contribution balance of each Member has been reduced to zero; and

(iii)      Thereafter, (x) twenty percent (20%) to the Manager and (y) eighty percent (80%) to the Members, including the Manager, to be distributed among the Members in proportion to the number of Shares held by each such Member.

(d)        Tax Distributions.   Any non-liquidating distributions intended for the payment or reimbursement of any tax liabilities of Members attributable to the allocation of profits or other tax items of the Company (“Tax Distributions”), if any, may be made to the Members and in such order or manner and in such amounts as the Manager may determine from time to time in its sole judgment and discretion.

If the Company makes Tax Distributions to the Members pursuant to this Section 5.2(d), the Manager shall, as soon as possible, adjust subsequent distributions among the Members to the extent necessary to preserve the intended economic relationship among the Members as set forth in Section 5.2(b) or 5.2(c), as applicable.

(e)        Withholding.

(i)         The Company shall withhold taxes from distributions to, and allocations among, the Members to the extent required by law (as determined by the Manager in its sole discretion). Except as otherwise provided in this Section 5.2(e), any amount so withheld by the Company with regard to a Member shall be treated for purposes of this Agreement as an amount actually distributed to such Member pursuant to Section 5.2 or 5.3, as applicable. An amount shall be considered withheld by the Company if and at the time such amount is remitted to a governmental agency without regard to whether such remittance occurs at the same time as the distribution or allocation to which it relates; provided, however, that an amount actually withheld from a specific distribution or designated by the Manager as withheld from a specific allocation shall be treated as if distributed at the time such distribution or allocation occurs.

(ii)       In the event that the Manager determines in its reasonable discretion that the Company lacks sufficient cash available to pay withholding taxes in respect of a Member, the Manager may, in its sole and absolute discretion, make a loan or Capital Contribution to the Company to enable the Company to pay such taxes. Any such loan shall be full-recourse to the Company and shall bear interest at a floating rate equal to the prime rate as announced from time to time by Bank of America, N.A., compounded daily. Notwithstanding any provision of the Agreement to the contrary, any loan (including interest accrued thereon) or Capital Contribution made to the Company by the Manager pursuant to this Section 5.2(e)(ii) shall be repaid or returned as promptly as is reasonably possible.

(iii)      Each Member hereby agrees to indemnify the Company and the other Members for any liability they may incur for any failure to properly withhold taxes in respect of such Member. Moreover, each Member hereby agrees that neither the Company nor any other Member shall be liable for any excess taxes withheld in respect of such Member’s interest in the Company and that, in the event of over-withholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.

(iv)       Taxes withheld by third parties from payments to the Company shall be treated as if withheld by the Company for purposes of this Section 5.2(e). Such withholding shall be deemed to have been made in respect to all the Members, as reasonably determined by the Manager. In the event that the Company receives a refund of taxes previously withheld by a third party from one or more payments to the Company, the economic benefit of such refund shall be apportioned among the Members in a manner reasonably determined by the Manager to offset the prior operation of this Section 5.2(e)(iv) in respect of such withheld taxes.

(v)        If the Company is required to remit cash to a governmental agency in respect of a withholding obligation arising from an in-kind distribution by the Company or the Company’s receipt of an in-kind payment, the Manager may cause the Company to sell an appropriate portion of such property and, to the extent permitted by applicable law (as determined by the Manager in its reasonable discretion) any resulting income or gain shall be allocated solely for income tax purposes entirely to the Members in respect of whom such withholding obligation arises.

(f)         Other Rules.

(i)         Neither the Company nor the Manager will incur any liability for making distributions in accordance with this Section.

(ii)       In the event Shares of a Member are permissibly Transferred during any Fiscal Year in full compliance with Article VIII and Article IX hereof, all distributions on or before the date of such transfer shall be made to the transferring Member of record, and all distributions thereafter shall be made to the assignee of record; provided, however, that neither the Company nor the Manager nor any Member shall incur any liability for making distributions in accordance with the foregoing, whether or not such Person has knowledge of any transfer or purported transfer of ownership of any Shares.

(iii)      No distribution of assets shall be made to the Members if, after giving effect to the distribution, the Company would not be able to pay its debts as they become due in the usual course of business. Each Member acknowledges that if such Member receives any distribution from the Company in violation of Section 18-607 of the Act, the Member may be liable to the Company or its successors for the return of such distributions.

Section 5.3   Distributions in Liquidation.

All distributions in liquidation of the Company shall be made in compliance with the applicable provisions of the Act and otherwise pursuant to this Agreement. Notwithstanding any contrary provision of this Agreement, distributions in liquidation of the Company shall be made to the Members in accordance with their positive Capital Account balances after all other adjustments to such Capital Accounts with respect to the year of liquidation. For purposes of this provision, liquidation shall have the meaning assigned to it in Treasury Regulations Section 1.704-1(b)(2)(ii)(g). The timing of such liquidating distributions shall comply with Treasury Regulations Section 1.704-1 or any similar regulation promulgated in the future, or if no such regulation exists, shall be made as soon as possible.

ARTICLE VI

ACCOUNTING AND RECORDS, REPORTS AND RETURNS

Section 6.1   Accounting and Records.

The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods elected to be followed by the Company, as determined in the discretion of the Manager, for federal income tax purposes. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business in accordance with the Act. All books and records of the Company shall be maintained at the Company’s principal executive offices.

Section 6.2   Access to Accounting and Other Records.

The following provisions of this Section 6.2 shall supersede and act in lieu of the provisions of Section 18-305 of the Act:

(a)        Subject to such reasonable standards and conditions as imposed by the Manager, including but not limited to the entering into of a nondisclosure or similar agreement as deemed appropriate by the Company, upon request of any Member for purposes reasonably related to the interest of that Person as a Member, the Company shall promptly deliver or cause to be delivered to the requesting Member, at the expense of the Company, a copy of (i) a current list of the full name and last known address of each Member and the Capital Contributions and Shares held of record by each Member; and (ii) the Company’s federal, state and local income tax returns and reports, if any, for each of its five (5) most recent Fiscal Years.

(b)        Subject to such reasonable standards and conditions as imposed by the Manager, including but not limited to the entering into of a nondisclosure or similar agreement as deemed appropriate by the

Company, each Member also has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member, to inspect and copy during normal business hours (i) any of the Company records described in the foregoing subsection (a); (ii) the Certificate of Formation of the Company, any amendments to the Certificate of Formation, and executed copies of any powers of attorney granted for the purpose of executing the Certificate of Formation; (iii) this Agreement and any amendments to this Agreement; (iv) financial statements of the Company, if any, for the five (5) most recent Fiscal Years; and (v) the written minutes of any meeting of the Board of Directors or the Members and any written consents of the Board of Directors or the Members for actions taken without a meeting.

(c)        The Company also shall promptly furnish to a Member a copy of any amendment to the Certificate of Formation or this Agreement executed pursuant to a power of attorney from such Member.

(d)        Any request by a Member for documents or request to inspect or copy documents under this Section 6.2 (i) may be made by that Member or that Member’s agent or attorney; and (ii) shall be made in writing and shall state the purpose of such demand.

(e)        Notwithstanding any contrary provision of this Agreement, the Manager shall have the right to keep confidential from the Members, for such period of time as the Manager deems reasonable, any information which the Manager reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Manager in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

(f)         The Directors and the Manager shall have the right to inspect any and all books and records of the Company for purposes reasonably related to their duties as a Director or Manager, as applicable.

(g)        No Person who is not a Manager, Director or Member shall have any information or inspection rights.

Section 6.3   Annual Statements and Tax Information.

(a)        The Manager shall cause to be prepared at least annually, at the Company’s expense, audited financial statements prepared in accordance with accounting principles generally accepted in the United States and accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements will include: an audited balance sheet, statements of income or loss, Members’ equity, and a statement of Cash Flows.

(b)        The Company’s accounts will itemize the costs of any verification performed by them and may be reimbursed to the Manager by the Company only to the extent that the reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for the services as determined under Section 4.10.

(c)        The Manager will cause the Company to deliver to each Member, within ninety (90) days after the end of each Fiscal Year, all information necessary for the preparation of such Member’s federal and state income tax returns.

Section 6.4   Quarterly Reports.

The Manager will supply to each Member the information required by Form 10-Q (if Form 10-Q is required to be filed with the Securities and Exchange Commission) within forty-five (45) days of the end of each quarterly period.

Section 6.5   Filings.

The Manager and the Directors, at Company expense, shall cause to be prepared and timely filed with and/or delivered to appropriate federal and state regulatory and administrative bodies and/or the Members applicable, all reports required to be filed with or delivered to those entities or Members under applicable law, including those described in the Company’s undertakings in any securities filing. The reports shall be prepared using the accounting or reporting basis required by the relevant regulatory bodies. The Company will provide a copy of the reports to each Member who requests one, without expense to the Member. The Manager and the Directors, at Company expense, shall file, with the Administrators for the states in which this Company is registered, as required by these states, a copy of each report referred to under this Article VI.

ARTICLE VII

INDEMNIFICATION

Section 7.1   Indemnification.

(a)        To the fullest extent permitted by law, the Company will indemnify, hold harmless and defend the Manager, each Member and each Director and officer of the Company (each, an “Indemnitee”) from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement (collectively, “Indemnified Losses”), incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Company, or by reason of the Indemnitee’s status as a Manager, Member, Director or officer of the Company, regardless of whether the Indemnitee retains such status at the time any such Indemnified Loss, is paid or incurred, unless the Indemnified Losses were the result of fraud, deceit, intentional misconduct, or a knowing violation of law by such Indemnitee.

(b)        No Indemnitee shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, intentional misconduct, or a knowing violation of law by such Indemnitee. No Indemnitee shall be liable to the Company or to any Member if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(c)        To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section will, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount unless it is determined that such Indemnitee is entitled to be indemnified therefor pursuant to this Section 7.1.

(d)        The indemnification provided by this Section 7.1 will be in addition to any other rights to which any Indemnitee may be entitled under this Agreement, any other agreement, as a matter of law or otherwise, and will inure to the benefit of the heirs, legal representatives, successors, assigns and administrators of the Indemnitee.

(e)        Notwithstanding the foregoing, the Manager (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company), the Directors and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular Indemnitee; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction has approved a settlement of the claims against a particular Indemnitee and has determined that indemnification of the settlement and related costs should be made; and (iv) in the case of subparagraph (iii) of this paragraph, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of the state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states which are specifically set forth in the prospectus; and in which plaintiffs claim they were offered or sold Shares. The Company may not incur the cost of that portion of liability insurance which insures the Manager or the Directors for any liability as to which the Manager or Directors are prohibited from being indemnified under this Section 7.1(e).

Section 7.2   Procedures; Survival.

(a)        If an Indemnitee wishes to make a claim under Section 7.1, the Indemnitee should notify the Company in writing within ten (10) days after receiving notice of the commencement of any action that may result in a right to be indemnified under Section 7.1; provided however that the failure to notify the Company will not relieve the Company of any liability for indemnification pursuant to Section 7.1 (except to the extent that the failure to give notice will have been materially prejudicial to the Company).

(b)        An Indemnitee will have the right to employ separate legal counsel in any action pursuant to Section 7.1 and to participate in the defense of the action. The fees and expenses of such legal counsel will be at the expense of the Indemnitee unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense of the action without reservation and employ counsel within a reasonable period of time after being given the notice required above, or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnitee and the Company and the Indemnitee has been advised by its legal counsel that representation of the Indemnitee and the Company by the same counsel would be inappropriate under applicable standards of professional conduct because of actual or potential differing interests between them. It is understood, however, that the Company will, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Indemnitees having actual or potential differing interests with the Company.

(c)        The Company will not be liable for any settlement of any action agreed to without the Company’s written consent.

(d)        The indemnification obligations set forth in this Article VII hereof will survive the termination of this Agreement.

ARTICLE VIII

TRANSFERS OF SHARES; LIMITATIONS

Section 8.1   Transfer or Assignment of Shares.

No Member shall be entitled to assign, convey, sell, encumber or in any manner alienate or otherwise Transfer all or part of such Member’s Shares in the Company or any other rights or obligations or interests of such Member as a Member except in strict compliance with each and all of the other Sections of this Article VIII and Article IX.

Section 8.2   Conditions to Transfer by Member.

Without limiting any other provisions or restrictions or conditions of this Article VIII or Article IX and in addition thereto, no Transfer of Shares or any other rights or obligations or interests of a Member may be made under any circumstances unless such Member has obtained the written consent of the Manager, in its sole discretion, and each and all of the following requirements and conditions precedent are satisfied:

(a)        Shares Only.   Members may Transfer entire Shares only. No rights or obligations or interests of a Member of any kind shall be severable from the Shares at any time or any under circumstances. Members therefore shall have no right to and shall not Transfer or purport to Transfer any rights or obligations or interests as a Member separate from the Shares.

(b)        Required Documents.   The following are delivered to the Company:

(i)         Notice of Intent to Transfer.   At a reasonable time prior to the consummation of the Transfer, written notice by the Member of the intent to make a Transfer of Shares, together with a detailed statement of the circumstances surrounding the proposed Transfer which is sufficient to enable the Company and the Manager to determine in its sole discretion whether such Transfer is permissible hereunder, and what opinions of counsel, certificates or documents, if any, may be needed to complete such Transfer in compliance with Section 8.2(c) hereof;

(ii)       Agreement to be Bound.   An instrument pursuant to which the proposed assignee agrees to all of the terms and conditions of, and to be bound by, this Agreement, and to assume all of the obligations of the transferring Member and to be subject to all the restrictions and obligations to which the transferring Member is subject under the terms of this Agreement; and

(iii)      Additional Documents.   Such additional instruments, documents and certificates as shall be requested by the Company (including opinions of counsel to any transferor satisfactory to the Company with respect to any of the matters set forth in Section 8.2(c)).

(c)        Restrictions.   Such Transfer would not:

(i)         Securities Laws.   Result in the violation of the Securities Act of 1933, as amended, or any regulation issued pursuant thereto, or any state securities laws or regulations, or any other applicable federal or state laws or order of any court having jurisdiction over the Company;

(ii)       Events of Default.   Be a violation of or an event of default under, or give rise to a right to accelerate any indebtedness described in, any note, mortgage, loan agreement or similar instrument or document to which the Company is a party unless such violation or event of default shall be waived by the parties thereto;

(iii)      Not Legally Competent.   Be a Transfer to an individual who is not legally competent or who has not achieved his or her majority under the laws of the State of California or the State of Delaware (excluding trusts for the benefit of minors as otherwise permitted in Section 8.3 hereof);

(iv)       Tax Status of Company.   Cause a material risk, in the sole discretion of the Manager, of the Company being classified as a publicly traded partnership or otherwise resulting in adverse tax consequences to the Company or the remaining Members;

(v)        Competitors.   Be a Transfer to a competitor or potential competitor of the Company in any relevant market;

(vi)       Five-Percent Limit.   Cause any Person to Beneficially Own Shares representing a greater than five percent (5%) of Company Capital or Profits; or

(vii)     Termination.   Unless the Manager determines in its sole discretion that no material adverse consequences shall result from such termination, result in the termination of the Company under Section 708 of the Code, taking into account the Shares to be sold or exchanged when added to the total of all other Shares sold or exchanged in the preceding twelve (12) consecutive months prior thereto.

(d)        Appropriate Legends.   Appropriate legends under applicable federal and state securities laws shall be affixed to the certificates evidencing the Shares and issued or transferred to purchasers in other states.

(e)        Costs.   The transferring Member or assignee shall pay to the Company any and all costs incurred and to be incurred by the Company in connection with or as a result of such Transfer, to the extent such costs would not have been incurred by the Company if such Transfer had not been proposed or made. Without limiting the generality of the foregoing, such costs shall include any expenses (including without limitation accounting fees) reasonably incurred by the Company and/or the Manager as a result of any elective or mandatory adjustments to the basis of Company property as a result of the application of Section 743 of the Code as it relates to such transfer.

Section 8.3   Permitted Transfers.

Subject to full compliance with Section 8.2 and Article IX hereof, including but not limited to the requirement for an agreement to be bound:

(a)        A Member shall be permitted to Transfer all or any part of its or his or her Shares without further consent hereunder (i) to any other Member; or (ii) to the spouse of said Member; or (iii) to any revocable trust established solely for the benefit of such Member or his or her parents, spouse or issue; or (iv) upon the death of such Member, to his or her estate or issue or devisees (each a “Permitted Assignee”).

(b)        Any Transfer to the spouse of a Member or upon death of a Member to the Member’s estate or issue or devisees shall remain fully subject to the compulsory withdrawal provision under Section 8.4 of this Agreement with or without the agreement or consent of such Permitted Assignee; and without limiting any other rights of the Company under such Section or otherwise, any reference in Section 8.4 hereof to “Member” shall include without limitation any such Permitted Assignee.

Section 8.4   Compulsory Withdrawal.

Upon the expiration of five (5) years from the date of purchase of the Shares in the Offering, the Company shall have irrevocable right and option but not the obligation (“Compulsory Withdrawal Right”) to compel all non-managing Members to sell their Shares (the “Withdrawal Shares”) to the Company for an amount equal to such Member’s unreturned Capital Contribution balance (the “Compulsory Withdrawal Payment”).

(a)        All references in Section 8.4 hereof and this Section to the Manager shall be deemed to include any successor Manager if applicable.

(b)        The Company shall have a period of six (6) months after the expiration of five (5) years from the date of purchase of the Shares in the Offering to exercise the Compulsory Withdrawal Right. Said Compulsory Withdrawal Right shall be exercised by the delivery of the written notice of the Manager to each of the non-managing Members or the successors or legal representative of the non-managing Members (the “Compulsory Withdrawal Notice”). The Compulsory Withdrawal Right shall lapse at the end of the relevant period if not exercised by the Manager as herein provided.

(c)        The failure of any of the non-managing Members or the successor or legal representative of such non-managing Member to tender said Withdrawal Shares to the Manager upon the exercise by the Manager of its Compulsory Withdrawal Right shall be a material breach of this Agreement for which the Manager shall be entitled to immediate legal and equitable relief. Without limiting the generality of the foregoing, in the event of the failure to tender said Withdrawal Shares as required hereunder, (i) said non-managing Member or the successor or legal representative of the non-managing Member thereupon shall have no rights as a Member of said Shares (including without limitation any right to vote or to dividends or liquidation proceeds), and (ii) the Manager thereupon shall have the unilateral right, without any further action on the part of the Members, to cause the Company to cancel all outstanding Withdrawal Shares that have not been tendered by non-managing Members within five (5) business days after the date of the Compulsory Withdrawal Notice and convert such Withdrawal Shares into the right to receive an amount equal to the Compulsory Withdrawal Payment. If such election is made by the Manager, all outstanding Withdrawal Shares that have not been tendered shall automatically be converted into and shall represent only the right to receive the Compulsory Withdrawal Payment.  Each non-managing Member does hereby irrevocably appoint and designate the President or Secretary of the Company, and their respective successors in office, as its attorney-in-fact for and on its behalf, and on behalf of its estate and representatives, for purposes of the conversion of the Withdrawal Shares into a right to receive the Compulsory Withdrawal Payment in accordance with this Section 8.4(c).

Section 8.5   Unauthorized Transfers Void.

Except as expressly provided in Article IX, any Transfer or purported Transfer in violation of the provisions of this Article VIII or Article IX shall be null and void ab initio and shall constitute a material breach of this Agreement. In the event of any Transfer or purported Transfer of any Shares of a Member in the Company in violation of this Agreement, without limiting any other rights or remedies of the Company or the other Members, the assignee or purported assignee shall have no right to participate in the management of the business and affairs of the Company or to become a Member, or to receive any distributions of any kind or to receive any part of the share of profits or other compensation by way of income and the return of contributions, or any allocation of income, gain, loss, deduction, credit or other items to the owner of such Shares in the Company would otherwise be entitled.

Section 8.6   Admission of Substitute Member; Liabilities.

(a)        An assignee of Shares will be admitted as a Substitute Member only if (i) the Transfer of such Shares complies in all respects with this Article VIII and Article IX; (ii) the prospective Substitute Member delivers a signed instrument acceptable to the Manager pursuant to which the assignee agrees to all of the terms and conditions of, and to be bound by, this Agreement, and to assume all of the obligations of the transferring Member and to be subject to all the restrictions and obligations to which the transferring Member is subject under the terms of this Agreement; and such other documents as necessary or advisable in the reasonable judgment of the Manager to effectuate such admission; (iii) the transferring Member or the assignee delivers the original Share certificates being transferred to the Company, duly endorsed in blank by the transferring Member; and (iv) such assignee pays any reasonable expenses of the Company incurred in connection with its or his or her admission as a Substitute Member. The admission of a Substitute Member shall not release the transferring Member from any liability to the Company or to the other Members in respect of its Membership Interest that may have existed prior to such admission, including but not limited to such liabilities as provided by Section 704(c) of the Act.

(b)        The Company shall reflect the admission of such Substitute Member in the records of the Company as soon as possible after satisfaction of the conditions set forth in this Agreement; and shall issue substitute Share certificates in the name of such Substitute Member representing the Shares transferred. Exhibit B of this Agreement shall be deemed to be amended to reflect the admission of the Substitute Member upon such admission; and each of Members then of record hereby consents to such amendment to the extent required by law or this Agreement.

ARTICLE IX

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 9.1   Definitions.

For the purposes of Article IX (and, with the exception of the term “Transfer,” as used elsewhere in this Agreement), the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Shares by a Person who is or would be treated as an owner of such Shares either actually or constructively through the application of (i) Section 267(c) of the Code, as modified by Section 267(e) of the Code, or (ii) Section 707(b)(3). The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 9.3(f) of this Article IX.

“Ownership Limit” shall mean five percent (5%) of Company Capital or Profits. Notwithstanding the foregoing, for purposes of determining the percentage ownership of Company Capital or Profits held by any Person, Shares that may be acquired upon conversion, exchange or exercise of any securities of the Company directly or constructively held by such Person, but not Shares issuable with respect to the conversion, exchange or exercise of securities of the Company held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise. The number of outstanding Shares of the Company, and the percentage interest in Company Capital or Profits represented by any such Shares, shall be determined by the Manager in good faith, which determination shall be conclusive for all purposes hereof.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 9.2(b) of this Article IX, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned Shares for another Person who is the beneficial transferee or owner of such Shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 9.2(b) of this Article IX, the record holder of the Shares if such Transfer had been valid under Section 9.2(a) of this Article IX.

“Restriction Termination Date” shall mean the first day on which the Manager determines that it is no longer in the best interests of the Company to attempt to, or continue to, serve as a “qualified intermediary,” within the meaning of Treasury Regulations Section 1.1031(k)-1(g)(4)(iii), for purposes of facilitating Qualified Exchanges.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise, other disposition of Shares as well as any other event that causes any Person to Beneficially Own Shares, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially (including but not limited to transfers of interests in other entities which result in changes in Beneficial Ownership of Shares), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 9.3 of this Article IX.

“Trustee” shall mean any Person unaffiliated with the Company, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Company to serve as trustee of a Trust.

Section 9.2   Restriction on Ownership and Transfers.

(a)        From the date of this Agreement and prior to the Restriction Termination Date, and subject to Section 9.9, no Person shall Beneficially Own Shares representing an interest in Company Capital or Profits in excess of the Ownership Limit.

(b)        If, during the period commencing on the date of this Agreement and prior to the Restriction Termination Date, any Transfer occurs that, if effective, would result in any Person Beneficially Owning Shares in violation of Section 9.2(a) of this Article IX, (i) then that number of Shares of that otherwise would cause such Person to violate Section 9.2(a) of this Article IX (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 9.3, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such Shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially Owning Shares in violation of Section 9.2(a) of this Article IX, then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 9.2(a) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such Shares.

(c)        It is expressly intended that the restrictions on ownership and Transfer described in this Section 9.2 of Article IX shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Shares of the Company.

Section 9.3   Transfers of Shares in Trust.

(a)        Upon any purported Transfer or other event described in Section 9.2(b) of this Article IX, such Shares shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 9.2(b). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Company as provided in Section 9.3(f) of this Article IX.

(b)        Shares held by the Trustee shall be issued and outstanding Shares of the Company. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the Shares held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(c)        The Trustee shall have all voting rights and rights to distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Company that Shares have been transferred to the Trustee shall be paid to the Trustee upon demand, and any distribution declared but unpaid shall be paid when due to the Trustee with respect to such Shares. Any distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Shares held in the Trust and, subject to Delaware law, effective as of the date the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Shares prior to the discovery by the Company that the Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article IX, until the Company has received notification that the Shares have been transferred into a Trust, the Company shall be entitled to rely on its Share transfer and other Member records for purposes of preparing lists of Members entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Members.

(d)        As soon as reasonably practicable after receiving notice from the Company that Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a Person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitation set forth in Section 9.2(a), provided that such sale does not violate the transfer restriction set forth in Section 8.2(c)(iv). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 9.3(d). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the Shares in the transaction that resulted in such transfer to the Trust and (ii) the price received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any other distributions thereon. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Purported Record Transferee then (x) such Shares shall be deemed to have been sold on behalf of the Trust and (y) to the extent that the Purported Record Transferee received an amount for such Shares that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 9.3(d), such excess shall be paid to the Trustee upon demand.

(e)        Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price equal to the price paid by the Purported Record Transferee for the Shares in the transaction that resulted in such transfer to the Trust. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 9.3(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any other distributions held by the Trustee with respect to such Shares shall thereupon be paid to the Charitable Beneficiary.

(f)         By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Shares held in the Trust would not violate the restriction set forth in Section 9.2(a) in the hands of such Charitable

Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

Section 9.4   Remedies For Breach.

If the Manager shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 9.2 of this Article IX or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Shares in violation of Section 9.2 of this Article IX, the Manager shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Beneficial Ownership) in violation of Section 9.2(a) of this Article IX, shall automatically result in the transfer to a Trust as described in Section 9.2(b) irrespective of any action (or non-action) by the Manager.

Section 9.5   Notice of Restricted Transfer.

Any Person who acquires or attempts to acquire Shares in violation of Section 9.2 of this Article IX, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 9.2(b) of this Article IX, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the tax consequences, if any, of such Transfer or attempted Transfer to the Company and to Taxpayers.

Section 9.6   Members Required to Provide Information.

From the date of this Agreement and prior to the Restriction Termination Date, each Person who is a beneficial owner or Beneficial Owner of Shares and each Person (including the holder of record) who is holding Shares for a beneficial owner or Beneficial Owner shall, on demand, provide to the Company in writing such information as the Company may request in order to determine the tax consequences, if any, of such Person’s Beneficial Ownership of Shares to the Company and to Taxpayers, and to ensure compliance with the Ownership Limit.

Section 9.7   Remedies Not Limited.

Nothing contained in this Article IX shall limit the authority of the Manager to take such other action as it deems necessary or advisable to protect the Company and the interests of its Members and Taxpayers by ensuring compliance with the Ownership Limit.

Section 9.8   Ambiguity.

In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition contained in Section 9.1, the Manager shall have the power to determine the application of the provisions of this Article IX with respect to any situation based on the facts known to it. In the event Article IX requires an action by the Manager and this Article fails to provide specific guidance with respect to such action, the Manager shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article IX. Absent a decision to the contrary by the Manager (which the Manager may make in its sole and absolute discretion), if a Disqualified Person would have (but for the remedies set forth in Section 9.2(b)) acquired Beneficial Ownership of Shares in violation of Section 9.2(a), such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been actually owned by such Disqualified Person, and second to Shares which, but for such remedies, would have been Beneficially Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

Section 9.9   Exceptions.

(a)        The Manager, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning Shares in excess of the Ownership Limit, as set forth in Section 9.2(a) of this Article IX, if the Manager determines that such exemption will not cause any Disqualified Person to Beneficially Own Shares representing a greater than ten percent (10%) of Company Capital or Porfits. In granting a Person an exception under this Section 9.9(a) to the Ownership Limit, the Manager may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the restriction contained in Section 9.2 of this Article IX) will result in such Shares being transferred to a Trust in accordance with Section 9.3 of this Article IX. In addition, prior to granting any exception pursuant to this Section 9.9(a), the Manager may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Manager in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the exemption will not cause the Company to be treated as a Disqualified Person as to Taxpayers.

(b)        Notwithstanding anything potentially to the contrary contained in this Agreement, the restrictions of this Article IX shall not apply to the Shares owned by the Manager for so long as the Manager does not constitute a Disqualified Person.

Section 9.10   Legends.

Each certificate for Shares shall bear substantially the following legend:

Restriction on Ownership and Transfer

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF COMPLYING WITH REQUIREMENTS UNDER SECTION 1031 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND TREASURY REGULATIONS THEREUNDER. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE OPERATING AGREEMENT OF THE COMPANY, NO PERSON MAY BENEFICIALLY OWN SHARES REPRESENTING IN EXCESS OF 5% OF THE CAPITAL INTERESTS OR PROFITS INTERESTS IN THE COMPANY. ANY PERSON WHO BENEFICIALLY OWNS OR ATTEMPTS TO BENEFICIALLY OWN SHARES IN VIOLATION OF THE ABOVE LIMITATION MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IS VIOLATED, THE SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE MANAGER IN ITS SOLE DISCRETION IF THE MANAGER DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTION DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE OPERATING AGREEMENT OF THE COMPANY SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE OPERATING AGREEMENT OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH

HOLDER OF SHARES ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

Section 9.11   Severability.

If any provision of this Article IX or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provision shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

Section 9.12   Enforcement.

The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article IX.

Section 9.13   Non-Waiver.

No delay or failure on the part of the Company or the Manager in exercising any right hereunder shall operate as a waiver of any right of the Company or the Manager, as the case may be, except to the extent specifically waived in writing.

ARTICLE X

ADMISSION OF ADDITIONAL MEMBERS

Section 10.1   Admission of Additional Members.

Subject to compliance with applicable federal and state securities laws and regulations, the Company may extend its offering of Shares to any Persons for up to two (2) years from the date of original effectiveness of the Registration Statement on Form SB-2, provided that (i) except as provided in Section 9.9, no Person may Beneficially Own Shares representing a greater than five percent (5%) of Company Capital or Profits; and (ii) the Manager may decide in its sole discretion whether to admit such Persons as Additional Members.

Section 10.2   Procedure for Admission.

No Person will be admitted as an Additional Member until such Person executes and acknowledges such instruments, in form and substance satisfactory to the Manager, as the Manager deems necessary or advisable to effect such admission to confirm the agreement of the Person being admitted to be bound by the terms and provisions of this Agreement, including, without limitation, the Subscription Agreement or any future subscription materials approved by the Manager. The Company shall reflect the admission of such Additional Member in the records of the Company as soon as possible after satisfaction of the conditions set forth in this Agreement; and shall issue Share certificates in the name of such Additional Member representing the Shares transferred. Exhibit B of this Agreement shall be deemed to be amended to reflect the admission of the Additional Member upon such admission; and each of the Members then of record hereby consents to such amendment to the extent required by law or this Agreement.

Section 10.3   Required Contribution.

In connection with the admission to the Company of any Person (other than a Substitute Member ) on a date subsequent to the initial date on which Members are admitted pursuant to the Offering (the “Initial Admission Date”), such Person shall be required to pay to the Company any amounts specified in the applicable Subscription Agreement.

ARTICLE XI

TERMINATION, DISSOLUTION AND
LIQUIDATION OF THE COMPANY

Section 11.1   Events Causing Dissolution.

The Company will be dissolved only upon the occurrence of any of the following events (“Dissolution Event”):

(a)        The sale, exchange or other disposition or distribution of all or substantially all of the assets and properties of the Company other than in the ordinary course of business;

(b)        The consent of the Manager, the affirmative vote or written consent of a majority of the Board of Directors and the affirmative Majority Vote of the Members; provided, however, that if the Manager does not consent to the dissolution of the Company, the Company may be dissolved upon the affirmative vote or written consent of a majority of the Board of Directors and the Supermajority Vote of the Members, without the Manager’s consent;

(c)        The withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a majority of the Directors and the Members holding Shares representing a Majority Vote of the Members agree in writing to continue the business of the Company and, within thirty (30) days after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers; or

(d)        The final decree of a court of competent jurisdiction that such dissolution is required under applicable law.

Section 11.2   Liquidation and Winding Up.

Upon the occurrence of a Dissolution Event, the Company will be liquidated and the Manager (or other Person designated by a decree of court) will wind up the affairs of the Company. In such case, the Manager (or such other Person designated by a decree of court) shall have the authority, in its sole and absolute discretion, to sell the Company’s assets and properties or distribute them in kind. The Manager or other Person winding up the affairs of the Company will promptly proceed to the liquidation of the Company. In a liquidation, the assets and property of the Company will be distributed in the following order of priority:

(a)        To the payment of all debts and liabilities of the Company in the order of priority as provided by law (other than outstanding loans from a Member, Manager or Director);

(b)        To the establishment of any reserves deemed necessary by the Manager or the Person winding up the affairs of the Company, for any contingent liabilities or obligations of the Company (including those of the Person serving as the liquidator);

(c)        To the repayment of any outstanding loans from a Member, the Manager or a Director to the Company; and

(d)        The balance, if any, to the Members in accordance with Section 5.3 of this Agreement.

Upon liquidation of the Company, no Member shall be required to contribute any amount to the Company solely because of a deficit or negative balance in the Capital Account of such Member and any deficit or negative balance shall not be considered an asset of the Company for any purpose.

Section 11.3   Limitations on Payments Made in Dissolution.

Except as otherwise provided in this Agreement, each Member shall be entitled to look solely to the assets and properties of the Company for return of the Member’s Capital Contribution and returns thereon, and, if such assets and properties are insufficient to return such Member’s Capital Contributions or returns thereon, the Member shall have no recourse against the Directors, the Manager or other Members of the Company. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager. The Manager is hereby authorized to do any and all acts and things authorized by law for these purposes. If the Manager becomes insolvent or bankrupt, dissolves, withdraws or is removed by the Directors and the Members, the winding-up of the affairs of the Company and the distribution of its assets shall be conducted by the person or entity selected by the affirmative vote or written consent of a majority of the Board of Directors and the affirmative Majority Vote of the Members, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purpose.

ARTICLE XII

MISCELLANEOUS

Section 12.1   Complete Agreement.

This Agreement and the Certificate of Formation constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter hereof. This Agreement and the Certificate of Formation replace and supersede all prior agreements by and among the Members or any of them in respect of the Company. This Agreement and the Certificate of Formation supersede all prior written and oral statements; and no representation, statement, condition or warranty not contained in this Agreement or the Certificate of Formation will be binding on the Members or the Company or have any force or effect whatsoever.

Section 12.2   Governing Law.

This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Delaware, without reference to conflicts of law principles.

Section 12.3   No Assignment; Binding Effect.

This Agreement may not be transferred or assigned by any party hereto other than (a) in the case of a Member, in full compliance with Article VIII and Article IX hereof as an integrated part of a permissible Transfer of all or a portion of the Shares of the Member; and (b) in the case of the Company, in connection with the transfer or assignment of all or substantially all of the assets of the Company. Any purported assignment, sale, Transfer, delegation or other disposition, except as expressly permitted herein, will be null and void and shall constitute a material breach of this Agreement. Subject to the foregoing restrictions and Articles VIII and IX hereof, this Agreement will be binding upon and inure to the benefit of the Members and their respective spouses, heirs, devisees, representatives, successors and assigns.

Section 12.4   Severability.

If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future laws applicable to the Company effective during the Term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

Section 12.5   No Partition.

The parties acknowledge that the assets and properties of the Company are not and will not be suitable for partition. Thus, each Member (on behalf of such Member and his, her or its successors and assigns) hereby irrevocably waives any and all rights that such Member may have to maintain any action for partition of such assets and properties.

Section 12.6   Multiple Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed a duplicate original and all of which, when taken together, will constitute one and the same document. Execution and delivery of this Agreement by exchange of facsimile copies bearing the signatures of the parties will constitute a valid and binding execution and delivery of this Agreement by the parties.

Section 12.7   Additional Documents and Acts.

Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby at any time.

Section 12.8   No Employment Rights.

Nothing in this Agreement shall confer upon person any right to be employed or to continue employment by the Company or any Affiliated entity, or interfere in any manner with any right of the Company or Affiliated entity to terminate such employment at any time.

Section 12.9   Amendments.

All amendments and modifications to this Agreement must be in writing and shall be approved by the Manager and by the affirmative vote or written consent of a majority of the Board of Directors. Notwithstanding the foregoing, (a) any amendment to Section 1.7, Article II, Section 3.1(a), Section 3.1(b), Section 3.3, Section 3.11, Section 4.1, Section 4.3, Section 4.11, Article V (except for changes required to conform with changes in applicable law), Section 6.2, Section 6.3, Section 6.4, Article VII (to the extent indemnification rights of the Members are affected), Article VIII, Article IX and Article XI will require the affirmative Supermajority Vote of the Members, (b) any amendment to Section 5.2(b) or to Section A(1)(c) of Exhibit C (in each case, to the extent relating to the special allocations and distributions to the Manager) shall require the Manager’s consent, and (c) in the event the Manager, in its discretion, causes the Company to adopt a plan permitting Members to elect whether to receive nonliquidating distributions in cash on a current basis or to automatically reinvest such distributions in the Company, the Manager is expressly authorized to amend this Agreement as appropriate to reflect the adoption of such plan.

Section 12.10   No Waiver.

No delay, failure or waiver by any party to exercise any right or remedy under this Agreement, and no partial or single exercise of any such right or remedy, will operate to limit, preclude, cancel, waive or otherwise affect such right or remedy, nor will any single or partial exercise of such right or remedy limit, preclude, impair or waive any further exercise of such right or remedy or the exercise of any other right or remedy.

Section 12.11   Representations and Warranties; Reliance.

(a)        Each party represents and warrants that such party has the full right, power, legal capacity and authority to enter into and execute this Agreement and to discharge all of his or her or its obligations hereunder, and that such party does not have any outstanding obligation and is not a party to any outstanding agreement which obligation or agreement is inconsistent with this Agreement. This Agreement has been duly executed and delivered by such party after all legally required approvals, and constitutes its or his or her valid and legally binding agreement and obligation and is enforceable in accordance with its terms.

(b)        Without limiting the foregoing, in the event that a Member is not a natural person, neither the Company nor any Member will (i) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or (ii) be required to see to the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

(c)        Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Manager and its Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that the attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Manager and its Affiliates.

Section 12.12   Notices.

Except as otherwise provided in this Agreement regarding notices by electronic mail or other electronic means to Members and the Manager and regarding Member proxies, all notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be delivered (a) by personal delivery, (b) by a nationally recognized overnight air courier service, (c) by telefacsimile, using equipment that provides written confirmation of receipt, or (d) by deposit in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, to the Company at its principal executive office and to any Member at the address then shown as the current address of such Member on the books and records of the Company. Any such notice shall be deemed to have been given on the date so delivered, if delivered personally or by overnight air courier service; or if by telefacsimile, on the first day following the transmission of such facsimile; or if mailed, five (5) calendar days after mailing. Any party may by written notice to the other parties specify a different address or telefacsimile number for notice purposes by sending notice thereof in the foregoing manner.

Section 12.13   Dispute Resolution; Arbitration.

(a)        Any controversy, claim or dispute arising out of or related to this Agreement or the interpretation, performance, or breach hereof, including but not limited to alleged violations of state or federal statutory or common law rights or duties, all tort claims and all claims for punitive damages (a “Dispute”), shall be resolved solely according to the procedures set forth in this Section.

(b)        The parties shall attempt, whenever possible, to discuss and resolve any Disputes on an informal basis, in order to avoid the expense and delay associated with arbitration. A party invoking these dispute resolution procedures shall deliver a notice to the other parties (a “Dispute Notice”) of the claims it intends to bring and the relief sought, including sufficient details regarding the factual, contractual or other legal bases for the party’s claim as reasonably required to enable the parties receiving the Dispute Notice to evaluate the claim and respond thereto. No arbitrator shall have authority to consider or resolve any Dispute that is not first the subject of a Dispute Notice and subject to informal dispute resolution pursuant to this Section.

(c)        If the parties are unable to resolve one or more Disputes informally, any party to the Dispute may initiate a binding arbitration proceeding for the final resolution of such remaining Dispute(s). A party shall initiate arbitration by delivering a notice to the other parties (an “Arbitration Notice”) describing the Dispute(s) to be arbitrated. Within thirty (30) days of receiving an Arbitration Notice, the receiving party may deliver its own Arbitration Notice, specifying additional Disputes to be submitted to arbitration. If more than one Dispute is to be arbitrated, the subject matters of the various Disputes need not be related to each other.

(d)        The arbitration, which shall take place in Los Angeles, California, shall be administered by the Los Angeles, California office of the American Arbitration Association (“AAA”), or any successor hereof, in accordance with the AAA Rules, except as otherwise provided herein. The arbitration shall be held before and decided by a single neutral arbitrator (the “Arbitrator”). The arbitrator shall be a member of the AAA Large and Complex Case Panel selected in accordance with the AAA Rules. The arbitration decision shall be binding and final upon the parties thereto, and judgment on any award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

(e)        Notwithstanding any contrary provision of this Section, any party may seek emergency or temporary injunctive remedies exclusively in any federal or state court located within Los Angeles, California, in aid of its claims for relief in the arbitration notwithstanding this agreement to arbitrate; provided that such action shall not be deemed a waiver of the right to arbitrate the merits of the dispute. Each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such action or proceeding.

(f)         In any judicial or arbitration proceeding hereunder, the prevailing party shall be entitled to receive its reasonable attorneys’ fees and costs incurred in connection with such proceeding in addition to its judgment.

Section 12.14   Specific Performance.

Because of the unique character of the Membership Interests and the Shares, the Members and the Company will be irreparably damaged if this Agreement is not specifically enforced. If any dispute arises concerning the Transfer of any Shares, or any portion thereof, in the Company, an injunction may be issued restraining any purported Transfer pending the determination of such controversy. If any dispute arises concerning the right or obligation to purchase or sell any such Shares, or any portion thereof, such right or obligation will be enforceable in a court of equity by a decree of specific performance. Such remedy will, however, be cumulative and not exclusive, and will be in addition to any other remedy which the Members or the Company may have.

Section 12.15   No Third Party Beneficiary.

This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and permitted assigns, and no other Person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

Section 12.16   Preemptive Rights.

No Member shall have any preemptive rights.

Section 12.17   Cumulative Remedies.

The rights and remedies of any party as set forth in this Agreement are not exclusive and are in addition to any other rights and remedies now or hereafter provided by law or at equity, subject to the Dispute Resolution and Arbitration provisions of Section 12.13 hereof.

Section 12.18   Exhibits.

All Exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

Section 12.19   Interpretation.

The titles and section headings set forth in this Agreement are for convenience only and shall not be considered as part of agreement of the parties. When the context requires, the plural shall include the singular and the singular the plural, and any gender shall include all other genders. No provision of this Agreement shall be interpreted or construed against any party because such party or its counsel was the drafter thereof.

Section 12.20   Special Power of Attorney.

(a)        Attorney In Fact.   Each Member hereby grants to the Manager a special power of attorney irrevocably making, constituting, and appointing the Manager as such Member’s attorney in fact, with all power and authority to act in the Member’s name and on the Member’s behalf to execute, acknowledge and deliver any instrument which is now or may hereafter be required by law to be filed on behalf of the Company or is deemed necessary or appropriate by the Manager to carry out fully the provisions of this Agreement in accordance with its terms. Each Member authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Member might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

(b)        Nature of Special Power.   The special power of attorney granted pursuant to this Section:

(i)         Is a special power of attorney coupled with an interest and is therefore irrevocable;

(ii)       May be exercised by the Manager for each Member by a facsimile signature of or on behalf of the Manager or by listing all of the Members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

(iii)      Shall survive the death, disability, legal incapacity, Bankruptcy, insolvency, dissolution, or cessation of existence of a Member and shall survive the delivery of an assignment by a Member of the whole or a portion of his, her or its Shares; provided, however, if the assignment of Shares complies with Articles VIII and IX of this Agreement and the assignee, in accordance with Articles VIII and IX, is admitted as a Substitute Member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to effect such substitution.

Section 12.21   Survival.

It is the express intention and agreement of the Company and the Members that all covenants, agreements, statement, representations, warranties and indemnities made in this Agreement will survive the execution and delivery of this Agreement and the Shares and, where appropriate to facilitate the intent of this Agreement, the dissolution, liquidation and winding up of the Company.

*  *  *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first hereinabove set forth.

COMPANY:
CAPITAL EXCHANGE, LLC,
a Delaware limited liability company
Date Signed:	By:

MEMBERS:
Date Signed:	By:
Date Signed:	By:
Date Signed:	By:
Date Signed:	By:

The undersigned accepts his appointment as the Tax Matters Member of the Company and agrees to be bound by the terms and conditions of this Agreement, as amended from time to time.

Date Signed:	By:

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following terms will have the following meanings:

“Act” means the Delaware Limited Liability Company Act, as amended or superseded from time to time.

“Additional Member” means a Member, other than an Initial Member or a Substitute Member, who has acquired Shares from the Company and who has been admitted as a Member pursuant to Article X of this Agreement.

“Adjusted Asset Value” means, with respect to any asset of the Company, such adjusted basis of such asset for federal income tax purposes, except as follows:

(i)         The Adjusted Asset Value of any asset contributed to the Company by an Member will be the gross fair market value of such asset as determined jointly by the Manager and the contributing Member, in their joint and reasonable discretion.

(ii)       If the Manager reasonably determines that an adjustment is necessary or appropriate to reflect the relative Shares of the Members in the Company, the Adjusted Asset Values of all Company assets will be adjusted to equal their gross fair market value, as determined by the Manager, taking Section 7701(g) of the Code into account, as of the following times: (a) a Capital Contribution (other than a de minimis capital contribution) to the Company by a new or existing Member; and (b) any distribution by the Company to a Member of more than a de minimis amount of cash or other property in connection with the redemption of all or a portion of an Member’s Shares in the Company. The Adjusted Asset Values of all Company assets also will be adjusted to equal their gross fair market value at such other times as the Manager reasonably determines necessary or advisable in order to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2.

(iii)      The Adjusted Asset Value of any Company property distributed to any Member shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such property on the date of distribution as determined by the Manager.

(iv)       The Adjusted Asset Values of Company property will be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided, however, that Adjusted Asset Values will not be adjusted pursuant to this paragraph to the extent that the Manager reasonably determines that an adjustment pursuant to paragraph (ii) or (iii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

(v)        The Adjusted Asset Value of an asset will be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

“Adjusted Capital Account” means, with respect to any Member, such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which such Member is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and (ii) debit to such Capital Account the items described in Treasury Regulations

Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and will be interpreted consistently therewith.

“Administrator” means the agency or official administering the securities law of a state in which the Shares are registered or qualified for offer or sale.

“Affiliate” or “Affiliated” shall mean any corporation, firm or other entity that is directly or indirectly controlling, controlled by, or under common control with a party hereto. For the purpose of this definition, “control” shall mean the direct or indirect ownership of more than twenty percent (20%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

“Agreement” means this Limited Liability Company Agreement and any amendments hereto.

“Bankruptcy” means with respect to any Person, (i) the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property; or corporate action taken by such Person to authorize any of the actions set forth above; or (ii) without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency, or similar statute, law, or regulation, or the filing of any such petition against such Person which petition shall not be dismissed or stayed within sixty (60) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed or stayed within sixty (60) days.

“Capital Account” means the capital account established on behalf of each Member on the books of the Company. In general, the Capital Account of each Member shall be initially credited with the amount of such Member’s initial Capital Contribution to the Company, as set forth on Exhibit B. Thereafter, each such Member’s Capital Account shall be increased by (a) the amount of money contributed by such Member to the Company, (b) the Adjusted Asset Value of any property contributed by such Member to the Company (net of liabilities securing such contributed property that the Company is considered to assume or take subject to, and (c) allocations to such Member of Profits and other items of book income and gain, and shall be decreased by (d) the amount of money distributed to the Member by the Company, (e) the Adjusted Asset Value of property distributed by the Company to the Member (net of liabilities securing such distributed property that the Member is considered to assume or take subject to and (f) allocations to such Member of Losses and other items of book loss and deduction, and shall otherwise be adjusted in accordance with the additional rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv). The Capital Accounts shall also be adjusted (x) as reasonably determined by the Manager, to reflect any redemption, forfeiture or transfer of Shares, and (y) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m). It is the intent of the Members that the Capital Accounts of all Members be determined and maintained in accordance with the principles of Treasury Regulations Section 1.704-1(b)(2)(iv) at all times throughout the full term of the Company. Accordingly, the Manager is authorized to make any other adjustments to the Capital Accounts so that the Capital Accounts and allocations thereto comply with said Section of the Treasury Regulations, provided that such adjustments do not have a material adverse effect on any Member.

“Capital Contribution” means any contribution to the capital of the Company in cash or other property by a Member.

“Cash Flow” means cash funds provided from operations including, without limitation, interest and fees earned from serving as a qualified intermediary for Qualified Exchanges, interest or dividends from interim investments paid to the Company after deducting cash funds used to pay general Company operating and administrative expenses (including Commissions) and debt payments, but without deduction for depreciation.

“Certificate of Formation” has the meaning set forth in Section 1.2 of this Agreement.

“Code” means the Internal Revenue Code of 1986 as amended, or corresponding provisions of subsequent superseding federal revenue laws.

“Company” means Capital Exchange, LLC, a Delaware limited liability company.

“Company Capital or Profits” has the meaning set forth in Section 2.8(a)(ii) of this Agreement.

“Company Minimum Gain” means “partnership minimum gain” as set forth in Section 1.704-2(b)(2) of the Treasury Regulations.

“Compulsory Withdrawal Notice” has the meaning set forth in Section 8.4(b) of this Agreement.

“Compulsory Withdrawal Payment” has the meaning set forth in Section 8.4 of this Agreement.

“Controlling Person” shall be defined as any Person, whatever their title, who performs functions for the Manager similar to those of (1) Chairman or Member of the Board of Directors; (2) Executive management, such as the president, vice-president or senior vice-president, corporate secretary, or treasurer; (3) Senior management, such as the vice-president of an operating division who reports directly to executive management; or (4) Those holding five percent (5.0%) or more equity interest in the Manager or a Person having the power to direct or cause the direction of the Manager, whether through the ownership of voting securities, by contract, or otherwise.

“Depreciation” means, with respect to any Company asset for any Fiscal Year or other period, the depreciation, depletion or amortization, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Adjusted Asset Value and the adjusted tax basis of such asset, Depreciation will mean “book depreciation, depletion or amortization” as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Treasury Regulations; provided however that, if any property has a zero adjusted basis for federal income tax purposes, Depreciation may be determined under any reasonable method selected by the Manager.

“Disinterested Director” shall have the same meaning as “Independent Director” under Rule 4200(a)(15) of the NASDAQ Rules.

“Disinterested Supermajority Vote” means the affirmative vote or consent of the Members of record owning more than sixty six and two-thirds percent (66 2/3%) of the outstanding Shares of the Company in the aggregate. Shares held by the Manager [and its Affiliates] shall not be counted in such vote or consent, and shall not be included in determining the number of Shares outstanding.

“Disqualified Persons” shall have the meaning provided in Section 2.4(c) of this Agreement.

“Fair Market Value” shall, except as otherwise provided herein, be that value determined by the Manager in good faith and with due consideration to (A) the price at which securities of reasonably comparable companies (if any) in the same industry are being publicly traded, or (B) if there are no securities of reasonably comparable company in the same industry being traded, the earnings history, book value and prospects of the Company in light of market conditions generally.

“Fiscal Year” means the Company’s fiscal year. The Company’s fiscal year will be its taxable year. The Company’s taxable year will be the calendar year, unless otherwise required by the Code or Treasury Regulations, as reasonably determined by the Manager.

“Indemnified Losses” has the meaning set forth in Section 7.1 of this Agreement.

“Indemnitee” has the meaning set forth in Section 7.1 of this Agreement.

“Initial Admission Date” has the meaning set forth in Section 10.3 of this Agreement.

“Initial Members” means the Persons listed as Members in Exhibit B to this Agreement.

“Majority Vote” means the affirmative vote or consent of the Members of record owning more than fifty percent (50%) of the outstanding Shares of the Company in the aggregate.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” means “partner nonrecourse deductions” as set forth in Treasury Regulations Section 1.704-2(i)(2).

“Member” or “Members” means the Initial Members (or any successors or Substitute Members to the Initial Members) and any Members of the Company subsequently admitted as members in accordance with this Agreement and the Act.

“Membership Interest” means the entire ownership interest of a Member in the Company at any particular time, including all economic rights and voting rights of the Member in the Company, the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and under law, and the obligations of such Member to comply with all of the terms and provisions set forth in this Agreement and under applicable law, all of which Membership Interest is represented and evidenced by Shares in the Company.

“Minimum Gain Attributable to Member Nonrecourse Debt” means “partner nonrecourse debt minimum gain” as determined in accordance with Treasury Regulations Section 1.704-2(i)(2).

“Net Cash From Capital Events” means net cash flow from all sales, other dispositions, and financings or refinancings of any property owned by the Company or other borrowings of the Company other than in the ordinary course of business less any amount set aside for creation or restoration of working capital reserves during the month, provided that (i) the operating expenses shall not include any general overhead expenses of the Manager; and (ii) Net Cash From Capital Events shall not exceed the amount of cash on hand.

“Net Cash From Operations” means Cash Flow less any amount set aside for creation or restoration of working capital reserves during the month, provided that (i) the operating expenses shall not include any general overhead expenses of the Manager; and (ii) Net Cash From Operations shall not exceed the amount of cash on hand.

“Nonrecourse Deductions” has the meaning set forth under Sections 1.704-2(b)(1) and (c) of the Treasury Regulations.

“Nonrecourse Liabilities” has the meaning set forth under Section 1.704-2(b)(3) of the Treasury Regulations.

“Offering” shall mean the offer and sale of Shares made under the Prospectus.

“Permitted Assignee” shall have the meaning provided in Section 8.3 of this Agreement.

“Person” means any individual, limited liability company, corporation, partnership, trust or other entity.

“Preferred Return” means, with respect to any Member who makes a Capital Contribution, during any period, a cumulative amount equal to six percent (6%) per annum multiplied by such Member’s Unreturned Capital Contribution during such period. Each Member’s Preferred Return shall begin to accrue upon the payment by such Member of all or a portion of its Capital Contribution and shall be distributed in accordance with Section 5.2.

“Profits” and “Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss; (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) shall be subtracted from such taxable income or loss; (iii) gain or loss resulting from any disposition of a property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Adjusted Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Adjusted Asset Value; (iv) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, the Company shall compute such deductions based on the Depreciation of a property; (v) if the Adjusted Asset Value of an asset is adjusted pursuant to the definition of Adjusted Asset Value (except with respect to Depreciation), then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of Profits and Losses; and (vi) items of Company gross income, gains, deductions and losses allocated pursuant to Section B of Exhibit C and all items allocated pursuant to Sections C(1) through (and including) C(9) of Exhibit C shall not be included in the computation of Profits and Losses.

“Prospectus” means the prospectus that forms a part of the Registration Statement on Form SB-2 to be filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any supplement or amended prospectus or new prospectus that forms a part of a supplement to the Registration Statement filed by the Company, unless the context should indicate to the contrary.

“Qualified Exchange” shall have the meaning provided in Section 1.7 of this Agreement.

“Regulatory Allocations” has the meaning set forth in Section C(9) of Exhibit C.

“Restricted Holder” has the meaning set forth in Section C(1) of Exhibit C.

“Shares” means the share certificates issued by the Company representing and evidencing the respective Membership Interests of each Member in the Company, pursuant to Section 2.4 of this Agreement.

“Subscription Agreement” means the document that is an exhibit to and part of the Prospectus that every Person who buys Shares must execute and deliver with full payment for the Shares and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

“Substitute Member” means a Person who acquired Shares and who has been admitted as a Member pursuant to Article VIII of this Agreement.

“Supermajority Vote” means the affirmative vote or consent of the Members of record owning more than sixty six and two-thirds percent (66 2/3%) of the outstanding Shares of the Company in the aggregate.

“Tax Distributions” shall have the meaning provided in Section 5.2(b) of this Agreement.

“Tax Items” has the meaning set forth in Section D(1) of Exhibit C.

“Tax Matters Member” means the “tax matters partner” as defined in Section 6231(a)(7) of the Code.

“Taxpayers” shall have the meaning provided in Section 1.7 of this Agreement.

“Term” has the meaning provided in Section 1.6 of this Agreement.

Except for purposes of Article IX, “Transfer” means the sale, assignment, transfer, mortgage, pledge, hypothecation, encumbrance, exchange or other disposition of any Shares of the Company, whether or not for value, and whether voluntarily, by operation of law or otherwise. As used in Article IX, “Transfer” shall have the meaning set forth in Section 9.1.

“Treasury Regulations” means the temporary and final regulations issued by the U.S. Treasury Department under the Code, as amended or superseded from time to time.

“Unrecovered Preferred Return” has the meaning set forth in Section A(1)(b) of Exhibit C.

“Unreturned Capital Contribution” means, with respect to each Member, as of any date, an amount (but not less than zero) equal to (i) the aggregate amount of such Member’s or such Member’s predecessor-in-interest, as the case may be, Capital Contributions made before such date, reduced by (ii) the aggregate amount of (x) any distributions to such Member or such Member’s predecessor-in-interest, as the case may be, pursuant to Section 5.2(c)(ii) plus (y) any Tax Distributions to the Member or such Member’s predecessor-in-interest, as the case may be, to the extent such Tax Distributions should be considered a return of capital as reasonably determined by the Manager.

“Withdrawal Effective Date” shall have the meaning provided in Section 2.8(b) of this Agreement.

“Written” or “In Writing” includes any manual, typewritten or printed document; facsimile and telegraphic communications; or electronic mail or communications by other electronic means that creates a true and complete copy that may be retained, retrieved and reviewed by the recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

EXHIBIT B

MEMBERS, CAPITAL CONTRIBUTION, AND SHARES
(As of                        )

Member Name and Address	Capital Contribution	Shares	Percentage of Outstanding Shares as of

TOTALS	$		100%

EXHIBIT C

TAXES; ALLOCATIONS; RELATED MATTERS

A.          Profits and Losses Generally. The Profits and Losses of the Company for each Fiscal Year (or shorter period selected by the Manager) will be allocated to the Members as follows (unless otherwise provided in this Agreement):

(a)        Profits shall be allocated as follows (a) First, to the extent of, in proportion to and in the reverse order of any Losses allocated to each Member in accordance with Section A(2);

(b)        Second, to the Members in proportion to Profits allocable under this Section A(1)(b) until each Member has been allocated Profits under this Section A(1)(b) in an amount equal to the excess of:  (i) all Preferred Return that has theretofore accrued on such Member’s Unreturned Capital Contributions balance as of the date of such allocation, over (ii) the sum of all Profits previously allocated to such Member under this Section A(1)(b); and

(c)        Thereafter, (x) twenty percent (20%) to the Manager and (y) eighty percent (80%) to the Members (including the Manager), to be further allocated among the Members in proportion to the number of Shares held by each such Member.

(2)        Losses shall be allocated as follows:

(a)        First, to the Members in proportion to Losses allocable under this Section A(2)(a) until each Member has been allocated aggregate Losses pursuant to this Section A(2)(a) equal to the excess of (i) the sum of (I) Profits allocated to such Member pursuant to Section A(1)(c) and (II) Profits allocated pursuant to Section A(1)(a) attributable to prior Losses allocated pursuant to this Section A(2)(a), over (ii) distributions to such Member pursuant to Section 5.2(b)(ii);

(b)        Second, to the Members in proportion to Losses allocable under this Section A(2)(b) until each Member has been allocated aggregate Losses pursuant to this Section A(2)(b) equal to the excess of (i) the sum of (I) Profits allocated to such Member pursuant to Section A(1)(b) and (II) Profits allocated pursuant to Section A(1)(a) attributable to prior Losses allocated pursuant to this Section A(2)(b), over (ii) distributions to such Member pursuant to Section 5.1(b)(i);

(c)        Thereafter, to the Members in proportion to the number of Shares held by each such Member.

B.         Special Allocation and Adjustment Rules. Notwithstanding anything in this Agreement to the contrary except Section C to this Exhibit C, the Manager shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members such that, to the extent possible, a Member shall receive, upon liquidation of the Company (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations), pursuant to Article V, the same amount it would have received if (a) liquidating distributions were distributable pursuant to the priorities set forth in Section 5.2(c) and the other provisions of Article V and (b) this Agreement did not include Section 5.3. Without limiting the generality of the foregoing, the Manager shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members to equalize, to the extent possible consistent with U.S. tax requirements, the economic and tax results experienced by Members admitted on the Initial Admission Date and any Members admitted on a subsequent date.

C.         Regulatory Allocations and Other Allocation Rules. Notwithstanding anything in the Agreement to the contrary, the following special allocations will be made as follows, and, as appropriate, in the following order:

(1)        Items of Company loss and deduction otherwise allocable to an Member hereunder that would cause such Member (hereinafter, a “Restricted Holder”) to have a deficit balance in his or her or its Adjusted Capital Account, or would increase the deficit balance in his or her or its Adjusted Capital Account, as of the end of the Fiscal Year to which such items relate shall not be allocated to such Restricted Holder and instead shall be allocated to other Members with positive balances in their Adjusted Capital Accounts pro rata in proportion to their positive Adjusted Capital Account balances.

(2)        If there is a net decrease in Company Minimum Gain for any Fiscal Year (except as a result of conversion or refinancing of Company indebtedness, certain capital contributions or revaluation of the Company’s property as further outlined in Treasury Regulations Sections 1.704-2(d)(4), (f)(2) and (f)(3)), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member’s share of the net decrease in Company Minimum Gain. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section C(2) is intended to comply with the minimum gain chargeback requirement in said Section of the Treasury Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Section C(2) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

(3)        If there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during any Fiscal Year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain reevaluations of the Company’s property as further outlined in Treasury Regulations Section 1.704-2(i)(4)), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member’s share of the net decrease in the Minimum Gain Attributable to Member Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4) and (j)(2). This Section C(3) is intended to comply with the minimum gain chargeback requirement with respect to Member Nonrecourse Debt contained in said Section of the Treasury Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Section C(3) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

(4)        In the event a Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Member has a deficit balance in its Adjusted Capital Account, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance as quickly as possible. This Section C(4) is intended to constitute a “qualified income offset” under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(5)        Nonrecourse Deductions for any Fiscal Year or other applicable period shall be allocated to the Members as deemed appropriate by the Manager, but only as permitted by the Treasury Regulations.

(6)        Member Nonrecourse Deductions for any Fiscal Year or other applicable period shall be specially allocated to the Member that bears the economic risk of loss for the debt (i.e., the Member Nonrecourse Debt) in respect of which such Member Nonrecourse Deductions are attributable (as determined under Treasury Regulations Section 1.704-2(b)(4) and (i)(1)).

(7)        To the extent that Treasury Regulations Section 1.704-1(b)(2)(iv)(m) requires that Capital Accounts be adjusted with respect to an adjustment to the basis of Company property pursuant to a Code Section 754 election, such adjustment shall be treated as an item of income, gain or loss and allocated to the Members as appropriate.

(8)        In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the amount such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section C(8) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such amount after all other allocations provided for under this Agreement have been made as if Section C(4) and this Section C(8) were not in this Agreement.

(9)        The allocations set forth in Sections C(1) through (and including) C(8) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section C(9). Therefore, notwithstanding any other provision of the Agreement or this Exhibit C (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss or deduction in current or future periods in whatever manner it determines appropriate such that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Exhibit C and all Company items were allocated pursuant to Sections A and B hereof. In exercising its discretion under this Section C(9), the Manager shall take into account future Regulatory Allocations under Sections C(2) and C(3) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections C(5) and C(6).

(10)     Allocations to Members whose interests vary during a year by reason of transfer, redemption, admission, capital contributions, or otherwise, shall be made as determined by the Manager in accordance with permissible methods under Code Section 706.

D.         Tax Allocations.

(1)        Subject to Section D(2), items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, “Tax Items”) will be allocated among the Members on the same basis as their respective book items, as provided in Sections A through (and including) C.

(2)        If any Company property is subject to Code Section 704(c) or is reflected in the Capital Accounts of the Members and on the books of the Company at a value that differs from the adjusted tax basis of such property, then the Tax Items with respect to such property will, in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(4)(i), be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members’ share of Tax Items under Code Section 704(c). The Manager is authorized to choose any reasonable method permitted by the Treasury Regulations pursuant to Code Section 704(c), including the “remedial allocation” method, the “curative” method and the “traditional” method.

(3)        Pursuant to Treasury Regulations Section 1.752-3, each Member’s interest in Company profits, for purposes of determining such Member’s shares of excess “nonrecourse liabilities” for such purpose will be based upon the number of Shares held by that Member relative to the aggregate number of Shares outstanding.

(4)        The Members are aware of the income tax consequences of the allocations made by this Agreement and will report their shares of Profits and Losses and other items of Company, gross income, gain, loss and deduction for income tax purposes consistently with this Agreement.

E.         Tax Classification. It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a “partnership” for federal, state and local income and franchise tax purposes. In accordance therewith, (a) no Member shall file any election with any taxing authority to have the Company treated otherwise, and (b) each Member hereby represents, covenants, and warrants that it shall not maintain a position inconsistent with such treatment. The Manager agrees that, except as otherwise required by applicable law, it (i) will not cause or permit the Company to elect (A) to be excluded from the provisions of Subchapter K of the Code, or (B) to be treated as a corporation or an association taxable as a corporation for any tax purposes; (ii) will cause the Company to make any election reasonably determined to be necessary or appropriate in order to ensure the treatment of the Company as a partnership for all tax purposes; (iii) will cause the Company to file any required tax returns in a manner consistent with its treatment as a partnership for tax purposes; and (iv) has not taken, and will not take, any action that would be inconsistent with the treatment of the Company as a partnership for such purposes.

F.          Additional Tax Matters.

(1)        The Manager shall serve as the Tax Matters Member. Except to the extent specifically provided in the Code or Treasury Regulations (or the laws of other relevant taxing jurisdiction) or otherwise provided herein, the Tax Matters Member in his sole and absolute discretion shall have exclusive authority to act for or on behalf of the Company with regard to tax matters, including the authority to make (or decline to make) any available tax elections. The Tax Matters Member shall prepare and file or cause to be prepared and filed any federal, state, local and foreign tax returns for the Company and shall be the sole signatory to such returns, except to the extent any other person is required by law to also sign such returns.

(2)        Any Member entering into a settlement agreement with the Internal Revenue Service that concerns a Company item shall notify the Tax Matters Member of such settlement agreement and its terms within sixty (60) days after the date thereof.

(3)        During any Company income tax audit or other income tax controversy with any governmental agency, the Tax Matters Member shall keep the other Members informed of all material facts and developments on a reasonably prompt basis. All expenses incurred by the Tax Matters Member with respect to any tax matter that does or may affect the Company, or any Member by reason thereof, including but not limited to expenses incurred by the Tax Matters Member in connection with the preparation of Company tax returns and Company level administrative or judicial tax proceedings, shall be paid for out of Company assets and shall be treated as Company expenses; provided that the Company shall not be obligated to pay any such expenses incurred as a result of the Tax Matters Member’s breach of fiduciary duty, breach of duty of loyalty, bad faith, gross negligence, intentional misconduct or knowing violation of the law. Prompt notice shall be given to the Members upon receipt of advice that the Internal Revenue Service or other taxing authority intends to examine any income tax return, or records or books of the Company. If a Member is permitted by the Tax Matters Member or permitted under the Code to participate in Company-level administrative or judicial tax proceedings, such Member shall be responsible for all expenses incurred by it in connection with such participation. The cost of any adjustments to any Member and the cost of any resulting audits or adjustments with respect to such Member will be borne solely by such Member without reimbursement by the Company.

(4)        In the event of a disposition of all or any fraction of a Member’s Shares, including by sale or exchange or by reason of incapacity (including death), the Tax Matters Member can (at its sole discretion), either at the request of such Member or its successor in interest or without such a request, cause the Company to elect, pursuant to Section 754 of the Code, to adjust the tax basis of the Company’s assets, provided that the Tax Matters Member shall initially make the election under Section 754 of the Code on behalf of the Company only if provision for reimbursement of Company costs and expenses associated therewith is made by the transferring Member or its successor in interest to the reasonable satisfaction of the Tax Matters Member. In respect of subsequent applications of such election, the transferring Member and its successor in interest will be jointly and severally liable for associated expenses incurred by the Company.

Appendix B

CAPITAL EXCHANGE, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

SUBSCRIPTION BOOKLET

FOR

MEMBERSHIP INTERESTS

CAPITAL EXCHANGE, LLC, A DELAWARE LIMITED LIABILITY COMPANY
INSTRUCTIONS TO SUBSCRIPTION AGREEMENT

1.          Any person desiring to become a member of Capital Exchange, LLC, a Delaware limited liability company (the “Company”), should be an investor residing or with its principal place of business in the State of California, must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000; or (ii) have a net worth (determined with the same exclusions) of at least $225,000 and may not invest invest in Shares in an amount in excess of 10% of the investor’s net worth, determined exclusive of the investor’s home, home furnishings and automobiles, and:

(a)                       complete and execute the attached Subscription Agreement;

(b)                       complete and execute the signature pages of the Limited Liability Company Agreement of the Company attached hereto as Exhibit I;

(c)                        complete and execute the Form W-9 attached hereto as Exhibit II in accordance with the instructions set forth therein; and

(d)                       complete and execute the Investor Questionnaire attached hereto as Exhibit III in accordance with the instructions set forth therein.

All completed and executed originals referred to above should be sent to:

George Lasko
12600 Hesperia Road, Suite C
Victorville, CA 92395

2.          The Company will advise each subscriber promptly of its acceptance of any offer to become a member of the Company, provided that Capital Exchange Management Group LLC (the “Manager”) has complete discretion to reject any Subscription Agreement within thirty (30) days of its submission. Funds from a rejected subscriber will be returned within fifteen (15) days after rejection, without interest. Subscriptions may be rejected for any reason, including an investor’s failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined by the Manager to be in the Company’s best interest. In addition, the Manager reserves the right, in its sole and absolute discretion, to accept the subscriber’s offer in whole or in part, to ensure that no member may beneficially own (as determined under applicable tax rules) more than five percent (5%) of the outstanding interests in the Company’s capital or profits, unless this ownership limitation is waived by the Manager in its sole discretion. This limitation is intended to ensure that no “disqualified person,” as defined under applicable IRS regulations, beneficially owns (as determined under applicable tax rules) more than a ten percent (10%) interest in the Company’s capital or profits.

3.          At the time you submit a Subscription Agreement, you must wire transfer or submit a check an amount equal to the total number of units of membership interests of the Company (“Shares”) you are purchasing multiplied by the purchase price of $10.00 per Share. Checks should be made payable to “Capital Exchange”. Proceeds from accepted Subscription Agreements will be placed with Chicago Title Company, who will act as the Escrow Agent and will hold the proceeds until the Company has sold at least 60,000 shares.  If the Company does not meet this condition before the one year anniversary of the date of Prospectus, the Escrow Agent will return all funds received to the subscribers promptly, with interest and without penalty.

Prospective Investor:

Contact Person:
Telephone No:
Fax No:
State/Country of Domicile:
Capital Commitment:

CAPITAL EXCHANGE, LLC
SUBSCRIPTION AGREEMENT

A SUBSCRIBER SHOULD BE PREPARED TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE COMPANY FOR AN INDEFINITE PERIOD OF TIME BECAUSE THERE IS CURRENTLY NO PUBLIC MARKET THEREFOR, AND THE COMPANY DOES NOT INTEND TO LIST THE MEMBERSHIP INTERESTS ON ANY SECURITIES EXCHANGE. TRANSFER OF THE MEMBERSHIP INTERESTS IS ALSO RESTRICTED BY THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT RELATING THERETO.

CAPITAL EXCHANGE, LLC
12600 Hesperia Road, Suite C
Victorville, CA 92395

Ladies and Gentlemen:

This SUBSCRIPTION AGREEMENT (the “Agreement”) is entered into by and among CAPITAL EXCHANGE, LLC, A DELAWARE LIMITED LIABILITY COMPANY (the “Company”), Capital Exchange Management Group LLC (the “Manager”), and the investor identified on the signature page hereto (the “Investor”), in connection with the Investor’s purchase of the number of units of membership interests in the Company (the “Shares”) set forth on the signature page hereto at a purchase price of $[10.00] per Share, and admission as a member of the Company (“Member”) in accordance with the Company’s Limited Liability Company Agreement (the “Operating Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A attached hereto, or, if not defined in such Appendix, the meanings given to them in the Operating Agreement.

1.          Admission Date and Capital Contribution.   In accordance with the terms of the Operating Agreement and this Agreement, effective as of the Admission Date set forth on the signature page hereto, the Investor agrees to contribute to the Company the amount of capital specified under the heading “Capital Commitment” set forth on the signature page hereto, or such lesser amount as the Company shall accept as determined by the Manager in its sole and absolute discretion.

2.          Adoption.   If the Investor is accepted as a Member pursuant to paragraph 3 below, the Investor hereby agrees to be bound by all terms and provisions of the Operating Agreement and to perform all obligations therein imposed upon a Member with respect to the Shares.

3.          Acceptance of Capital Commitment; Delivery of Operating Agreement.   The Investor’s Capital Commitment is made subject to the following terms and conditions:

(a)        The Manager shall have the right, in its sole and absolute discretion, to reject any Subscription Agreement within thirty days of its submission for any reason, including an Investor’s failure to meet the suitability requirements, an over-subscription of the offering or for other reasons determined by the Manager to be in the Company’s best interest. In addition, the Manager reserves the right, in its sole and absolute discretion, to accept the subscriber’s offer in whole or in part, to ensure that no Member may Beneficially Own more than five percent (5%) of the outstanding interests in the Company’s capital or profits, unless this ownership limitation is waived by the

Manager in its sole discretion. Funds from a rejected subscriber will be returned within fifteen days after rejection, without interest;

(b)        The Manager shall have no obligation to accept subscriptions in the order received;

(c)        The Shares to be created on account of this subscription shall be created only in the name of the Investor, and the Investor agrees to comply with the terms of the Operating Agreement and to execute any and all further documents necessary in connection with becoming a Member of the Company;

(d)        The Investor hereby undertakes in respect of the Shares that the Investor shall comply with the restrictions on transfer of the Shares contained in the Operating Agreement; and

(e)        The Investor hereby declares that Investor is not in the course of winding up or under liquidation or judicial management.

4.          Investor’s Condition to Closing.   The Investor’s obligations hereunder are subject to fulfillment of the conditions that the representations and warranties of the Manager and the Company contained in this Agreement shall be true and correct as of the Admission Date set forth on the signature page hereto.

5.          Company’s Conditions to Closing.   The Company’s obligations hereunder are subject to acceptance by the Manager of the Investor’s subscription, and to the fulfillment at, or prior to, the Admission Date, of each of the following conditions:

(a)        A minimum of 60,000 Shares must be subscribed; and

(b)        The representations and warranties of the Investor contained in this Agreement shall be true and correct at the time of closing; and

(c)        All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Manager, the Company and Company’s counsel, and the Manager, the Company and Company’s counsel shall have received all such counterpart originals or certified or other copies of such documents as the Company may request.

6.          Investor’s Representations. In connection with the Investor’s purchase of the Shares, the Investor makes the following representations and warranties on which the Manager, the Company, and Company Counsel are entitled to rely:

(a)        The Shares will be held under the following type of ownership (Please check the applicable box and provide any information requested):

☐         Individual

☐         Community Property

☐         Irrevocable Trust

☐         Living Trust or Other Revocable Trust with           grantors.

☐         Company

☐         Corporation

☐         Limited Liability Company

☐         Other:                                                  .

(b)        Investor Suitability.   The Investor resides or has its principal place of business in the State of California and makes one or more of the following representations regarding the Investor’s adherence to the suitability standards, by checking the applicable box:

☐                            (i)         The Investor has an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000;

or

☐                            (ii)       The Investor has a net worth (exclusive of home, home furnishings and automobiles) of at least $225,000;

or

☐                            (iii)      The Investor cannot make any of the representations set forth in clauses (i) and (ii) above.

and

☐                            (iv)       The Investor has not invested in Shares in an amount in excess of 10% of the Investor’s net worth (exclusive of home, home furnishings and automobiles)

(c)        Entity Investors Only.   Please provide the appropriate response to each of the following statements:

☐ True	☐ False	The Investor was not organized for the purpose of acquiring the Shares.
☐ True	☐ False

The Investor has made investments prior to the date hereof or intends to make investments in the near future and each beneficial owner of interests in the Investor has and will share in the same proportion to each such investment.

☐ True	☐ False	The Investor’s investment in the Company will not constitute more than 40% of the assets of the Investor (including any capital commitments which may be drawn upon demand by the Investor).
☐ True	☐ False

The governing documents of the Investor require that each beneficial owner of the Investor, including, but not limited to, shareholders, partners and beneficiaries, participate through the Investor’s interest in the Investor in all of the Investor’s investments and that the profits and losses from each such investment are shared among such beneficial owners in the same proportions as all other investments of the Investor. No such beneficial owner may vary the Investor’s share of the profits and losses or the amount of the Investor’s contribution for any investment made by the Investor.

If any of the above statements are marked “False,” then the Investor will have, as of the Admission Date,                 holders of its outstanding securities (other than short-term paper), all of which are set forth on the list attached hereto (please fill in the blank specifying the number of beneficial owners).

☐ True	☐ False	The Investor is either:
		(1)	an “employee welfare benefit plan” or an “employee pension benefit plan” as defined in Sections 3(1) and 3(2), respectively, of ERISA; or
		(2)	an “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not it is subject to the provisions of Title I of ERISA; or
		(3)	a plan described in Section 4975(e)(1) of the Code; or
(4)

an entity which is deemed to be a “benefit plan investor” under the Final Regulation because its underlying assets include “plan assets” by reason of a plan’s investment in the entity (including, by way of example only, a partnership not qualifying as an operating company within the meaning of the Final Regulation, which is 25% or more owned by entities described in (1), (2) or (3) above).

☐ True	☐ False		The Investor is a “private foundation” as described in Section 509 of the Code.
☐ True	☐ False		To the best of the Investor’s knowledge, the Investor does not control nor is it controlled by or under common control with, any other Investor.

(d)        Anti-Money Laundering Regulations.

(i)         The Investor understands and agrees that the Company prohibits the investment of funds by any persons or entities that are acting, directly or indirectly, (a) in contravention of any U.S. or international laws and regulations, including anti-money laundering regulations or conventions, (b) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), as such list may be amended from time to time (see, http://www.treas.gov/ofac), (c) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a Senior Foreign Political Figure, unless the Manager, after being specifically notified by the Investor in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, or (d) for a Foreign Shell Bank (such persons or entities in (i)(a)—(i)(d) are collectively referred to as “Prohibited Persons”).

(ii)       The Investor represents, warrants and covenants that: (a) it is not, nor is any person or entity controlling, controlled by or under common control with the Investor, a Prohibited Person; and (b) to the extent the Investor has any beneficial owners (as defined above), (1) it has carried out thorough due diligence to establish the identities of such beneficial owners, (2) based on such due diligence, the Investor reasonably believes that no such beneficial owners are Prohibited Persons, (3) it holds the evidence of such identities and status and will maintain all such evidence for at least five years from the date of the Investor’s complete withdrawal from the Company, and (4) it will make available such information and any additional information that the Company may require upon request.

(iii)      If any of the foregoing representations, warranties or covenants ceases to be true or if the Company no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, (a) the Company may be obligated to freeze the Investor’s investment, either by prohibiting additional investments, declining or suspending any withdrawal requests and/or segregating the assets constituting the investment in accordance with applicable regulations, (b) the Investor’s investment may immediately be involuntarily withdrawn by the Company, and/or (c) the Company may also be required to report such action and to disclose the Investor’s identity to OFAC or other authority. In the event that the Company is required to take any of the foregoing actions, the Investor understands and agrees that it shall have no claim against the Company, the Manager and their respective affiliates, directors, members, partners, shareholders, officers, employees and agents for any form of damages as a result of any of the aforementioned actions.

(iv)       The Investor understands and agrees that any withdrawal proceeds paid to it will be paid to the same account from which the Investor’s investment in the Company was originally remitted, unless the Manager, in its sole and absolute discretion, agrees otherwise.

(e)        The Investor has received and read and understands the Prospectus, the Operating Agreement and this Agreement. The Investor understands that investing in the Shares involves significant risks, including those risks set forth under the “Risk Factors” section of the Prospectus relating to the Company’s business and prospects. No representations or warranties have been made to the Investor by the Company, the Manager, or any agent of said persons, other than as set forth in the Prospectus, the Operating Agreement and this Agreement.                                                             INITIAL HERE_______

(f)         The Investor is acquiring the Shares solely for the Investor’s own account and not directly or indirectly for the account of any other person whatsoever (or, if the Investor is acquiring the Shares as a trustee, solely for the account of the trust or trust account named below) for investment and not with a view to, or for sale in connection with, any distribution of the Shares. The Investor does not have any contract, undertaking or arrangement with any person to sell, transfer or grant a participation to any person with respect to the Shares. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment evidenced by the Investor’s purchase of the Shares, and the Investor is able to bear the economic risk of such investment.

(g)        The Investor has had access to such information concerning the Company as the Investor deems necessary to enable the Investor to make an informed decision concerning the purchase of the Shares and the Investor has obtained all additional information requested by the Investor to verify the accuracy of all information furnished in connection with the offering of Shares in the Company.

(h)        THERE IS NO MARKET FOR THE SHARES AND AN INVESTMENT IN THE SHARES IS AN ILLIQUID INVESTMENT. The Investor is aware that the Investor must bear the economic risk of investment in the Shares for an indefinite period of time, possibly until final winding up of the Company, because there is currently no public market therefor, and the Company does not intend to list the Shares on any securities exchange. The Investor also understands that sales or transfers of the Shares are further restricted by the provisions of the Operating Agreement and, as applicable, securities laws of other jurisdictions and the states of the United States, and that the Shares will not be transferred or disposed of except in accordance with the terms of this Agreement and the Operating Agreement.                                                       INITIAL HERE______

(i)         The execution and delivery of the Operating Agreement and this Agreement, the consummation of the transactions contemplated thereby and the performance of the obligations thereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Investor is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Investor.

(j)         No suit, action, claim, investigation or other proceeding is pending or, to the best of the Investor’s knowledge, is threatened against the Investor which questions the validity of the Operating Agreement or this Agreement or any action taken or to be taken pursuant to the Operating Agreement or this Agreement.

(k)        The Investor has full power and authority to make the representations referred to in this Agreement, to purchase the Shares pursuant to this Agreement and the Operating Agreement and to deliver the Operating Agreement and this Agreement. The Operating Agreement and this Agreement create valid and binding obligations of the Investor and are enforceable against the Investor in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

(l)         The Investor agrees to indemnify, defend and hold harmless the Company, the Manager, and their respective affiliates, directors, members, partners, shareholders, officers, employees and agents from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) which may result, directly or indirectly, from any inaccuracy in or breach of any representation, warranty, covenant or agreement set forth in this Agreement.

(m)      The Investor confirms that the Investor has been advised to consult with the Investor’s attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing in the Company. The Investor acknowledges that it understands that United States federal or state income tax benefits may not be available from an investment in the Company. The Investor acknowledges and agrees that the Company provided has no warranty or assurance regarding the availability of any tax benefits to the Investor by reason of the Investor’s investment in the Company. The Investor further acknowledges that an investment in the Company may constitute a “reportable transaction” under Treasury Regulation Section 1.6011-4, that the Investor is required to provide certain information to the Manager, including the Investor’s capital contribution, tax identification number (if any), and date of admission to the Company, that such information may be disclosed to the IRS and certain advisors to the Members, and that the Investor may be required to complete and file with the IRS Form 8886 with such Investor’s tax return for the tax year that includes the date that such Investor acquired an interest in the Company.

(n)        The Investor recognizes and agrees that no Member may Beneficially Own more than five percent (5%) of the outstanding interests in the Company’s capital or profits, unless this ownership limitation is waived by the Manager in its sole discretion. In addition, if the Investor is or would be a “disqualified person,” as defined under applicable IRS regulations, the Investor recognizes that it may not Beneficially Own more than a ten percent (10%) interest in the Company’s capital or profits under any circumstances. The Investor acknowledges that if any transfer of Shares would cause any Member to Beneficially Own Shares in excess of the five percent ownership limitation, the minimum number of Shares that will bring such Member into compliance with the five percent ownership limit will automatically be transferred to a trust for the benefit of a charitable beneficiary.

(o)        The Investor recognizes and agrees that non-public information concerning the Investor set forth in this Agreement or otherwise disclosed by the Investor to the Company, or other agents of the Company, such as the Investor’s name, address, social security number, assets and income, and information regarding the Investor’s investment in the Company (collectively, the “Information”) (i) may be disclosed to the Company’s Manager, attorneys, accountants and auditors in furtherance of the Company’s business and to other service providers such as brokers who may have a need for the Information in connection with providing services to the Company, (ii) to third parties or financial institutions who may be providing services to the Company provided that such persons must agree to protect the confidentiality of the Information and use the Information only for the purposes of providing services to the Company, and (iii) as otherwise required or permitted by law. The Company and Manager restrict access to the Information to their employees who need to know the Information to provide services to the Company, and maintain physical, electronic and procedural safeguards that comply with U.S. federal standards to guard the Information. In all events, the Company may disclose Member information to the Members as required or permitted by the Operating Agreement, or as required by applicable law.

7.          Survival of Agreements, Representations and Warranties. The Investor acknowledges that the Investor understands the meaning and legal consequences of the representations and warranties made by the Investor herein. Such representations and warranties are complete and accurate, shall be complete and accurate at the time of closing and may be relied upon by the Company, the Manager and Company Counsel. The Investor understands that if any of its representations and warranties is, or ever becomes, untrue in any respect, the business of the Company may be materially and adversely affected thereby and the Investor will be fully responsible for the consequences thereof. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Investor, the Company or the Manager in connection with the transactions contemplated by this Agreement shall survive the execution of this Agreement and the Operating Agreement, any investigation at any time made by the Investor, the Company or the Manager or on behalf of any of them and the sale and purchase of the Shares and payment therefor. The Investor hereby agrees that any representation made herein will be deemed to be reaffirmed by the Investor at any time that the Investor makes an additional capital contribution to the Company and the act of making such additional contribution shall be evidence of such reaffirmation. The Investor agrees to notify the Manager immediately in writing if any response or representation set forth herein is, or ever is about to become, inaccurate in any respect at any time, including any time following the closing.

8.          Legends. Each certificate for Shares shall bear substantially the following legend:

Restriction on Ownership and Transfer

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF COMPLYING WITH REQUIREMENTS UNDER SECTION 1031 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND TREASURY REGULATIONS THEREUNDER. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE OPERATING AGREEMENT OF THE COMPANY, NO PERSON MAY BENEFICIALLY OWN SHARES REPRESENTING IN EXCESS OF 5% OF THE CAPITAL INTERESTS OR PROFITS INTERESTS IN THE COMPANY. ANY PERSON WHO BENEFICIALLY OWNS OR ATTEMPTS TO BENEFICIALLY OWN SHARES IN VIOLATION OF THE ABOVE LIMITATION MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IS VIOLATED, THE SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE MANAGER IN ITS SOLE DISCRETION IF THE MANAGER DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTION DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE OPERATING AGREEMENT OF THE COMPANY SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE OPERATING AGREEMENT OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

9.          Special Power of Attorney. The Investor hereby grants to the Manager a special power of attorney irrevocably making, constituting, and appointing the Manager as the Investor’s attorney in fact, with all power and authority to act in the Investor’s name and on the Investor’s behalf to execute, acknowledge and deliver any instrument which is now or may hereafter be required by law to be filed on behalf of the Company or is deemed necessary or appropriate by the Manager to carry out fully the provisions of this Agreement in accordance with its terms. The Investor authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as the Investor might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof, including, without limitation, executing the Operating Agreement on the Investor’s behalf.

10.        Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.        Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only with the written consent of the Investor and the Manager.

12.        Governing Law. The interpretation and enforceability of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State of California as such laws are applied in connection with agreements entered into and wholly performed upon in California by residents of California. To the extent permitted by the Act and other applicable law, the provisions of this Agreement shall supersede any contrary provisions of the Act or other applicable law.

Please provide the following information:

Type of Investor:	☐	Individual	☐	Trust
	☐	Corporation	☐	Other
	☐	Company
State of Organization (for entities only):
State of Domicile/Residence for Tax Purposes:
Primary contact person:
Address:
Telephone Number:	( )		Fax Number:	( )
E-mail Address:
☐	Social Security or Taxpayer I.D. Number
☐				Exempt under Code Section 401(a)
☐				Exempt under Code Section 501(c)(3)
Other persons who should receive Company correspondence:
Address:
Telephone Number:	( )		Fax Number:	( )
E-mail Address:

[Signature page to follow]

Capital Exchange, llc

IN WITNESS WHEREOF, the parties hereto have executed THIS SUBSCRIPTION AGREEMENT as of the date first above written.

COMPANY:		INDIVIDUAL INVESTOR(S):
CAPITAL EXCHANGE, LLC
(Signature of Investor)
By:	CAPITAL EXCHANGE MANAGEMENT GROUP LLC
	as its manager,	(Print Name of Investor)
By:
Name:
(Signature of Co-Investor)

(Print Name of Co-Investor)

MANAGER:		ENTITY INVESTOR (OTHER THAN PLANS):
CAPITAL EXCHANGE MANAGEMENT GROUP LLC
(Print Name of Entity)
By:
Name:		By:
Title:	Managing Member		(Signature of Authorized Signatory)

(Print Name and Title of Signatory)
By:
(Signature of Authorized Co-Signatory)

(Print Name and Title of Co-Signatory)

Admission Date:		Total Capital Commitment: $
	(Manager to Specify)	Total Number of Shares:

CAPITAL EXCHANGE, LLC

APPENDIX A

“Act” means the Delaware Limited Liability Company Act, as amended or superseded from time to time.

“Beneficial Ownership” means ownership of Shares by a person who is or would be treated as an owner of such Shares either actually or constructively through the application of (i) Section 267(c) of the Code, as modified by Section 267(e) of the Code, or (ii) Section 707(b)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Counsel” means counsel which represents the Manager and the Company, (but not any Member in connection with the organization of the Company or the preparation of the Operating Agreement).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Final Regulation” means the Final Regulation of the Department of Labor, published in the Federal Register on November 13, 1986.

“Foreign Shell Bank” means a foreign bank without a physical presence in any country, but does not include a regulated affiliate. A post office box or electronic address would not be considered a physical presence. A regulated affiliate means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

“IRS” means the U.S. Internal Revenue Service.

“Prospectus” means the prospectus that forms a part of the Registration Statement on Form SB 2 to be filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any supplement or amended prospectus or new prospectus that forms a part of a supplement to the Registration Statement filed by the Company, unless the context should indicate to the contrary.

“NASD” means the National Association of Securities Dealers, Inc.

“Senior Foreign Political Figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. The immediate family of a senior foreign political figure typically includes the political figure’s parents, siblings, spouse, children and in-laws. A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

CAPITAL EXCHANGE, LLC
SUBSCRIPTION AGREEMENT—APPENDIX A

APPENDIX B

CAPITAL EXCHANGE, LLC
CLIENT PRIVACY NOTICE

Your privacy is very important to us. This Privacy Notice sets forth the policies of Capital Exchange, LLC (the “Company”) with respect to non-public personal information of its investors, prospective investors and former investors. These policies apply to individuals only and may be changed at any time, provided a notice of such change is given to you.

You provide us with personal information, such as your address, social security number, assets and/or income information: (i) in the Subscription Agreement and related documents; (ii) in correspondence and conversations with the Company’s representatives; and (iii) through transactions in the Company.

We do not disclose any of this personal information about our investors, prospective investors or former investors to anyone, other than to our affiliates, such as Capital Exchange Management Group LLC, our Manager, and except as permitted by law, such as to our attorneys, auditors, brokers, regulators and certain service providers, in such case, only as necessary to facilitate the acceptance and management of your investment. Thus, it may be necessary, under anti-money laundering and similar laws, to disclose information about the Company’s investors in order to accept subscriptions from them. We will also release information about you if you direct us to do so, if compelled to do so by law, or in connection with any government or self-regulatory organization request or investigation.

We seek to carefully safeguard your private information and, to that end, restrict access to non-public personal information about you to those employees and other persons who need to know the information to enable the Company to provide services to you. We maintain physical, electronic and procedural safeguards to protect your non-public personal information.

CAPITAL EXCHANGE, LLC
SUBSCRIPTION AGREEMENT—APPENDIX B

EXHIBIT I

CAPITAL EXCHANGE, LLC
LIMITED LIABILITY COMPANY AGREEMENT
SIGNATURE PAGE

CAPITAL EXCHANGE, LLC
SUBSCRIPTION AGREEMENT—EXHIBIT I

MEMBERS:

Individual(s):

Date:
(Signature of Member)

(Print Name of Member)
Date:
(Signature of Member)

(Print Name of Member)

Entities (Other Than Plans):

(Print Name of Member)
By:		Date:
(Signature of Authorized Signatory)

(Print Name and Title of Signatory)
By:		Date:
(Signature of Required Authorized Co-Signatory)

(Print Name and Title of Co-Signatory)

The undersigned accepts his appointment as the Tax Matters Member of the Company and agrees to be bound by the terms and conditions of this Agreement, as amended from time to time.

Date Signed:	By:

CAPITAL EXCHANGE, LLC
SIGNATURE PAGE TO
LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT II

CAPITAL EXCHANGE, LLC
SUBSTITUTE FORM W-9

CAPITAL EXCHANGE, LLC
SUBSCRIPTION AGREEMENT - EXHIBIT II

Form W-9 (Rev. November 2005) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification				Give form to the requestor. Do not send to the IRS.
Print or type See Specific Instructions on page 2.					Name (as shown on your income tax return)
Business name, if different from above
Check appropriate box:	☐	Individual/ Sole proprietor	☐ Corporation	☐ Partnership	☐ Other ----------------------- ☐	Exempt from backup withholding
Address (number, street, and apt. or suite no.)					Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)
Part I					Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole

Social security number | | | | | | | |

proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

or
Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.					Employer Identification number | | | | | | | |
Part II	Certification

Under penalties of perjury, I certify that:

1.                 The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.                 I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.                 I am a U.S. person (including a U.S. resident alien).

Certification Instructions.   You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on you tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide you correct TIN. (See the instructions on page 4).

Sign Here	Signature of U.S. person	Date

Purpose of Form

A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person.   Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your

Form W-9 (Rev. 11-2005)	Page 18

correct TIN to the person requesting it (the requester) and, when applicable, to:

1.     Certify that the TIN you are giving is correct (or you are waiting for a number to be issued)

2.     Certify that you are not subject to backup withholding, or

3.     Claim exemption from backup withholding if you are a U.S. exempt payee.

In 3 above, if applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note.   If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

For federal tax purposes, you are considered a person if you are:

•       An individual who is a citizen or resident of the United States,

•       A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or

•       Any estate (other than a foreign estate) or trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.

Special rules for partnerships.   Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

•       The U.S. owner of a disregarded entity and not the entity,

•       The U.S. grantor or other owner of a grantor trust and not the trust, and

•       The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person.   If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien.   Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1.         The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2.         The treaty article addressing the income.

3.         The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4.         The type and amount of income that qualifies for the exemption from tax.

Form W-9 (Rev. 11-2005)	Page 19

5.         Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example.   Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding?   Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments (after December 31, 2002). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1.         You do not furnish your TIN to the requester,

2.         You do not certify your TIN when required (see the Part II instructions on page 4 for details),

3.         The IRS tells the requester that you furnished an incorrect TIN,

4.         The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5.         You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules regarding partnerships on page 1.

Penalties

Failure to furnish TIN.   If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding.   If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information.   Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs.   If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for

Form W-9 (Rev. 11-2005)	Page 20

instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor.   Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC).   If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.

Other entities.   Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt From Backup Withholding

If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note.   If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees.   Backup withholding is not required on any payments made to the following payees:

1.         An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2.         The United States or any of its agencies or instrumentalities,

3.         A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4.         A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5.         An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.         A corporation,

7.         A foreign central bank of issue,

8.         A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9.         A futures commission merchant registered with the Commodity Futures Trading Commission,

10.      A real estate investment trust,

11.      An entity registered at all times during the tax year under the Investment Company Act of 1940,

12.      A common trust fund operated by a bank under section 584(a),

13.      A financial institution,

14.      A middleman known in the investment community as a nominee or custodian, or

Form W-9 (Rev. 11-2005)	Page 21

15.      A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5
Payments over $600 required to be reported and direct sales over $5,000(1)	Generally, exempt recipients 1 through 7(2)

(1)             See Form 1099-MISC, Miscellaneous Income, and its instructions.

(2)             However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 8045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box.   If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.

Note.   See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN.   If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note.   Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution:   A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 11-2005)	Page 22

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if terms 1, 4, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding on page 2.

Signature requirements.   Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983.   You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983.   You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions.   You must sign the certification. You may cross out item 2 of the certification.

4. Other payments.   You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions.   You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5. Sole proprietorship or single-owner LLC	The owner(3)
For this type of account:	Give name and EIN of:
6. Sole proprietorship or single-owner LLC	The owner(3)
7. A valid trust, estate, or pension trust	Legal entity(4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership
11. A broker or registered nominee	The broker or nominee

Form W-9 (Rev. 11-2005)	Page 23

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)             List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)             Circle the minor’s name and furnish the minor’s SSN.

(3)             You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

(4)             List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules regarding partnerships on page 1.

Note.   If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

EXHIBIT III

CAPITAL EXCHANGE, LLC
INVESTOR QUESTIONNAIRE

CAPITAL EXCHANGE, LLC
SUBSCRIPTION AGREEMENT - EXHIBIT III

CAPITAL EXCHANGE, LLC,
A DELAWARE LIMITED LIABILITY COMPANY
SUBSCRIPTION BOOKLET
FOR
MEMBERSHIP INTERESTS

EXHIBIT III—INVESTOR QUESTIONNAIRE

Name of Prospective Investor:
(Please Print)
Country or State of Domicile:
Amount of Investment:	$

Instructions:   In order to invest in the membership interests of Capital Exchange, LLC, you must complete this investor questionnaire by filling in the information called for, checking the appropriate boxes, and signing at page 5. Please return the completed questionnaire together with your other subscription documents to:

George Lasko
Capital Exchange, LLC
12600 Hesperia Road, Suite C
Victorville, CA 92395

CAPITAL EXCHANGE, LLC
SUBSCRIPTION AGREEMENT—EXHIBIT III

INDIVIDUAL INVESTORS MUST COMPLETE THIS SECTION

Name:	Co-Subscriber’s Name:

Date of Birth:	Co-Subscriber’s Date of Birth:

Marital Status (check one): Single ☐ Married ☐	Marital Status (check one): Single ☐ Married ☐
Citizenship: U.S. ☐ Other ☐	Citizenship: U.S. ☐ Other ☐

Please indicate your net worth (excess of total assets at fair market value over total liabilities, exclusive of the value of your home, home furnishings and automobiles):

☐ under $30,000	☐ $30,000-$49,999	☐ $50,000-$59,999
☐ $60,000-$64,999	☐ $65,000-$124,999	☐ $125,000-$149,999
☐ $150,000-$199,999	☐ $200,000-$224,999	☐ $225,000-$249,999
☐ $250,000 or greater

Please indicate your annual gross income for the year ending December 31, 2006:

☐ under $30,000	☐ $30,000-$49,999	☐ $50,000-$59,999
☐ $60,000-$64,999	☐ $65,000-$124,999	☐ $125,000-$149,999
☐ $150,000-$199,999	☐ $200,000-$224,999	☐ $225,000-$249,999
☐ $250,000 or greater

Describe your investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant or attorney):

If you have any pre-existing personal or business relationship with the Company, its Manager or any of their respective officers or directors, please identify and describe the nature and duration of such relationship:

If you have any known pre-existing personal or business relationship with any person who or that also intends to invest in the Company, please identify and describe the nature of such relationship:

Current occupation (if retired, please describe your last occupation):

Employer:
Nature of Business:
Position and/or duties:
Length of Employment:

If current employment is less than five years, please complete the following chart on your employment history for the past five (5) years:

Employer and Title	Primary Duties	From	To

Please list all professional qualifications that you have held or currently hold, including bar admissions, accounting certificates, brokerage licenses and other professional licenses or certificates:

Professional Qualifications	Year Received	Still Effective
		Yes ☐	No ☐
		Yes ☐	No ☐
		Yes ☐	No ☐

Please describe any experience you may have in the real estate profession during the past five years and the nature of such experience, including any experience you may have in acquiring and selling real estate, providing real estate brokerage services, and rendering financial, accounting, tax or legal advice in connection with a real estate transaction:

If you have provided or expect to provide services as an employee, attorney, accountant, investment banker or broker, or real estate banker or broker to taxpayers who engage in tax-deferred real estate exchanges intended to qualify under Section 1031 of the Internal Revenue Code, please describe the nature of those services:

If you have a personal or business relationship with taxpayers who engage in tax-deferred real estate exchanges intended to qualify under Section 1031 of the Internal Revenue Code, please describe the nature of that relationship and the frequency of the tax-deferred exchanges entered into by such person(s):

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Shares:

Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential Company investment?     ☐ YES     ☐ NO

If yes, please describe:

CAPITAL EXCHANGE, LLC
SUBSCRIPTION AGREEMENT - EXHIBIT III

LEGAL ENTITIES

TO COMPLETE THIS SECTION

Name of Investor:

Type of Legal Entity:

☐	corporation (if so, provide jurisdiction of incorporation)
☐	partnership or limited liability company (provide jurisdiction of organization)
☐	trust (provide state in which formed and date of trust indenture)
☐	other (describe)

Principal place of business

Total assets (as indicated on the most recent balance sheet) of the Investor: $

Please describe the nature of the business conducted by the entity:

Describe the Investor’s investments in the last five years and discuss who made the relevant investment decisions (director, officer, financial adviser, broker, accountant or attorney):

If you have any pre-existing personal or business relationship with the Company, its Manager or any of their respective officers or directors, please identify and describe the nature and duration of such relationship:

If you have any known pre-existing personal or business relationship with any person who or that also intends to invest in the Company, please identify and describe the nature of such relationship:

If you have provided or expect to provide services as an employee, attorney, accountant, investment banker or broker, or real estate banker or broker to taxpayers who engage in tax-deferred real estate exchanges intended to qualify under Section 1031 of the Internal Revenue Code, please describe the nature of those services:

If you have a personal or business relationship with taxpayers who engage in tax-deferred real estate exchanges intended to qualify under Section 1031 of the Internal Revenue Code, please describe the nature of that relationship and the frequency of the tax-deferred exchanges entered into by such person(s):

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Shares:

Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential Company investment?   ☐ YES   ☐ NO

If yes, please describe:

[Signature page follows.]

CAPITAL EXCHANGE, LLC
SUBSCRIPTION AGREEMENT—EXHIBIT III

SIGNATURE PAGE TO INVESTOR QUESTIONNAIRE

By signing below, I hereby acknowledge that the representations set forth in this Investor Questionnaire are accurate and complete in all respects, and I hereby undertake to immediately notify the Company in writing regarding any material change in the information set forth herein prior to the date and time that I purchase any Shares. I understand that the Company, its Manager and their respective legal counsel will rely on the accuracy and completeness of these representations for the purpose of determining my suitability as a prospective investor under applicable securities laws and for the purpose of determining whether my investment in the Company may render the Company ineligible to serve as a “qualified intermediary” with respect to certain tax-deferred like-kind exchanges, and that a false representation may constitute a violation of law and that any person who suffers damage as a result of a false representation may have a claim against me for damages.

Individual(s):

Date:
(Signature of Subscriber)

(Print Name of Subscriber)
Date:
(Signature of Co-Subscriber)

(Print Name of Co-Subscriber)

Entities (Other Than Plans):

(Print Name of Subscriber)
By:	Date:
(Signature of Authorized Signatory)

(Print Name and Title of Signatory)
By:	Date:
(Signature of Required Authorized Co-Signatory)

(Print Name and Title of Co-Signatory)

CAPITAL EXCHANGE, LLC
SUBSCRIPTION AGREEMENT—EXHIBIT III

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.                 Indemnification of Manager and Members

As permitted by Section 18-108 of the Delaware Limited Liability Company Act, our limited liability company agreement require us to indemnify our Manager, directors, officers and Members to the fullest extent permitted by the Delaware law arising out of or in connection with the business or the operation of the Company or his or her status as a Manager, director, officer or Member unless there was fraud, deceit, intentional misconduct, or a knowing violation of law by such persons.

At present, there is no pending litigation or proceeding involving our Manager, directors, officers or any Member for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Manager and its affiliates pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our limited liability company agreement also provides that the Company may pay the expenses incurred by the Manager, director, officer or Member in defending any claim, demand, suit or proceeding in advance of the final disposition of such claim, demand, suit or proceeding upon an undertaking by or on behalf of such Manager, director, officer or Member to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company.

Item 25.                 Other Expenses of Issuances and Distribution

The following table sets forth the Company’s estimated expenses in connection with the offering described in this registration statement:

SEC registration fee		$2,675.00
Printing and engraving expenses	$
Legal fees and expenses		$200,000
Accounting fees and expenses		$12,000
Miscellaneous	$
Total	$

The Company will pay all of the out-of-pocket expenses in connection with this offering, and will reimburse the Manager for out-of-pocket expenses incurred by the Manager or its affiliates on the Company’s behalf in connection with this offering and the formation and organization of the Company in the form of shares of limited liability company interest being offering hereby. Such expenses shall be deemed a capital contribution by the Manager.

Item 26.                 Recent Sales of Unregistered Securities

None.

Item 27.                 Exhibits

Exhibit Number	Description
3.1	Certificate of Formation, as filed on May 16, 2006.**
3.2	Limited Liability Company Agreement (attached as Appendix A)
4.1	Escrow Agreement
5.1	Opinion of Morrison & Foerster LLP*
23.1	Consent of Rose, Snyder & Jacobs
23.2	Consent of Morrison & Foerster LLP*
24.1	Power of Attorney (included in signature page on page II-4)**

*                    To be filed by amendment

**             Previously filed

Item 28.                 Undertakings

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any additional or changed material information on the plan of distribution;

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)  Any other communication that is an offer in the offering made by the registrant to the purchaser.

(e)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g)   (2) For the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/Pre-Effective Amendment No. 1 and has duly caused Registration Statement on Form SB-2/Pre-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 16, 2007.

CAPITAL EXCHANGE, LLC.
By:	/s/ GEORGE A. LASKO, JR.
George A. Lasko, Jr.
Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ GEORGE A. LASKO, JR.	CEO, President, Director	March 16, 2007
George A. Lasko, Jr.
/s/ GEORGE A. LASKO*	CFO, Director	March 16, 2007
George A. Lasko
/s/ BAHRAM SHAHBANDI*	Director	March 16, 2007
Bahram Shahbandi
/s/ ANTHONY DEAN SMITH*	Director	March 16, 2007
Anthony Dean Smith
/s/ MICHAEL COBURN*	Director	March 16, 2007
Michael Coburn
/s/ ROBERT A. TARANGO*	Director, Secretary	March 16, 2007
Robert A. Tarango

*	By:	/s/ GEORGE A. LASKO, JR.
George A. Lasko, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Formation, as filed on May 16, 2006.**
3.2	Limited Liability Company Agreement (attached as Appendix A)
4.1	Escrow Agreement
5.1	Opinion of Morrison & Foerster LLP*
23.1	Consent of Rose, Snyder & Jacobs
23.2	Consent of Morrison & Foerster LLP*
24.1	Power of Attorney (included in signature page on page II-4)**

*                    To be filed by amendment

**             Previously filed